As filed with the U.S. Securities and Exchange Commission on July 29, 2025

Registration No. 333-287672

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANTUMSPHERE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas, Suite 304

New York, NY 10036

Telephone: (212) 612-1400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ping Zhang

1185 Avenue of the Americas, Suite 304

New York, NY 10036

Telephone: (212) 612-1400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Cassi Olson, Esq. Nicholas Torres, Esq. Celine and Partners, P.L.L.C. 1345 6th Ave., 33rd Floor New York, NY 10105 Telephone: (212) 612-1400 (718) 463-2555 — Facsimile	Douglas C. Lionberger James R. Brown Holland & Knight LLP 811 Main Street, Suite 2500 Houston, Texas 77002 Tel: (713) 244-8221

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 29, 2025

$60,000,000

Quantumsphere Acquisition Corporation

6,000,000 Units

Quantumsphere Acquisition Corporation is a blank check company incorporated as a Cayman Islands exempted company with limited liability, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with our company.

This is an initial public offering of our securities. Each unit we are offering has a price of $10.00 and consists of: (i) one ordinary share and (ii) one right to receive one-seventh of one ordinary share upon the consummation of the initial business combination, as described in more detail in this prospectus. The underwriters have a 45-day option from the date of the consummation of this offering to purchase up to an additional 900,000 units (over and above the 6,000,000 units referred to above) to cover over-allotments, if any.

We will provide our holders of public shares (as defined below), which we refer to collectively as our “public shareholders,” with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our “public shares,” upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. See “Summary— The Offering— Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote” for further discussion on certain limitations on redemption rights.

We have 18 months from the closing of this offering to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such period, we may seek shareholder approval to amend our Post-offering Memorandum and Articles of Association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, our public shareholders will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to applicable laws. If we are unable to complete our initial business combination within the 18-month period or such period that may be extended we will distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), pro rata to our public shareholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein.

Whiteowl Holdings LLC, which we refer to throughout this prospectus as our “Sponsor,” has agreed that they and/or their designees will purchase from us an aggregate of 215,000 units, or “private units” at a price of $10.00 per unit. Our Sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us up to an additional 6,750 private units on a pro rata basis at a price of $10.00 per unit in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Each private unit shall consist of one ordinary share and one right to receive one-seventh of one ordinary share upon the consummation of the initial business combination. Our Sponsor has agreed not to transfer, assign or sell any of the private units or underlying securities (with certain exceptions) until the completion of our initial business combination.

Our Sponsor owns 2,415,000 ordinary shares, which we refer to herein as “founder shares.” Our Sponsor purchased 2,415,000 ordinary shares for an aggregate purchase price of $25,000, or approximately $0.0104 per ordinary share. After giving effect of forfeiture of 315,000 ordinary shares assuming that the underwriter’s overallotment option is not exercised, the resulting purchase price will be approximately $0.0119 per share. Given our Sponsor paid a nominal aggregate purchase price for the founder shares, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. Our Chief Executive Officer has a significant economic interest in our Sponsor. As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our Chief Executive Officer could potentially make a substantial profit even if we complete a business combination with a target business that subsequently declines in value and is unprofitable for public investors.

The number of founder shares was determined based on the expectation that such shares would represent approximately 26% of the Company’s issued and outstanding ordinary shares immediately after this offering, excluding the private placement units.

This practice may result in a material dilution of the equity interest of purchasers in this offering. Because our Sponsor acquired these founder shares at a nominal price, any such adjustment will effectively increase the number of shares held by the Sponsor without a corresponding increase in capital contributions. Therefore, if the offering is upsized and additional founder shares are issued to maintain the Sponsor’s 26% interest, public investors will be subject to additional dilution on a per-share basis and a reduced percentage of the Company such that their voting and economic interests in the Company would be diluted accordingly.

Repayment of working capital loans which may be made by our Sponsor, officers, directors or their affiliates to finance transaction costs in connection with an initial business combination (1) through a portion of the funds not held in the trust account, and only to the extent available, if the initial business combination does not close, or (2) upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 may be converted into private units at a price of $10.00 per unit. We will also reimburse our Sponsor $15,000 per month for office space and administrative services made available to us. See “Risk Factors— The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our public shares at such time is substantially less than $10.00 per public share”, for further discussion on our sponsor’s and our affiliates’ shares and compensation.

The founder shares include 315,000 ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part. In addition, our Sponsor has agreed to loan us up to $200,000 to be used for a portion of the expenses of this offering, which amount will be repaid upon closing of this offering. See “Summary— The Offering— Sponsor Information” for further discussion on our sponsor’s and our affiliates’ shares and compensation.

As more fully discussed in “Management—Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Our Sponsor is the beneficial owner of the founder shares and will be the beneficial owner of private units following this offering, and members of our management team will indirectly own such securities. Because of such ownership and interests, our Sponsor, and any of our officers and directors who have an ownership interest in the Sponsor, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our Sponsor paid for the founder shares creates an incentive whereby our Sponsor could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the required time period described in this prospectus, the founder shares and private units may be worthless, except to the extent the holders thereof receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor and our executive officers and directors who have an ownership interest the sponsor to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, we will reimburse our Sponsor $15,000 per month for office space and administrative services made available to us, each as described elsewhere in this prospectus.

Currently, there is no public market for our units, ordinary shares, or rights. We expect to apply to list our units on the Nasdaq Global Market and apply to reserve the symbol “QUMSU” for our units. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect the ordinary shares and rights comprising the units will begin separate trading on the 52nd day following the effectiveness of the registration statement of which this prospectus forms a part, unless SPAC Advisory Partners informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the ordinary shares and rights will be listed on Nasdaq under the symbols “QUMS” and “QUMSR”, respectively. We cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination.

As a Cayman Islands holding company with no material operations of our own, our Sponsor and certain of our executive officers and directors have significant ties to the People’s Republic of China (“PRC”). We may be seeking to acquire a company that may be based in China in an initial business combination. As a result, we will be subject to certain legal and operational risks, each of which apply both in the event that we may seek to acquire a company that may be based in China in an initial business combination and because our Sponsor and certain of our executive officers and directors have significant ties to China. Specifically, we will be subject to regulatory review of overseas listing of PRC companies. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard, or if our target company is a PRC company, or “PRC Target Company,” which fails to comply with their rules and regulations, it will likely result in a material change in our search for a target company, financial performance and our results of operations and/or the value of our ordinary shares we are registering for sale and/or post business combination, which could cause the value of such securities to significantly decline or become worthless; and could significantly limit or completely hinder the post-combined company’s ability to offer or continue to offer securities to investors. PRC laws and regulations governing the PRC Target Company’s current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the PRC Target Company’s operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. In recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of data security and cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These actions and statements have impacted or may impact our ability to identify and complete a business combination with a PRC Target Company, the operation of the post-combined company, and its ability to accept foreign investments or to list on a U.S. or other foreign exchange. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the PRC Target Company’s daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. Given the Chinese government’s significant oversight and discretion over the conduct of business of any China-based company that we may target for an initial business combination, the Chinese government may intervene or influence the operations of our target at any time, which could result in a material change in our operations and/or value of the securities we are registering for sale. Further, the fact that our Sponsor and certain of our executive officers and directors have significant ties to China may also result in a material change in our operations and/or value of the securities we are registering for sale. Due to (i) the risks of doing business in the PRC and (ii) our Sponsor and certain of our executive officers and directors being having significant ties to China, we may be a less attractive partner to non-PRC based target companies as compared to a non-PRC based Special Purpose Acquisition Company (“SPAC”), therefore this may make it more difficult for us to complete an initial business combination with a target company that is non-PRC based and which may therefore make it more likely for us to consummate a business combination with a target company located in the PRC.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor CBIZ CPAs P.C. is headquartered in Kansas City, Missouri, and has been inspected by the PCAOB on a regular basis. Our auditor was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that we complete a business combination with a company with substantial operations in China or Hong Kong and PCAOB is not able to fully conduct inspections of our auditor’s work papers in China or Hong Kong, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance (the “MOF”) of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced in its 2022 HFCAA Determination Report (the “2022 Determination”) its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022 legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. As a result, the time period before an issuer’s securities may be prohibited from trading or delisted has been decreased accordingly. However, the HFCAA and related regulations currently do not affect the Company as the Company’s auditor is subject to PCAOB’s inspections and investigations. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — U.S. laws and regulations, including the Holding Foreign Companies Accountable Act and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong.”

If we acquire a PRC Target Company, we may transfer funds to the PRC Target Company through an increase in the registered capital of, or a shareholder loan to, the PRC Target Company. The PRC Target Company may in turn make distributions or pay dividends to us. We may depend on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. As of the date of this prospectus, we have not made any dividends or distributions to our shareholders or any U.S. investors and we have not made any cash transfers as we are a blank check company with no subsidiary.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and therefore will be subject to reduced reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 43 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)(2)		Proceeds Before Expenses to Us
Per Unit	$10.00	$0.075	(1)	$9.925
Total	$60,000,000	$450,000		$59,550,000

(1)	$0.075 per unit or $450,000 in the aggregate (or $517,500 if the underwriter’s over-allotment option is exercised in full) is payable upon the consummation of this offering. See the section of this prospectus entitled “Underwriting” for a description of compensation and other items of value payable to the underwriters.
(2)	In addition, SAP will be entitled to a deferred fee of 4.0% of the gross proceeds of the Proposed Public Offering, or $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full), which will be paid upon the closing of a Business Combination solely from amounts remaining in the Trust Account following all properly submitted shareholder redemption in connection with the consummation of the initial Business Combination and such deferred fee shall be capped at such amount so remaining in the Trust Account.

Upon consummation of the offering, $10.00 per unit sold to the public in this offering (whether or not the underwriter’s over-allotment option has been exercised in full or in part) will be deposited into a United-States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such amount includes the greater of 4.0% of the gross proceeds of the Proposed Public Offering, or $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full), or the amount remaining in the Trust Account following all properly submitted shareholder redemption in connection with the consummation of the initial Business Combination, payable to SAP as deferred underwriting discounts and commissions upon the consummation of the initial Business Combination. Except as described in this prospectus, the funds held in trust will not be released until the earlier of the consummation of our initial business combination or our redemption of the ordinary shares sold in this offering upon our failure to consummate a business combination within the required period.

Because our Sponsor acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering. See the section titled “Risk Factors — Risks Relating to our Securities — “The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per public share.”

The following table illustrates our net tangible book value per share at the specified redemption levels. See the sections titled “Prospectus Summary – Dilution” and “Dilution” for more information.

As of March 31, 2025

	Without Over-Allotment Option Exercised
	Scenario A 25% redemptions(1)	Scenario B 50% redemptions(2)	Scenario C 75% redemptions(3)	Scenario D Maximum redemptions(4)
Offering price of $10.00 included in the units (adjusted to include the value of the rights)	$8.75	$8.75	$8.75	$8.75
Pro forma net tangible book value per share, as adjusted	5.65	4.60	2.88	(0.45)
Dilution to public shareholders	$3.10	$4.15	$5.87	$9.20

(1)	The numbers set forth in this column assume that 1,500,000 public shares, or 25%, of 6,000,000 public shares are redeemed.
(2)	The numbers set forth in this column assume that 3,000,000 public shares, or 50%, of 6,000,000 public shares are redeemed.
(3)	The numbers set forth in this column assume that 4,500,000 public shares, or 75%, of 6,000,000 public shares are redeemed.
(4)	The numbers set forth in this column assume that 6,000,000 public shares, or 100%, of 6,000,000 public shares are redeemed.

As of March 31, 2025

	With Over-Allotment Option Exercised
	Scenario A 25% redemptions(1)	Scenario B 50% redemptions(2)	Scenario C 75% redemptions(3)	Scenario D Maximum redemptions(4)
Offering price of $10.00 included in the units (adjusted to include the value of the rights)	$8.75	$8.75	$8.75	$8.75
Pro forma net tangible book value per share, as adjusted	5.67	4.61	2.89	(0.47)
Dilution to public shareholders	$3.08	$4.14	$5.86	$9.22

(1)	The numbers set forth in this column assume that 1,725,000 public shares, or 25%, of 6,900,000 public shares are redeemed.
(2)	The numbers set forth in this column assume that 3,450,000 public shares, or 50%, of 6,900,000 public shares are redeemed.
(3)	The numbers set forth in this column assume that 5,175,000 public shares, or 75%, of 6,900,000 public shares are redeemed.
(4)	The numbers set forth in this column assume that 6,900,000 public shares, or 100%, of 6,900,000 public shares are redeemed.

Our Sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. See the sections titled “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest” for more information.

The underwriters are offering the units on a firm commitment basis. SPAC Advisory Partners, acting as the sole book-running manager and representative of the underwriters, expects to deliver the units to purchasers on or about [●], 2025.

Sole Book-Running Manager

SPAC Advisory Partners

a division of Kingswood Capital Partners LLC

The date of this prospectus is July [  ], 2025

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

Prospectus Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus or the context otherwise requires, references to:

●	“the 80% test” are to the requirement that our initial business combination be with a target entity that has an aggregate fair market value of at least 80% of the balance in our trust account (excluding taxes payable on the income earned on the deposit account) at the time of the agreement to enter into the initial combination;

●	“affiliate” is to companies controlled by or under common control with the Sponsor, our officers, and/or our officers’ controlled entities;

●	“ordinary shares” are to our ordinary shares, par value $0.0001 per share;

●	“Companies Act” are to the Companies Act (Revised) of the Cayman Islands, as the same may be amended from time to time;

●	“founder shares” are to the 2,415,000 ordinary shares initially purchased by our Sponsor in a private placement prior to this offering (including up to an aggregate of 315,000 ordinary shares subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part);

●	“initial business combination” are to our merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more target businesses or entities that together have a fair market value equal to at least 80% of the balance in our trust account (less any taxes payable on interest earned) at the time of our signing a definitive agreement for such business combination;

●	“insiders” and “initial shareholders” are to the Sponsor, directors, officers and any holders of our founder shares prior to consummation of this offering (or their permitted transferees);

●	“management team” are to Mr. Ping Zhang and our independent director nominees (Mr. Daniel M. McCabe, Mr. Wei (Victor) Zhang, and Ms. Qi Gong), collectively;

●	“Post-offering Memorandum and Articles of Association” are to the third amended and restated memorandum and articles of association of the Company to be adopted with effect from the effective date of this prospectus;

●	“private placement shares” and “private shares” are to the ordinary shares included in our private units;

●	“private rights” are to the rights included in our private units;

●	“private units” are to the units, each consisting of one ordinary share and one right, that our Sponsor is purchasing in a private placement concurrent with the consummation of this offering;

●	“public shares” are to ordinary shares included in the public units that are registered and described herein as a part of our public offering (whether they are purchased in this offering or thereafter in the open market);

●	“public shareholders” are to the holders of our public shares;

●	“public units” are to the 6,000,000 units (or 6,900,000 units if the underwriters’ over-allotment option is exercised in full) offered to the public investors as described in the registration statement of which this prospectus forms a part, which are comprised of one ordinary share and one right;

●	“public rights” are to our rights sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“Sponsor” is to Whiteowl Holdings LLC;

●	“$,” “US$” and “U.S. dollar” each refer to the United States dollar.

All references in this prospectus to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law. Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Company

General

We are a newly formed blank check company incorporated as a Cayman Islands exempted company on July 23, 2024 under the laws of the Cayman Islands with limited liability. We are formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular geographic region or industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with our company. Our ability to identify and evaluate a target company may be impacted by significant competition among other SPACs in pursuing a business combination transaction candidate and the significant competition may impact the attractiveness of the acquisition terms that we will be able to negotiate.

We will seek to capitalize on the significant contacts and experience of our management team, including Mr. Ping Zhang, our Chairman, Chief Executive Officer, Chief Financial Officer and director, and Mr. Wei (Victor) Zhang, Mr. Daniel M. McCabe, and Ms. Qi Gong, each of whom will become a member of our board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. We believe we can leverage our team’s track record to identify and execute attractive acquisition opportunities.

Ping Zhang has been serving as our Chairman, Chief Executive Officer, Chief Financial Officer since our formation. Since November 2020, Mr. Zhang has served as the General Manager of Green Leaf Air Freight Inc., a U.S.-based investment and air freight company. Prior to this role, he founded Shanghai Tongli Advertising Co., Ltd., an advertising company, and served as its General Manager from February 2006 to November 2020. Earlier in his career, from March 1999 to December 2002, Mr. Zhang founded Hunan Silver Fox Advertising Company, an advertising company in China, and served as its General Manager. Mr. Zhang has served as a member of the board of directors for Quartzsea Acquisition Corporation (Nasdaq: QSEA) (“Quartzsea”) since March 2025, Yotta Acquisition Corporation (Nasdaq: YOTA) (“Yotta”) since May 2025 and Quetta Acquisition Corporation (Nasdaq: QETA) (“Quetta”) since May 2025.

Wei (Victor) Zhang will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Since December 2024, Mr. Zhang has served as Vice President and Consultant at American Wall Street Listed Group Inc., a consulting company. From September 2020 to March 2021, Mr. Zhang worked as a consultant for BayWell International Resources Corporation, a global business and gold mining company. In addition, Mr. Zhang has worked as a business developer and loan officer for Trustworthy Mortgage Corp., a mortgage and real estate company in Washington D.C. since March 2018. From November 2016 to October 2018, Mr. Zhang served as Director of Business Development at XinMeiLe Financial Leasing Co., Ltd. in China. From September 2012 to March 2017, Mr. Zhang served as Consultant and Director of International Cooperation at Bright & Right Law Firm in Beijing. Mr. Zhang worked as an interpreter for international exhibitions in Germany, while also providing brokerage services for international trade and consultancy services for anti-fraud measures in documentary letter of credit settlements from February 1998 to April 2012. Mr. Zhang has served as a member of the board of directors for Quartzsea since March 2025. Mr. Zhang is certified by the Global Association of Risk Professionals as a Financial Risk Manager (FRM). He earned his Bachelor’s degree in German Language and Literature from the Foreign Studies University in Beijing in 1997 and his Master’s degree in Economics from the University of Bonn in 2008.

Daniel M. McCabe will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. McCabe’s legal career began as an assistant clerk of the Superior Court at Stamford from 1974 to 1976, and since then he has had his own legal practice, Daniel McCabe LLC, a general practice law firm in Connecticut founded in 1982. His work includes rendering legal advice to individuals and business entities concerning commercial transactions, business organizations, and complex litigation. Mr. McCabe is also an Adjunct Professor of Business Law at Sacred Heart University. Since September 1985, he has been serving as the managing partner at 1200 Summer Street Association. He has been serving as a member of the board of directors of Yotta since April 2022, Quetta since August 2023, Black Hawk Acquisition Corporation (“Black Hawk”) since March 2024 and Quartzsea since March 2025. Mr. McCabe previously was the Chairman of the Stamford Housing Authority, Co-chair of the Stamford Reapportionment Committee, Member of the Board of Parole for the State of Connecticut, Chairman of the Republican Town Committee of the City of Stamford and Counsel for the Stamford Water Pollution Control Authority. He also served as Corporation Counsel for the City of Stamford where he held the position of chief legal counsel and advisor to Mayor Stanley Esposito of the City of Stamford.

Qi Gong will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Ms. Gong has enjoyed a diverse career in both China and the United States across various domains. Since November 2024 she has served as the Chief Executive and director of Quartzsea. In March 2024, Ms. Gong founded the American Wall Street Listed Group Inc., a consulting company, and has been serving as its Chief Executive Officer since such time. In September 2022, Ms. Gong founded American Information Technology Inc., an information technology consulting company, and has been serving as its Chief Executive Officer since such time. She was also the founder and has been serving as the Chief Executive Officer for U.S. China Health Products Inc., a marketing consulting company, since December 2021. In addition, Ms. Gong founded the U.S.-China Service Inc., a wealth management consulting company, in July 2018 and has been serving as its Chief Executive Officer since such time. She has been serving as a member of the board of directors of Yotta since April 2024 and Quetta since April 2024.

Notwithstanding the foregoing, the past performance of our management team, or their respective affiliates, is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination and (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of our future performance. Further, our officers and directors have no prior experience consummating a business combination for a “blank check” company.

Competitive Advantage

Our management team consists of experienced professionals and senior operating executives who bring a unique background and skill set. We will seek to leverage our management team’s proprietary network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms, consultants, family offices, and large corporations in order to source, acquire, and support the operations of the business combination target. We believe our team’s experience investing and operating businesses globally will make us a preferred partner and allow us to source high-quality combination targets.

We believe that we will be able to leverage the following competitive strengths in identifying, structuring, and consummating a business combination:

●	An extensive network across several industries in the global markets which include longstanding relationships with executives, investors, entrepreneurs, and investment bankers and thus should provide us with access to proprietary investment opportunities and deal flow;

●	Through their respective careers, our team has extensive experience in identifying, evaluating and executing investments in companies at various stages of their life cycle. We believe that the combined and complementary expertise of our team will allow us to structure and execute a highly attractive transaction;

●	Our team has significant transaction experience completing large-scale domestic and cross-border transactions, involving acquirers and targets located across the U.S. and globally, which require industry and local regulatory knowledge and creativity.

Our Business Strategy and Acquisition Criteria

We intend to focus our efforts on identifying and completing our initial business combination with a company that aligns with our team’s experiences, expertise and network of relationships. Our business strategy is expected to be focused on potential acquisition targets that exhibit compelling long-term growth potential and highly defensible market positions. We believe this will allow us to generate a differentiated pipeline of acquisition opportunities and lead to executing a business combination with an attractive target company more quickly, efficiently, and under better terms than our competitors.

We have identified the following general criteria and guidelines as we evaluate prospective target companies.

●	Large underpenetrated markets with favorable industry dynamics. We intend to actively look for suitable investment opportunities with an enterprise value of approximately $180 million - $1 billion. We expect to prioritize targets that are already benefiting from or capitalizing on trends found within their respective sectors.

●	Strong management team. The strength of the management team is expected to be an important component in our review process. We will seek to partner with a visionary, experienced and professional management team that can drive growth, strategic decision making and long-term value creation.

●	Defensible market position with sustainable competitive advantage. We intend to favor targets that have a strong competitive advantage or are category leaders in their respective verticals. We expect to target companies that have strong intellectual property, technology, or brand equity within their respective sectors and that can be further monetized on a global basis.

●	Benefit from being a public company. We intend to only acquire businesses that would benefit from being publicly traded in the United States, including access to broader sources of capital and expanded market awareness. This improved access to capital could allow the targets to accelerate growth, pursue new projects, retain and hire employees, and expand into new geographies or businesses.

These criteria are not intended to be exhaustive. While we intend to use these criteria in evaluating the attractiveness of potential business combination opportunities, we may ultimately decide to enter into an initial business combination with a target business that does not meet these criteria.

Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors, and criteria that our management may deem relevant.

PRC Limitation on Overseas Listing and Share Issuances (Post Business Combination)

As we do not have any material operations in China, given that (a) the Chinese Securities Regulatory Commission, or “CSRC,” currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the Regulations on Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Regulations”); and (b) our company is a blank check company newly incorporated in the Cayman Islands rather than in China and currently our company does not own or control any equity interest in any PRC company or operate any business in China, we believe that our officers and directors do not fall under or are not governed by permissions requirements from the CSRC, and we are not required to obtain approvals from any PRC government authorities, including the CSRC or the Cyberspace Administration of China (the “CAC”), or any other government entity, to issue our ordinary shares to foreign investors.

Moreover, we have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering, and a potential business combination with a target business based in and primarily operating in China. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The relevant PRC government agencies could reach a different conclusion and if it is determined in the future that the approval of the CSRC, CAC or any other regulatory authority is required for this offering, we or our post-business combination company may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. This could occur in the event (i) we do not receive or maintain any required governmental permissions or approvals, (ii) if we inadvertently conclude that such permissions or approvals are not required, or (iii) if applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals in the future. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability, the post-combined PRC subsidiary’s ability to pay dividends outside of China post business combination, limit our post-combined PRC subsidiary’s operations post business combination in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, including but not limited, to revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business, and any of the foregoing can adversely affect the trading price of our securities pre- and post-business combination. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our units or delay our potential business combination. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if in the future the CSRC, the CAC or other regulatory PRC agencies promulgate new rules requiring that we obtain their approvals for this offering or our business combination, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. For more detailed information, see “Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — The approval of the China Securities Regulatory Commission is not required in connection with this offering, however, if required, we cannot predict whether we will be able to obtain such approval” and “Our initial business combination may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities”.

Due to (i) the risks of doing business in the PRC and/or Hong Kong and (ii) our Sponsor and certain of our executive officers and directors having significant ties to China, we may be a less attractive partner to non-PRC based target companies as compared to a non-PRC based SPAC, therefore this may make it more difficult for us to complete an initial business combination with a target company that is non-PRC based and which may therefore make it more likely for us to consummate a business combination with a target company located in the PRC. For more detailed information, see “We are a newly formed blank check company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.” Due to the significant ties of certain of our executive officers, directors and Sponsor to the PRC, we may be a less attractive partner to non-PRC based target companies as compared to a non-PRC based SPAC, therefore this may make it more difficult for us to complete an initial business combination with a target company that is non-PRC based.”

Recent PCAOB Developments

The AHFCAA was enacted on December 23, 2022. The AHFCAA states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our independent registered public accounting firm issued an audit opinion on the financial statements included in this prospectus filed with the SEC. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB.

Our auditor is headquartered in Kansas City, Missouri, and has been inspected by the PCAOB on a regular basis.

Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality.

In addition, as part of a continued regulatory focus in the United States on access to audit and other information currently protected by national laws, in particular those of China, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of Congress that would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for such issuers and, beginning in 2025, the delisting from national securities exchanges such as Nasdaq of issuers included for three consecutive years on the SEC’s list. On May 20, 2020, the U.S. Senate passed S. 945, the HFCAA. The HFCAA was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the former U.S. president signed into law the HFCAA. In essence, the HFCAA requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. The enactment of the HFCAA and any additional rulemaking efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, and the market price of affected issuers’ securities could be adversely affected.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before that issuer’s securities may be prohibited from being trading or be delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions, and identified the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The PCAOB made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future. The auditor of the Company, CBIZ CPAs P.C., is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary, including its December 16, 2021 determination. According to the 2022 Determination, this determination was reached after the PCAOB had thoroughly tested compliance with every aspect of the Protocol necessary to determine complete access, including on-site inspections and investigations in a manner fully consistent with the PCAOB’s methodology and approach in the U.S. and globally. According to the 2022 Determination, the PRC Authorities had fully assisted and cooperated with the PCAOB in carrying out the inspections and investigations according to the Protocol, and agreed to continue to assist the PCAOB’s investigations and inspections in the future. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. The Holding Foreign Companies Accountable Act and related regulations currently do not affect the Company as the Company’s auditor is subject to PCAOB’s inspections and investigations.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The HFCAA and AHFCAA would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB, and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government, specifically, those based in China. We may not be able to consummate a business combination with a favorable target business due to these laws.

In the event that we complete a business combination with a company with substantial operations in China or Hong Kong and if the PCAOB is not able to fully conduct inspections of or fully investigate our auditor’s work papers in China or Hong Kong or is not able to inspect or investigate the work papers of the auditor of a company we may target for an initial business combination, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a China or Hong Kong-based company, our access to the U.S. capital markets and the price of our shares.

Future developments in respect of increase U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.

For more detailed information, see “Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — U.S. laws and regulations, including the Holding Foreign Companies Accountable Act and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong” and “Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.”

Acquisition Process

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which may encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities and a review of financial and other information about the target and its industry. We will also utilize our management team’s operational and capital planning experience as a part of our analysis of any potential target.

We are not prohibited from pursuing an initial business combination with a target that is affiliated with our Sponsor, officers, or directors nor making the initial business combination through a joint venture or other form of shared ownership with our Sponsor, officers, or directors. We, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view.

Our Chief Executive Officer and our director nominees, Ping Zhang, Daniel M. McCabe and Qi Gong each have conflicts of interest with respect to evaluating business combination targets because they each have fiduciary and contractual duties to Quetta and Yotta, although Yotta has executed a definitive merger agreement for its business combination on August 20, 2024, and Quetta has executed a definitive merger agreement for its business combination on February 14, 2025. Qi Gong serves as the Chief Executive Officer and director of Quartzsea. Both Wei Zhang and Ping Zhang serve as independent directors of Quartzsea. Daniel M. McCabe serves as an independent director of Black Hawk and Quartzsea. Black Hawk has executed a definitive merger agreement for its business combination on April 26, 2025. Black Hawk has until June 22, 2025 to complete its initial business combination. Quartzsea executed a definitive merger agreement for its business combination on June 6, 2025. Quartzsea has until June 19, 2026 to complete its initial business combination. These conflicts of interests may limit the number of potential targets that our management presents to us for purposes of completing a business combination. Specifically, if they become aware of a business combination opportunity that falls within the line of business of any entity to which they have then-existing fiduciary or contractual obligations, they may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

For more details about our management’s conflict of interests, see “Management-Conflicts of Interest” on page 126 of this prospectus. Subject to his or her fiduciary duties under Cayman Islands law, none of the members of our management team who are also employed by, or directors of, our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Our Sponsor and officers, directors, and director nominees are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination. Our management team, in their capacities as directors, officers or employees of our Sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our Sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties.

No members of our management team have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member specifically in his or her capacity as an officer or a director of the company. Members of our management team may be required to present potential business combinations to other entities to whom they have fiduciary duties before they present such opportunities to us. Any knowledge or presentation of such opportunities may therefore present conflicts of interest.

Initial Business Combination

We have 18 months from the consummation of this offering to consummate our initial business combination (such period, as such period may be extended by shareholder approval to amend our Post-offering Memorandum and Articles of Association, the “Combination Period”). If we anticipate that we may be unable to consummate our initial business combination within such period, we may seek shareholder approval to amend our Post-offering Memorandum and Articles of Association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, our public shareholders will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable laws. There is no limit on the number of extensions that we may seek. If we determine not to extend, or fail to obtain shareholder approval to extend, the time period to consummate our initial business combination, and the time to consummate our initial business combination expires, our Sponsor’s investment in our founder shares and our private units will be worthless.

If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses), and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public and private rights will expire and will be worthless.

Pursuant to Nasdaq listing rules, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable) at the time of the agreement to enter into the initial business combination.

We will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose, at which shareholders may seek to redeem their shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, for their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Any tender offer documents used in connection with a business combination will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we seek shareholder approval, we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the outstanding ordinary shares voted at the meeting so long as the minimum number of shareholders required for a quorum attend the meeting (whether in person or by proxy).

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test. If the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

The net proceeds of this offering released to us from the trust account upon the closing of our initial business combination may be used as consideration to pay the sellers of a target business with which we complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. In addition, we may need to raise additional financing in connection with the closing of our initial business combination to be used following the closing for general corporate purposes as described above. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. We have granted SAP a right of first refusal under certain circumstances for a period commencing from the consummation of this offering until the earlier of (i) 10 months after the consummation of our initial business combination (or the liquidation of the trust account in the event that we fail to consummate our initial business combination within the prescribed time period) or (ii) 36 months after the consummation of this offering in accordance with FINRA Rule 5110(g)(6)(A) to act as lead financial advisor, capital markets advisor, underwriter and/or private placement agent in connection with any initial business combination or in connection with any financing that occurs between the closing of the IPO and the date that is the earlier of (i) 10 months after the closing of the initial business combination or (ii) 36 months after the consummation of this offering. We are otherwise not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. None of our Sponsor, officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. Our Post-offering Memorandum and Articles of Association will provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any matter in connection with our initial business combination. We acknowledge that additional financing may be required to fund working capital needs or transaction costs. Such financing could impact unaffiliated security holders in several ways. For instance, if equity or convertible securities are issued, it may dilute the ownership interests of unaffiliated security holders, reducing proportional voting power and economic interest. The issuance of additional securities could also adversely affect the market price of our securities, particularly if the terms are unfavorable. If debt financing is incurred, the resulting financial obligations could limit operational flexibility and negatively impact the value of existing securities. Additionally, financing through new securities may alter the security holder base and impact control dynamics. As of the date of this prospectus, although we do not intend to seek additional financing at this time, if needed at some point in the future, we will carefully evaluate financing options.

Recent Developments

On May 1, 2025, the Company’s shareholders approved, through a special resolution, to amend its memorandum and articles of association to change its fiscal year end from July 31 to March 31. This amendment was filed with the Cayman Islands Registrar of Companies on May 12, 2025, and became effective on May 20, 2025.

Corporate Information

Our principal office is located at 1185 Avenue of the Americas, Suite 304, New York, NY 10036, and our telephone number is (212) 612-1400.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Private Placement

On August 29, 2024, our Sponsor acquired an aggregate of 2,875,000 founder shares for an aggregate purchase price of $25,000. On May 6, 2025, our Sponsor surrendered 460,000 founder shares for no consideration to us for cancellation and as a result, our Sponsor holds 2,415,000 founder shares as at May 6, 2025. These founder shares include an aggregate of up to 315,000 founder shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the founder shares will represent approximately 26% of our issued and outstanding shares after this offering (excluding the private shares).

Sponsor Information

Our Sponsor is a Delaware limited liability company, which was formed to invest in us. Although our Sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our Sponsor’s business is focused on investing in us. Ping Zhang our Chairman, Chief Executive Officer, Chief Financial Officer, and director owns 100% of the interest of our Sponsor. No other party has any material indirect interest in our Sponsor.

The following table sets forth the payments to be received by our Sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our Sponsor or its affiliates:

Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
2,415,000 ordinary shares(1)	$25,000
215,000 private units to be purchase simultaneously with the closing of this offering (or up to 221,750 private units if the underwriters’ over-allotment option is exercised in full)	$2,150,000 (or up to $2,217,500 if the underwriters’ over-allotment option is exercised in full)
Up to $200,000	Loan of the same amount to pay for expenses of this offering
$15,000 per month	Office space and administrative services with the consideration payable at the completion of service. Payments will cease upon the earlier of the consummation of the initial business combination or the liquidation of the Company.
Repayment of working capital loans which may be made by our Sponsor, officers, directors or their affiliates to finance transaction costs in connection with an initial business combination (1) through a portion of the funds not held in the trust account, and only to the extent available, if the initial business combination does not close, or (2) upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 may be converted into private units at a price of $10.00 per unit.	Working capital loans to finance transaction costs in connection with an initial business combination to be made by Sponsor, officers, directors or their affiliates
Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.	Services in connection with identifying, investigating and completing an initial business combination

(1)	Including an aggregate of up to 315,000 founder shares that are subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the so that the founder shares will represent approximately 26% of our issued and outstanding shares after this offering (excluding the private shares).

Immediately after this offering, there will be 491,685,000 authorized but unissued ordinary shares (assuming no exercise of the underwriter’s over-allotment option), which amount does not take into account the ordinary shares reserved for issuance upon exercise of any outstanding rights. We may issue a substantial number of additional ordinary shares to complete our initial business combination (including pursuant to a specified future issuance) or under an employee incentive plan after completion of our initial business combination (although our Post-offering Memorandum and Articles of Association will provide that we may not issue securities that can vote with holders of ordinary shares on matters related to our pre-initial business combination activity, on any amendment to certain provisions of our Post-offering Memorandum and Articles of Association or on our initial business combination). The issuance of additional ordinary shares may (i) significantly dilute the equity interest of investors in this offering, (ii) cause a change of control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers, directors, and director nominees; and, (iii) adversely effect prevailing market prices of our units, ordinary shares and/or rights.

Because our Sponsor acquired the founder shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering. See the section titled “Risk Factors — Risks Relating to our Securities — The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our public shares at such time is substantially less than $10.00 per share.” Additionally, our Sponsor has agreed to loan us up to $200,000 to be used for a portion of the expenses of this offering, which amount will be repaid upon closing of this offering. We will also reimburse our Sponsor $15,000 per month for office space and administrative services made available to us, each as described elsewhere in this prospectus.

Pursuant to a letter agreement to be entered with us, each of our Sponsor, director nominees and officers has agreed to restrictions on the ability to transfer, assign, or sell the founder shares and private units owned by them, if any, as summarized in the table below:

Subject Shares	Persons Subject to Restrictions	Expiration Date	Exceptions to Transfer Restrictions
Founder Shares	Sponsor, director nominees, officers and transferees	The founder shares are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our Sponsor, officers and directors. The earlier of (a) 180 days after the completion of our initial business combination or (b) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property	Transfers permitted (a) to our officers, directors, advisors or consultants, any affiliate or family member of any of our or the underwriters’ officers, directors, advisors or consultants, any members or partners of the sponsor or their affiliates and funds and accounts advised by such members or partners, any affiliates of the sponsor, or any employees of such affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order;

Subject Shares	Persons Subject to Restrictions	Expiration Date	Exceptions to Transfer Restrictions
(e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the completion window or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) pro rata distributions from our sponsor or the underwriters to their respective members, partners or shareholders pursuant to our sponsor’s limited liability company agreement or other charter documents; (g) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement upon dissolution of our sponsor or upon dissolution of any of the underwriters, (h) in the event of our liquidation prior to our consummation of our initial business combination; (i) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (g); or (j) to us for cancellation; provided, however, that in the case of clauses (a) through (g) and clause (i) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

Private units	Sponsor, directors, officers and transferees	30 days after the completion of our initial business combination	Same as above

Pursuant to a share escrow agreement to be entered with us and Continental Stock Transfer & Trust Company, each of our Sponsor, director nominees and officers has agreed to restrictions on the ability to transfer, assign, or sell the founder shares and private units owned by them, if any, as summarized in the table below:

Securities Held in Escrow	Holder(s)	Escrow or Lock-Up Period	Transfer Restrictions	Permitted Transfers (Exceptions)
2,415,000 Founder Shares (subject to forfeiture of up to 315,000)	Sponsor (wholly owned by Ping Zhang), officers, directors	Earliest of: (a) 180 days after completion of initial business combination; or (b) upon completion of a liquidation, merger, share exchange, reorganization or other similar transaction after business combination	May not transfer, assign or sell during lock-up period except in limited circumstances; transferees must agree in writing to be bound by the same lock-up terms	(a) Transfers to insiders, affiliates, advisors, consultants, or their family members; (b) gifts or transfers to trusts for estate planning; (c) transfers by will or intestacy; (d) pursuant to qualified domestic relations order; (e) transfers in connection with a forward purchase or business combination; (f) pro rata distributions from the sponsor; (g) sponsor’s dissolution; (h) liquidation of the company; (i) nominee/custodian transfers; (j) to company for cancellation

215,000 Private Units (or up to 221,750 with full over-allotment)	Sponsor, officers, directors, and their permitted transferees	30 days after completion of initial business combination	Same as above	Same as above

In addition, in order to facilitate our initial business combination (including in connection with a related PIPE financing) or for any other reason determined by our Sponsor in its sole discretion, our Sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement shares or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

The Offering

In making your decision as to whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 as promulgated under the Securities Act. You therefore will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 43 of this prospectus.

Securities offered	6,000,000 units at $10.00 per unit, each unit consisting of:

	●	One ordinary share, and

	●	One right to receive one-seventh (1/7) of one ordinary share upon the consummation of an initial business combination.

Proposed Nasdaq symbols	We anticipate that the public units, the public shares, and the public rights, once they begin separate trading, will be listed on the Nasdaq under the symbols,

	●	public units: QUMSU;

	●	public shares: QUMS;

	●	public rights: QUMSR.

Trading commencement and separation of public shares and public rights	Each of the public shares and public rights may trade separately on the 52nd day after the date of this prospectus unless SAP determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will SAP allow separate trading of the public shares and public rights prior to our filing of an audited balance sheet with the SEC which evidences our receipt of the gross proceeds from this offering. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if SAP has allowed separate trading of the public shares and public rights prior to the 52nd day after the date of this prospectus.

Once the public shares and public rights commence separate trading, holders will have the option to continue to hold units or separate their units into their component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the public units into separately traded public shares and public rights.

We will file a current report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place two business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Current Report on Form 8-K or a new Current Report on Form 8-K to provide new financial information to reflect the exercise of the over-allotment option. We will also include in the Current Report on Form 8-K, or amendment thereto, or in a subsequent current report on Form 8-K, information indicating if SAP has allowed separate trading of the public shares and public rights prior to the 52nd day after the date of this prospectus.

Units:

Number outstanding before this offering	0

Number outstanding after this offering and private placement	6,215,000(1)

Ordinary shares:

Number outstanding before this offering	2,415,000 ordinary shares(2)

Number outstanding after this offering and private placement offering	8,315,000 ordinary shares(3)

Rights:

Number of Rights outstanding before this offering	0

Number of Rights outstanding after this offering and private placement	6,215,000(3)

Terms of Rights:

Except in cases where we are not the surviving company in an initial business combination, each right shall automatically convert into one-seventh of one ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-seventh (1/7) of an ordinary share of the new entity underlying each right upon consummation of the initial business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise determined by the board of directors as provided by the Post-offering Memorandum and Articles of Association. As a result, you must hold rights in multiples of seven in order to receive shares for all of your rights upon closing of an initial business combination. If we are unable to complete an initial business combination within the required time period, and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

(1)	This assumes no exercise of the underwriters’ over-allotment option.
(2)	Represents 2,415,000 founder shares (including up to an aggregate of 315,000 ordinary shares subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part).
(3)	The numbers assume that the underwriters’ over-allotment has not been exercised and an aggregate of 315,000 ordinary shares held by our Sponsor have been forfeited.

Founder shares

On March 9, 2025, the Company and the Sponsor entered into a Securities Subscription Agreement, pursuant to which our Sponsor purchased 2,415,000 ordinary shares, for an aggregate purchase price of $25,000, or approximately $0.01035 per ordinary share (or $0.0119 in the case of the forfeiture of 315,000 shares if the over-allotment option is not exercised)The per ordinary share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. Prior to the initial investment in the company of $25,000 by our Sponsor, the company had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that the founder shares owned by the Sponsor would represent approximately 26% of the outstanding shares after this offering (excluding the private units to be acquired by the Sponsor and any public units acquired by the Sponsor in this offering). None of our Sponsor, officers, nor directors have expressed an intention to purchase any public units in this public offering. We will effect a stock dividend or share contribution prior to this offering should the size of the offering change, in order to maintain such ownership percentage.

	●	our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any founder shares and public shares they hold in connection with a shareholder vote to approve an amendment to our Post-offering Memorandum and Articles of Association (A) to modify the substance or timing of the ability of holders of our public shares to seek redemption in connection with our initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within the Combination Period, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. Permitted transferees of the founder shares held by our Sponsor, officers, directors, and director nominees would be subject to the same restrictions; and

	●	the founder shares are entitled to registration rights.

Transfer restrictions on founder shares	Our Sponsor and initial shareholders have agreed not to transfer, assign, or sell any of the founder shares (except to certain permitted transferees) until the 180th day following the consummation of an initial business combination or earlier if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities, or other property.

Private units

Our Sponsor has committed, pursuant to written agreements, to purchase an aggregate of 215,000 private units at a price of $10.00 per unit in a private placement that will occur simultaneously with the consummation of this offering. If the over-allotment option is exercised by the underwriters in full or in part, our Sponsor will purchase from us up to an additional 6,750 private units in an amount necessary to maintain $10.00 per share in the trust account. A portion of the proceeds derived from the sale of the private units will be added to the proceeds from this offering, which together will be held in the trust account such that, upon the consummation of this offering, $60 million (or approximately $69 million if the underwriter exercises its over-allotment option in full) will be held in the trust account.

Each of the private units sold by way of private placement will be identical to the publicly offered units described in this prospectus, except that the purchasers of the private units have agreed to waive their redemption rights with respect to their private shares: (i) in connection with the consummation of the initial business combination; (ii) in connection with a shareholder vote to amend the terms of our Post-offering Memorandum and Articles of Association which specify (a) the substance or timing of our obligation to permit the redemption of shares in connection with our initial business combination, (b) the requirement to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period, or (c) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and, (iii) if we fail to consummate a business combination within the Combination Period (or if we liquidate prior to the expiration of the prescribed period).

Transfer restrictions on the private placement units	Subject to any applicable law to which we and the Sponsor will comply, the private units (including the private shares) held by our Sponsor will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Description of Securities— Private Units Sold in the Private Placement”).

Proceeds to be held in the trust account	Nasdaq rules provide that at least 90% of the gross proceeds from this offering must be deposited into a trust account. Of the net proceeds of this offering and the sale of the private units, $10.00 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised in full or part) will be placed into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee. Such amount includes the greater of 4.0% of the gross proceeds of the Proposed Public Offering, or $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full), or the amount remaining in the Trust Account following all properly submitted shareholder redemption in connection with the consummation of the initial Business Combination, payable to SAP as deferred underwriting discounts and commissions upon the consummation of the initial Business Combination

The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses), our Post-offering Memorandum and Articles of Association and the trust agreement to be entered into among the company and Continental Stock Transfer & Trust Company provide that the proceeds from this offering will not be released from the trust account until the earliest of:

(a)	the completion of our initial business combination;

(b)	the redemption of any public shares properly submitted in connection with a shareholder vote to amend our Post-offering Memorandum and Articles of Association to (i) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and,

(c)	the redemption of our public shares if we are unable to complete our initial business combination within the Combination Period, subject to applicable law.

The proceeds deposited in the trust account could be subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders; although we will generally seek to require that creditors waive their right to make claims against the proceeds held in the trust account.

Anticipated expenses and funding sources	Except as described above with respect to the payment of taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be held in demand deposit or cash accounts or invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination how the funds in the trust account are being held.

Except as described above with respect to the payment of taxes, unless and until we complete our initial business combination, we may pay our expenses only from:

	●	$1,020,000 in working capital not held in trust that will be available to us from the net proceeds of this offering and the sale of the private placement units (which is the amount of funds estimated to be available after the payment of approximately $680,000 in expenses relating to this offering (excluding the underwriting discounts totaling $450,000 or, in the case of over-allotment $517,500); and

	●	any working capital loans or additional investments from our Sponsor, members of our management team or their affiliates, or other third parties, although they are under no obligation to advance funds or invest in us (and, provided that, any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of a business combination).

Shareholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either: (1) seek shareholder approval of such initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares for that pro rata amount of cash then on deposit in the trust account attributable to those shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination; or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. In connection with any vote held to approve our initial business combination, our Sponsor, as well as all of our officers and directors have agreed to vote their respective ordinary shares owned by them as a result of the purchase of the founder shares and the private units immediately prior to this offering and any shares purchased in this offering or following this offering (other than public shares purchased outside of a redemption offer which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto) in the open market in favor of the proposed business combination, if permitted by law or regulation. As a result, if we sought shareholder approval of a proposed transaction, assuming only the minimum number of shares representing a quorum is present and voted at such meeting held to vote on our initial business combination, no public shares sold in this offering are needed to be voted in favor of a transaction, or assuming all issued and outstanding shares are present and vote, we could need as little as 1,842,501 of our public shares (or approximately 30.71% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised and that the Sponsor does not purchase any units in this offering or units or shares in the after-market).

If we provide shareholders with the opportunity to sell their shares to us by means of a tender offer, we will file tender offer documents with the SEC which will contain substantially similar financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval of our initial business combination, we will consummate the business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. so long as the minimum number of shareholders required for a quorum attend the meeting (whether in person or by proxy).

For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes, or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration needed to satisfy cash conditions pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us (including any cash we may obtain from financing from third parties or our insiders or their affiliates, which may not be available on terms acceptable to us or at all), we will not complete the business combination (as we may be required to have a lesser number of shares redeemed). As a result, we may not be able to locate another suitable target within the applicable time period, if at all. If we seek shareholder approval of a business combination and if a significant number of public shareholders properly seek to redeem their public shares in connection with a proposed business combination, we or our insiders or their affiliates could purchase some or all of such shares in the open market or in private transactions in order to seek to satisfy the cash conditions. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. No funds from the trust account can be released from the trust account prior to the consummation of the initial business combination to make such purchases (although such purchases could be made using funds available to us after the closing of a business combination). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Notwithstanding the foregoing, we or our insiders and their affiliates will not make purchases of ordinary shares if the purchases would violate Sections 9(a)(2) or 10(b) of the Exchange Act or Regulation M, which are rules that prohibit manipulation of a company’s stock, and we and they will comply with Rule 10b-18 under the Exchange Act in connection with any open-market purchases. If purchases cannot be made without violating applicable law, no such purchases will be made.

Conditions to completing our initial business combination

We will have up to 18 months from the consummation of this offering (to consummate an initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such period, we may seek shareholder approval to amend our Post-offering Memorandum and Articles of Association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, our public shareholders will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable laws. There is no limit on the number of extensions that we may seek. If we determine not to extend, or fail to obtain shareholder approval to extend, the time period to consummate our initial business combination, and the time to consummate our initial business combination expires, our Sponsor’s investment in our founder shares and our private units will be worthless.

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the funds held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test. However, we intend to satisfy the requirement of the 80% test even if our securities are not listed on Nasdaq at the time of our initial business combination because this is a requirement in our Post-offering Memorandum and Articles of Association which may only be avoided pursuant to an affirmative shareholder vote to amend the certificate. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. However, we may structure our initial business combination so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% test. If the initial business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as our initial business combination for purposes of seeking shareholder approval or conducting a tender offer, as applicable.

Permitted purchases of public shares by our affiliates	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, initial shareholders, directors, officers, advisors, or their affiliates may purchase public shares in privately-negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our Sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules.

However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing our securities during certain blackout periods when they are in possession of any material non-public information and (ii) clear all trades of company securities with a compliance officer prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares in such transactions prior to completion of our initial business combination. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our Sponsor, initial shareholders, directors, officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction. Our Sponsor, directors, officers, advisors or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing, or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination	In conjunction with any shareholder vote either to: (i) amend our articles prior to our initial business combination or (ii) approve any proposed initial business combination, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares at a pro rata, per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described herein.

The proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.

Manner of conducting redemptions	In connection with our initial business combination, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares either (i) pursuant to a shareholder meeting called to approve the initial business combination or (ii) without a shareholder vote by means of conducting a tender offer. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares may be amended if approved by holders of at least two-thirds of our ordinary shares entitled to vote thereon.

Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against, or abstain from voting on, the proposed transaction or whether they were a shareholder on the record date for the shareholder meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we can:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

●	file tender offer documents with the SEC prior to completing our initial business combination, which will contain substantially similar financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If we conduct redemptions pursuant to tender offer rules, Rule 14e-5 may restrict our Sponsor’s ability to purchase our securities outside of a tender offer. To comply with Rule 14e-5, upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase ordinary shares in the open market so as to comply with Rule 14e-5 under the Exchange Act. In the event our Sponsor, directors, officers, advisors or their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our Sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	the Company’s registration statement/proxy statement filed for its business combination transaction would disclose the possibility that the Company’s sponsor, directors, officers, advisors or their affiliates may purchase shares from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if the Company’s sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, they would do so at a price no higher than the price offered through the Company’s redemption process;

●	the Company’s registration statement/proxy statement filed for its business combination transaction would include a representation that any of the Company’s securities purchased by the Company’s sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

●	the Company’s sponsor, directors, officers, advisors or their affiliates would not possess any redemption rights with respect to the Company’s securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	the Company would disclose in its Form 8-K, before to the Company’s security holder meeting to approve the business combination transaction, the following material items:

(i)	the amount of the Company’s securities purchased outside of the redemption offer by the Company’s sponsor, directors, officers, advisors or their affiliates, along with the purchase price;

(ii)	the purpose of the purchases by the Company’s sponsor, directors, officers, advisors or their affiliates;

(iii)	the impact, if any, of the purchases by the Company’s sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

(iv)	the identities of Company security holders who sold to the Company’s sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of Company security holders (e.g., 5% security holders) who sold to the Company’s sponsor, directors, officers, advisors or their affiliates; and

(v)	the number of Company securities for which the Company has received redemption requests pursuant to its redemption offer.

Our Sponsor, officers, directors, advisors and/or their affiliates anticipate that they may identify the shareholders with whom our Sponsor, officers, directors, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our Sponsor, officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. If the Company’s sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, they would do so at a price no higher than the price offered through the Company’s redemption process. Our Sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our Sponsor, officers, directors, advisors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, officers, directors, advisors and/or their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, deliver their shares to our transfer agent electronically using the Continental Stock Transfer & Trust system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

The proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Post-offering Memorandum and Articles of Association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent.

Release of funds in trust account upon the close of our initial business combination	An aggregate of $10.00 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised in full or part) will be placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. The trustee will deposit the proceeds into a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The proceeds will be invested at the direction of the trustee. Except for any redemption associated with our seeking shareholder approval for an extension of time to complete a business combination, payment of taxes or as otherwise described in this prospectus, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Liquidation if no business combination	If we cannot complete our initial business combination within the Combination Period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account (initially $10.00 per public share), plus a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses), which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of ordinary shares and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. At such time, the rights will expire and holders of the rights will receive nothing upon a liquidation with respect to such rights, and the rights will be worthless.

In connection with our redemption of 100% of our outstanding public shares, each holder will receive an amount equal to (1) the number of public shares being redeemed by such public holder divided by the total number of public shares multiplied by (2) the amount then in the trust account (initially $10.00 per public share), plus a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses).

The proceeds deposited in the trust account could, however, become subject to the claims, if any, of our creditors that are in preference to the claims of our shareholders. We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses, and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility, or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts, or agreements with us and will not seek recourse against the trust account for any reason. In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per public share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor-creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, by paying public shareholders from the trust account prior to addressing the claims of creditors, our board of directors may be deemed to have breached its fiduciary duty to our creditors and/or to have acted in bad faith, thereby exposing itself and our company to claims of punitive damages. We cannot assure you that claims will not be brought against us for these reasons.

The holders of the founder shares will not participate in any redemption distribution with respect to their founder shares, but may have any public shares redeemed upon liquidation.

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any issues of taxation or interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.00.

We will pay the costs of any liquidation following the redemptions from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and have agreed not to seek repayment for such expenses.

Conflicts of interest

Our Chief Executive Officer, Mr. Ping Zhang, has conflicts of interest with respect to evaluating a particular business combination because he has fiduciary and contractual duties to Quartzsea, Yotta and Quetta. Our director nominee, Qi Gong, has conflicts of interest with respect to evaluating a particular business combination because she serves as Chief Executive Officer and director of Quartzsea, and director of Yotta and Quetta, although Yotta and Quetta have each executed a definitive merger agreement with a target company in connection with their respective initial business combinations. Our director nominee, Wei Zhang, has conflicts of interest with respect to evaluating a particular business combination because he serves as a director, and has fiduciary duties to Quartzsea. Our director nominee, Daniel M. McCabe, has conflicts of interest with respect to evaluating a particular business combination because he serves as a director, and has fiduciary duties to each of Yotta, Quetta, Black Hawk and Quartzsea. Yotta, Quetta, Black Hawk, and Quartzsea have each executed a definitive merger agreement with a target company in connection with their respective initial business combinations. All of our executive officers and directors also serve as directors and officers of Quartzsea, which completed its own initial public offering of approximately $82 million, which offering was upsized from $60 million, the same size as our offering, and is targeting businesses with an enterprise value in the range of $180 million to $1 billion—the same target size range that we have disclosed.

Because we are actively seeking acquisition targets in the same size range and because the executive teams of both companies are identical, a material conflict of interest exists in how business opportunities are sourced, evaluated, and allocated. Our officers and directors may be incentivized, consciously or unconsciously, to favor one entity over the other based on timing, deal quality, transaction complexity, or other personal or strategic factors.

These conflicts of interests of may limit the number of potential targets that our management presents to us for purposes of completing a business combination. Specifically, if they become aware of a business combination opportunity that falls within the line of business of any entity to which they have then-existing fiduciary or contractual obligations, they may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. In the event that a potential target opportunity is appropriate for multiple entities to which our officers or directors owe fiduciary or contractual duties, these individuals will rely on the policies and procedures of each entity and their own judgment to determine to which entity the opportunity should be presented. This determination may be based on a variety of factors, including:

●	The alignment of the opportunity with each SPAC’s stated investment criteria and strategy;

●	The stage of the transaction pipeline each SPAC is in (e.g., early search, LOI signed, definitive agreement signed);

●	The resources available to evaluate and execute the transaction; and

●	Any pre-existing exclusivity or non-compete provisions or contractual obligations.

We cannot assure you that these conflicts will be resolved in our favor or that our officers and directors will always be able to present opportunities to us. However, in accordance with their fiduciary duties, our officers and directors will act in good faith and in the best interests of each applicable entity, including ours, when determining whether to present a particular opportunity.

Our officers and directors currently have, and any of them in the future may have, additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including, without limitation, funds managed or advised by our Sponsor or its affiliates, subject to their fiduciary duties. If any of our directors or officers become aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Our officers and directors also may become aware of business opportunities which may be necessary or appropriate for presentation to other entities to which they owe certain fiduciary or contractual duties. Any presentation of such opportunities to such other entities may present additional conflicts.

Our insiders may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Our Post-offering Memorandum and Articles of Association provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

For more details about our management’s conflict of interests, see “Management-Conflicts of Interest” on page 126 of this prospectus. Subject to his or her fiduciary duties under Cayman Islands law, none of the members of our management team who are also employed by, or directors of, our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. Our Sponsor, directors, and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination. Our management team, in their capacities as directors, officers or employees of our Sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our Sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties.

We are not prohibited from pursuing an initial business combination with a target that is affiliated with our Sponsor, officers, or directors nor making the initial business combination through a joint venture or other form of shared ownership with our Sponsor, officers, or directors. We, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view.

Investors should be aware of the following potential conflicts of interest.

●	None of our officers, directors, and director nominees is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our officers, directors, and director nominees may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers, directors, and director nominees may continue to be involved in the formation of other special purpose acquisition companies in the future. Thus, our officers, directors, and director nominees may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●

Our officers, directors, and director nominees may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. Specifically, Our Chief Executive Officer, Mr. Ping Zhang, has conflicts of interest with respect to evaluating a particular business combination because he has fiduciary and contractual duties to Quartzsea. Our director nominee, Qi Gong, has conflicts of interest with respect to evaluating a particular business combination because she serves as the Chief Executive Officer and director of Quartzsea, and director of Yotta and Quetta, each of which has executed a definitive merger agreement with a target company in connection with their respective initial business combinations. Our director nominee, Wei Zhang, has conflicts of interest with respect to evaluating a particular business combination because he serves as a director, and has fiduciary duties to Quartzsea. Our director nominee, Daniel M. McCabe, has conflicts of interest with respect to evaluating a particular business combination because he serves as a director, and has fiduciary duties to each of Yotta, Quetta, Black Hawk and Quartzsea, each of which has executed a definitive merger agreement with a target company in connection with their respective initial business combinations. These conflicts of interests may limit the number of potential targets that our management presents to us for purposes of completing a business combination. Specifically, if they become aware of a business combination opportunity that falls within the line of business of any entity to which they have then-existing fiduciary or contractual obligations, they may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

●	Unless we consummate our initial business combination, our officers, directors, and director nominees, and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

●

The founder shares beneficially owned by our officers, directors, and director nominees will be released from trust only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers, directors, and director nominees will not be entitled to receive any amounts held in the trust account with respect to any of their founder shares or private units. Furthermore, our Sponsor, Whiteowl Holdings LLC, agreed that the private units will not be sold or transferred by it until we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to affect our initial business combination.

●

Our Sponsor is currently controlled by Mr. Ping Zhang, our Chairman, Chief Executive Officer, Chief Financial Officer, and director, thus, Mr. Ping Zhang currently holds 100% voting and investment discretion with respect to the ordinary shares held of record by the Sponsor. No other party has any material indirect interest in our Sponsor. Our Sponsor purchased 2,415,000 of our ordinary shares for $25,000, a nominal price, which we refer to herein as founder shares. The founder shares will be worthless if we do not complete an initial business combination, especially because, pursuant to letter agreement, the holders of the Sponsor shares and private units have or will have waived their right to claim funds held in the trust account in connection with any redemption of shares. Our Sponsor has also committed to purchase an aggregate of 215,000 private units (or 221,750 private units if the underwriters’ over-allotment option is exercised in full) at $10.00 per private unit for a total purchase price of $2,150,000 (or $2,217,500 if the underwriters’ over-allotment option is exercised in full) from us.

●	A conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination. Specifically, our officers and directors, and any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Reimbursement for such expenses will be paid by us out of loans by our Sponsor and interest earned on the trust account. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. In addition, at the closing of our initial public offering, our Sponsor will be repaid an aggregate of $200,000 by our Company pursuant to certain promissory note dated March 9, 2025. The principal balance of this promissory note shall be payable on the date on which our Company closes an initial public offering of its securities. The principal balance may be prepaid at any time. These financial interests of our Sponsor, officers, and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

●

We are not prohibited from pursuing an initial business combination with a target that is affiliated with our Sponsor, officers, or directors nor making the initial business combination through a joint venture or other form of shared ownership with our Sponsor, officers, or directors. We, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view. For a list of potential targets affiliated with our Sponsor, see “Management-Conflicts of Interest” on page 126 of this prospectus.

●

As stated herein, our Sponsor is currently controlled by Mr. Ping Zhang, our Chairman, Chief Executive Officer, Chief Financial Officer, and director. Mr. Daniel M. McCabe is our independent director nominee and serves as a director on four other SPACs, namely Quetta, Yotta, Black Hawk and Quartzsea. Ms. Qi Gong is our independent director nominee and serves as a director on three other SPACs, namely Quartzsea, Quetta and Yotta. Mr. Ping Zhang also serves as a director on Quartzsea. Yotta and Quetta have each executed a definitive merger agreement with a target company in connection with their respective initial business combinations. On January 10, 2025, Quetta held a special meeting of its stockholders, namely, among other matters, extend the time Quetta has to complete a business combination to a month-to-month extension basis, beginning on January 10, 2025, until October 10, 2026. Similarly, on August 22, 2024, Yotta’s stockholders at its annual meeting, approved Yotta’s right to extend the Business Combination Period from August 22, 2024 to October 22, 2025. Mr. Wei Zhang serves as an independent director of Quartzsea. Lastly, Daniel M. McCabe serves as an independent director of Black Hawk and Quartzsea. Black Hawk has executed a definitive merger agreement for its business combination on April 26, 2025, and Quartzsea executed a definitive merger agreement for its business combination on June 6, 2025 and has yet to file for extensions. Black Hawk Acquisition Corporation has until June 22, 2025 to complete its initial business combination, and if it fails to do so, Black Hawk Acquisition Corporation may seek approval from its shareholders to extend the time it has to complete its business combination with a vote of the public shareholders. Quartzsea has until June 19, 2026 to complete its initial business combination.

In addition, our Sponsor is currently controlled by Mr. Ping Zhang, our Chairman, Chief Executive Officer, Chief Financial Officer, and director, thus, Mr. Ping Zhang currently holds 100% of the voting and investment discretion with respect to the ordinary shares held of record by the Sponsor. No other party has any material indirect interest in our Sponsor. Our Sponsor purchased 2,415,000 of our ordinary shares for $25,000, a nominal price, which we refer to herein as founder shares. Our Sponsor has also committed to purchase an aggregate of 215,000 private units (or 221,750 private units if the underwriters’ over-allotment option is exercised in full) at $10.00 per private unit for a total purchase price of $2,150,000 (or $2,217,500 if the underwriters’ over-allotment option is exercised in full) from us. The founder shares and private units will be worthless if we do not complete an initial business combination because, pursuant to letter agreement, the holders of the founders shares and private units have or will have waived their right to claim funds held in the trust account in connection with any redemption of shares.

In the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Our Post-offering Memorandum and Articles of Association provides that, to the maximum extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

A conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination. Specifically, our officers and directors, and any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Reimbursement for such expenses will be paid by us out of loans by our Sponsor and interest earned on the trust account. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. In addition, at the closing of our initial public offering, our Sponsor will be repaid an aggregate of $200,000 by our Company pursuant to certain promissory note dated March 9, 2025. The principal balance of this promissory note shall be payable on the date on which our Company closes an initial public offering of its securities. The principal balance may be prepaid at any time. These financial interests of our Sponsor, officers, and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

Limited payments to insiders	We may consider cash or other compensation to officers or advisors we may hire subsequent to this offering to be paid either prior to or in connection with our initial business combination. In addition, the following payments will be made to our initial shareholders or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

	●	Repayment of an aggregate of up to $200,000 in loans made to us by our Sponsor.

	●	Reimbursement for office space, utilities and secretarial and administrative support made available to us by our Sponsor or an affiliate thereof, in an amount equal to $15,000 per month.

	●	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

	●	Repayment of non-interest bearing loans which may be made by our initial shareholders or their affiliates (of which up to $1,500,000 may be converted, at the discretion of the holder, into private units at a price of $10.00 per unit) to finance transaction costs in connection with an intended initial business combination

Our audit committee will review on a quarterly basis all payments that were made to our initial shareholders or their affiliates.

Audit Committee	We will establish and maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Committees of the board of directors — Audit Committee.”

Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates.

Indemnity

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable), nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations, and believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

In the event an excise tax and/or any other similar fees or taxes in nature are levied or imposed on us pursuant to any current, pending or future rule(s) or law(s), and such tax or fee has not been paid by us to the applicable regulatory authority on or prior to the due date for such a tax or fee, our Sponsor agrees to promptly (but in any event sufficiently prior to the due date for such tax or fee to assure timely payment thereof) either directly pay such tax or fee on behalf of us or advance to us such funds as necessary and appropriate to allow us to pay such tax or fee timely. Our Sponsor agrees not to seek recourse for such expenses from the trust account.

However, the Sponsor may not be able to satisfy the above obligations, as we have not required it to retain any assets to provide for such obligations, nor have we taken any further steps to ensure that it will be able to satisfy any of the above obligations that arise.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to select an appropriate target business or businesses;

●	our ability to complete our initial business combination due to uncertainty resulting from geopolitical events ongoing Russia-Ukraine conflict and the recent escalation of conflicts in the Middle East and Southwest Asia and economic impacts such as inflation and interest rate uncertainty;

●	our expectations around the performance of the prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees, or directors following our initial business combination;

●	our directors and officers allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses;

●	the ability of our officers, directors, and director nominees to generate a number of potential acquisition opportunities;

●	potential change in control if we acquire one or more target businesses for stock;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account or available to us from any interest income on the trust account balance; or

●	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws

Risk Factors SUMMARY

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors.” See “Risk Factors” beginning on page 43 to read about factors you should carefully consider all of the information in this prospectus before making an investment.

Such risks include, but are not limited to:

Risks Related to our Search for, Consummation of, or Inability to Consummate, a Business Combination

●	Our executive officers and directors are also the executive officers and directors of Quartzsea, a blank check company that executed a definitive merger agreement for its business combination on June 6, 2025. Both we and Quartzsea are seeking to identify business combination targets with an enterprise value between $180 million and $1 billion, and both conducted $60 million offerings (though Quartzsea’s offering was upsize to approximately $82 million once completed). Because the management teams are identical and both SPACs are targeting similarly sized companies, a material conflict of interest exists in the sourcing and allocation of potential targets. There is no assurance that any particular opportunity will be presented to us rather than to Quartzsea or vice versa.

●	Absent a business combination, the net investment proceeds may be held in trust for as long as up to 18 months from the consummation of this offering.

●	Our Sponsor will hold a substantial interest in us. As a result, it may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

●	We rely upon key personnel in order to identify a target, effect an initial business combination, and operate successfully thereafter. Our results could be negatively impacted by the loss of any individual prior to or after the business combination.

●	We are dependent upon our officers and directors, and their departure could adversely affect our ability to operate.

●	Since our Sponsor, officers, and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

●	The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by shareholders may be less than $10.00 per public share.

●	If we are deemed to be an investment company under the Investment Company Act of 1940, we may be required to adhere to that Act and the rules promulgated thereunder, which may make it more difficult for us to affect our initial business combination.

●	Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 15% of the public shares sold in this offering.

●	We are a Cayman Islands exempted company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

●	Past performance of members of our management team may not be indicative of future performance of an investment in the Company.

●	Our initial business combination may be approved without the support of any public shareholders. If only the minimum number of shares needed for a quorum are present at the shareholder meeting, none of the public shares sold in this offering would be required to vote in favor of the transaction for it to be approved. Even if all shareholders are present and vote, as few as approximately 30.71% of the public shares may need to vote in favor for the business combination to be approved.

Risks Associated with Acquiring and Operating a Business Outside of the United States

●	We may affect our initial business combination with a company located outside of the United States.

●	There are costs and difficulties inherent in managing cross-border business operations.

●	Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

●	If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

●	If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws.

●	Because foreign law could govern our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere.

●	U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies.

Risks Associated with Ties to China and Acquiring and Operating a Target Business with its Primary Operation in China

As set forth herein, we are a holding company with no material operations of our own. Our efforts in identifying a prospective target business will not be limited to a particular country. Our Sponsor and certain of our executive officers and directors have significant ties to the PRC, and we may seek to acquire a company that is based in China in an initial business combination. We may conduct a substantial majority of our operations through the PRC Target Company’s subsidiaries in the PRC of such potential ties to China, we may be subjected to the laws, rules and regulations of the PRC. Accordingly, in addition to the risk factors referred to above, we have set forth some of the primary risks we have identified in seeking to consummate our initial business combination with a company having its primary operations in the PRC. For more detailed description of the below risks and other risks related to acquiring and operating a business in China, see “Risk Factors — Risks Associated with Ties to China and Acquiring and Operating a Target Business with its Primary Operation in China”.

●	Due to the significant ties of certain of certain of our executive officers, directors and Sponsor the PRC, we may be a less attractive partner to non-PRC-based target companies as compared to a non-PRC based SPAC, therefore this may make it more difficult for us to complete an initial business combination with a target company that is non-PRC based. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks— Due to the significant ties of certain of our executive officers, directors and Sponsor the PRC, we may be a less attractive partner to non-PRC-based target companies as compared to a non-PRC based SPAC, therefore this may make it more difficult for us to complete an initial business combination with a target company that is non-PRC or based” for more information.

●	Given the Chinese government’s potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our search for a target business and/or the value of the securities we are registering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — Given the Chinese government’s potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our search for a target business and/or the value of the securities we are registering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate” for more information

●	The PRC government has indicated its intent to intervene in or influence a PRC company’s business operations at any time or to exert more oversight and control over offerings conducted overseas and foreign investment in China-based issuers. This could result in a material change in a PRC company’s business operations post business combination and/or the value of its securities. Additionally, governmental and regulatory interference could significantly limit or completely hinder a target company’s ability to offer or continue to offer securities to investors post business combination and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — The PRC government has indicated its intent to intervene in or influence a PRC company’s business operations at any time or to exert more oversight and control over offerings conducted overseas and foreign investment in China-based issuers. This could result in a material change in a PRC company’s business operations post business combination and/or the value of its securities. Additionally, governmental and regulatory interference could significantly limit or completely hinder a target company’s ability to offer or continue to offer securities to investors post business combination and cause the value of such securities to significantly decline or be worthless” for more information.

●	Our initial business combination may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — Our initial business combination may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities” for more information.

●	Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections” for more information.

●	U.S. laws and regulations, including the Holding Foreign Companies Accountable Act and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — U.S. laws and regulations, including the Holding Foreign Companies Accountable Act and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong” for more information.

●	Compliance with the PRC Antitrust law may limit our ability to effect our initial business combination. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — Compliance with the PRC Antitrust law may limit our ability to effect our initial business combination” for more information.

●	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably” for more information.

●	Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us” for more information.

●	Our initial business combination may be subject to national security review by the PRC government and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — Our initial business combination may be subject to national security review by the PRC government and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities” for more information.

●	The approval of the China Securities Regulatory Commission is not required in connection with this offering, however, if required, we cannot predict whether we will be able to obtain such approval. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — The approval of the China Securities Regulatory Commission is not required in connection with this offering, however, if required, we cannot predict whether we will be able to obtain such approval” for more information.

●	There are uncertainties in the interpretation and enforcement of PRC laws and regulations that could limit the legal protection available to you and us. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — There are uncertainties in the interpretation and enforcement of PRC laws and regulations that could limit the legal protection available to you and us” for more information.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on the PRC or Hong Kong target company’s business and results of operations we may pursue in the future. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on the PRC or Hong Kong target company’s business and results of operations we may pursue in the future” for more information.

●	You may face difficulties in protecting your interests and exercising your rights as a shareholder if we were to conduct substantially all of our operations in China, and almost all of our officers and directors will likely reside outside the U.S. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — You may face difficulties in protecting your interests and exercising your rights as a shareholder if we were to conduct substantially all of our operations in China, and almost all of our officers and directors will likely reside outside the U.S.” for more information.

●	Governmental control of currency conversion may affect the value of your investment. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — Governmental control of currency conversion may affect the value of your investment” for more information.

●	If our initial business combination target is a PRC or Hong Kong company with operations being based in or having the majority of its operations in China, the PRC regulation on loans to, and direct investment in, our PRC subsidiary by offshore holding companies and governmental control in currency conversion may restrict our ability to make loans to or capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business post-business combination. See “Risk Factors — Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks — If our initial business combination target is a PRC or Hong Kong company with operations being based in or having the majority of its operations in China, the PRC regulation on loans to, and direct investment in, our PRC subsidiary by offshore holding companies and governmental control in currency conversion may restrict our ability to make loans to or capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business post-business combination” for more information.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2025
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)(1)	$(122,581)	$1,028,982
Total assets(2)	$248,982	$61,028,982
Total liabilities	$240,000	$2,480,706
Value of ordinary shares subject to possible redemption/tender(3)	$-	$60,000,000
Shareholder’s equity/(deficit)(4)	$8,982	$(1,451,724)

(1)	The “as adjusted” calculation includes $1,020,000 in cash held outside the trust account, plus $8,982 of actual shareholder’s equity at March 31, 2025.
(2)	The “as adjusted” calculation includes $60,000,000 of cash held in the trust account from the proceeds of this offering and the sale of the private placement units, plus $1,020,000 in cash held outside the trust account, plus $8,982 of actual shareholder’s equity at March 31, 2025.
(3)	The “as adjusted” value of ordinary shares which may be redeemed for cash equals the “as adjusted” the 6,000,000 ordinary shares sold in the offering multiplied by the redemption value of $10.00 per share/unit.
(4)	Excludes 6,000,000 ordinary shares purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination (approximately $10.00 per public share).

If no business combination is completed within the Combination Period, the proceeds then on deposit in the trust account, including interest not previously released to us (which interest shall be net of taxes payable) will be used to fund the redemption of our public shares. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to complete our initial business combination within the Combination Period.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

RISKS RELATING TO OUR SEARCH FOR, CONSUMMATION OF, OR INABILITY TO

CONSUMMATE, A BUSINESS COMBINATION AND POST-BUSINESS COMBINATION RISKS

We are a Cayman Islands exempted company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability, with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

The ownership interest of our Sponsor may change, and our Sponsor may divest its ownership interest in us before identifying a business combination, which could deprive us of key personnel and advisors.

Our sponsor, Whiteowl Holdings LLC, is a Delaware limited liability company. Our Sponsor is currently controlled by Mr. Ping Zhang, our Chairman, Chief Executive Officer, Chief Financial Officer, and director, thus, Mr. Ping Zhang currently holds voting and investment discretion with respect to the ordinary shares held of record by the Sponsor. However, this may change as there is no contractual restriction on the Sponsor or the Sponsor’s owners’ ability to share, sell or otherwise dispose of part or all of the interests in our sponsor. In addition, the Sponsor’s owners could, with our permission, transfer any securities owned by it to a third party, resulting in such third party obtaining control over us. As a result, there is a risk that our Sponsor (or its owners) may divest its (or their) ownership or economic interests in us or in the Sponsor before a business combination target is identified or consummated, which would likely result in the Company’s loss of certain key personnel or advisors, including Mr. Ping Zhang, which may materially and adversely affect the Company’s ability to consummate a transaction and the value of your investment. In addition, investors would not have had the opportunity to consider the identity of the persons obtaining control over us and whether they would have wanted to invest in us if such persons were in control.

Differences in the interpretation and enforcement of Chinese laws and regulations and those in the United States may impact limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Differences in the interpretation and enforcement of Chinese laws and regulations and those in the United States may impact the legal protections available to us. Due to the rapid development of China’s economy, the PRC legal system continues to rapidly evolve, the huge size and complexity of China’s economy can lead to differences in the interpretation and application of laws.

Therefore, these risks may result in a material change in business operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the Chinese government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to optimize cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

If we were to engage with a target with a VIE structure, we cannot assure you that our practices would not be deemed to violate any PRC laws or regulations relating to illegal fund-raising, forming capital pools or the provision of credit enhancement services. Since China and the United States are very different in terms of political and legal systems, if investors view China issues solely from the perspective of the United States, it may bring pressure and impact on our business.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of March 31, 2025, the Company had $64,357 in cash and a working capital deficit of $122,581. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Our public shareholders might not be afforded the opportunity to vote on our proposed initial business combination, which means that we might be able to complete an initial business combination even though a majority of our shareholders might oppose the transaction.

Unless required by law, we might not seek shareholder approval of our initial business combination or we might provide shareholders with the opportunity to sell their shares to us by way of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Moreover, Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that would require us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such a business combination instead of conducting a tender offer.

In the case that we seek shareholder approval of our initial business combination, we will call a meeting for such purpose where shares may be redeemed, if they vote against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable). In the case of a tender offer, public shareholders will have the opportunity to sell their shares to us for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Thus, depending on various factors such as the economics of the initial business combination, the timing, et cetera, we will decide in our sole discretion the best resolution. Therefore, as concerns the initial business combination, even if a majority of shareholders disapproves, we might still be able to effect the transaction. Please see the section of this prospectus entitled “Proposed Business — Effecting Our Initial Business Combination” for additional information.

Our Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or rights from public holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our public securities.

Our Sponsor, directors, officers, advisors or their affiliates may purchase shares or public rights or a combination thereof, in privately-negotiated transactions or in the open market, either prior to or following the completion of our initial business combination, although they are under no obligation to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. Moreover, none of the funds in the trust account would be used to purchase shares or public rights in such transactions. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our Sponsor, directors, officers or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers, advisors or their affiliates purchase shares in privately-negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public rights could be to reduce the number of public rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our ordinary shares or public rights and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our Sponsor, directors, officers or their affiliates were to purchase shares or rights from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	the Company’s registration statement/proxy statement filed for its business combination transaction would disclose the possibility that the Company’s Sponsor, directors, officers, advisors or their affiliates may purchase shares or rights from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if the Company’s Sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, they would do so at a price no higher than the price offered through the Company’s redemption process;

●	the Company’s registration statement/proxy statement filed for its business combination transaction would include a representation that any of the Company’s securities purchased by the Company’s Sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

●	the Company’s Sponsor, directors, officers or their affiliates would waive any redemption rights with respect to the Company’s securities purchased; and

●	the Company would disclose in a Form 8-K the following material items:

i.	the amount of the Company’s securities purchased outside of the redemption offer by the Company’s Sponsor, directors, officers, advisors or their affiliates, along with the purchase price;

ii.	the purpose of the purchases by the Company’s Sponsor, directors, officers, advisors or their affiliates;

iii.	the impact, if any, of the purchases by the Company’s Sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

iv.	the identities of Company security holders who sold to the Company’s Sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of Company security holders (e.g., 5% security holders) who sold to the Company’s Sponsor, directors, officers, advisors or their affiliates; and

v.	the number of Company securities for which the Company has received redemption requests pursuant to its redemption offer.

Absent a business combination, the net investment proceeds may be held in trust for as long as up to 18 months from the consummation of this offering.

We will not have an obligation to return the funds held in trust unless we are unable to consummate an initial business combination within 18 months from the consummation of this offering. Consequently, your investment funds and the interest accrued thereon, if applicable, may not be available to you for the next 18 months from the consummation of this offering. We may also at that time make a proposal to shareholders to amend our governing documents so as to allot additional time for our search; in which case you would be provided the opportunity to redeem your shares. Your only other alternative to recoup your investment would be to sell your shares to the public, and you risk capital loss if you sell your shares because we cannot guarantee that the price for our securities after this initial public offering will equal the consideration that you paid for our units.

Your ability to influence the outcome of the investment decision concerning the initial business combination will be limited.

Upon your initial investment in us, little information will be available to you concerning our likely future target company for the initial business combination. This makes it difficult for you to evaluate your investment risk. Moreover, a decision whether to pursue the initial business combination may not require your approval, for example, in the case of a tender offer. Your only opportunity to influence the outcome of a proposed initial business combination may be to exercise your right to redeem your shares for cash.

The ability of our public shareholders to redeem their shares constitutes a capital structure risk that we cannot easily predict or mitigate and as a result such risk may hinder our ability to successfully consummate an initial business combination.

The total amount of our capital that will be recalled as a result of public shareholders opting to redeem their shares is not readily ascertainable and therefore should we need to pay any amount of consideration for the initial business combination in cash or otherwise provide cash as a result of the initial business combination, we would not be able to easily ascertain whether we would have sufficient cash as a result of the unpredictability of capital calls resulting from shareholder redemptions. As a result, we would need to arrange for third-party financing for which there is no guarantee that we would be successful. Moreover, raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may force us to restructure an otherwise optimal capital structure or limit our ability to complete the most desirable business combination available to us.

Any shareholder redemption would cause cash to be depleted from the trust subject only to the underwriter’s commission but not the subsequent business combination commission. As a result, the proportion of fees payable to the underwriter may increase significantly for those who elect not to redeem their shares prior to the initial business combination. This would increase the total cost of capital and possibly cause your return on investment to be less than it otherwise would have been.

Whether and the extent to which shareholders redeem their shares for cash may constitute a risk that could cause us to fail to successfully consummate the initial business combination because a condition of the transaction might be a requirement for us to tender a certain amount of cash which, absent third-party financing, might not be possible if subjected to an excess amount of redemptions.

As a part of our initial business combination, it is possible that a condition to the consummation of the transaction might be that we tender a certain amount of cash. If more shareholders than predicted were to elect to redeem their shares for cash then, absent third-party financing to accommodate any inadequacy in funds, we might not have sufficient cash to satisfy the condition and therefore to consummate the transaction.

Members of our management team may in the future be involved in governmental investigations and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated with.

Members of our management team may in the future be involved in governmental investigations and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated with. Any such investigations or litigations may divert our management team’s attention and resources away from searching for an initial business combination, may be detrimental to our reputation, and thus may negatively affect our ability to complete an initial business combination.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future.

Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject us to significant liabilities.

The requirement to complete an initial business combination within a prescribed timeframe may disadvantage us in negotiating with a potential target, especially as the deadline nears, at which point we would cease all operations and liquidate.

The prescribed timeframe of 18 months from the consummation of this offering to complete an initial business combination may limit our ability to thoroughly complete due diligence, which might hinder our ability to negotiate superior terms for our shareholders. Furthermore, any potential target will be informed of our schedule and may use this information as leverage against us, for example, as the end-of-term approaches, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with them, the consequences would be a dissolution.

Our use of funds prior to the completion of the initial business combination may be limited.

We will have available to us an aggregate of $1,020,000 held outside of our trust account to fund our operating expenses until the consummation of our initial business combination. The expenditures necessary from the time of this offering until we are able to affect our initial business combination might surpass this allocation in which case we would need to secure additional funds or would be forced to terminate our search and liquidate. Our officers, directors, and insiders would not be obligated to lend us money in such a scenario.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate. As a result, our public shareholders may only receive $10.00 per public share, or less than such amount in certain circumstances, and our rights will expire worthless.

We have 18 months from the consummation of this offering to consummate our initial business combination. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets, and the other risks described herein. If we have not completed our initial business combination within such 18 month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law, in which case, our public shareholders may only receive $10.00 per public share, or less than such amount in certain circumstances, and our rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors herein.

Our search for an initial business combination, and any target business with which we ultimately consummate an initial business combination, may be materially adversely affected by new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) and other events, and the status of debt and equity markets.

Any new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) or other events (such as terrorist attacks, armed conflicts or natural disasters) could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if concerns relating to any outbreak of a disease restricts travel or limits the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers. The extent to which any new outbreak or the continuation of any existing situation impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted. If any such event (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continues for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected.

Our search for an initial business combination, and any target business with which we may ultimately consummate an initial business combination, may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the conflict in the Middle East and Southwest Asia.

United States and global markets have experienced, and may or may continue to experience, volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of conflict in the Middle East and Southwest Asia. In response to the ongoing Russia-Ukraine conflict, the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, or have undertaken or will undertake military strikes in Southwest Asia, increasing geopolitical tensions among a number of nations. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any continuing or new sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the conflict in the Middle East and Southwest Asia and subsequent sanctions or related actions, could have a lasting impact on regional and global economies and could adversely affect our search for an initial business combination and any target business with which we may ultimately consummate an initial business combination.

The extent and duration of the ongoing conflicts, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this section. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we may ultimately consummate an initial business combination, may be materially adversely affected.

If we seek shareholder approval of our initial business combination, our Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from public shareholders, which would reduce the public “float” of our ordinary shares prior to a vote, which may influence a vote on a proposed business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, directors, officers, or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, none of the funds in the trust account will be used to purchase shares in such transactions.

Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof, and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent that such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing, or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem the shares of this offering in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Nonetheless, if a shareholder does not receive our tender offer or proxy materials, as applicable, such shareholder may not have notice of the opportunity to redeem shares. In addition, the proxy materials or tender offer documents, as applicable, that we will furnish to our public shareholders in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem such shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or in the alternative, to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures, its shares may not be redeemed.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or rights, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those public shares that such shareholder properly elected to redeem, subject to the limitations described in this prospectus, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our Post-offering Memorandum and Articles of Association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the consummation of this offering, or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 18 months from the consummation of this offering, subject to applicable law and as further described herein. In addition, if we are unable to complete an initial business combination within 18 months from the consummation of this offering, for any reason, compliance with Cayman Islands law may require that we submit a plan of dissolution to our then-existing shareholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public shareholders may be forced to wait beyond the 18 months from the consummation of this offering, before they receive funds from our trust account. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or rights, potentially at a loss.

We anticipate that our efforts to identify a target for a business combination may be hindered by significant competition.

We anticipate that there may be significant competition in the market for the identification of investments from other blank check companies, investment companies, and other individuals. Some of these competitors may be more experienced, better staffed, and with cost of capital or other financial objectives that might permit a more competitive offering than what we might be able to offer. For example, our unpredictable future balance sheet at the time and as a result of redemptions for cash might place us at a significant disadvantage to a competitor who would not be subject to such a variation.

If the net proceeds of this offering and any other financing are insufficient to allow us to operate for at least the next 18 months from the consummation of this offering we may be unable to complete our initial business combination, in which case our public shareholders may only receive $10.00 per public share, or less than such amount in certain circumstances.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 18 months from the consummation of this offering, assuming that our initial business combination is not completed during that time. If we do not have sufficient funds to continue searching for, or conducting due diligence with respect to, a target business, it may force us to abandon a potential transaction that we otherwise find attractive. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account. In certain circumstances, our public shareholders may receive less than $10.00 per public share upon our liquidation. See “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by shareholders may be less than $10.00 per public share” and other risk factors described herein.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will reveal all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance our initial business combination, whichever may apply. Accordingly, any security holders who choose to remain security holders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to our initial business combination, constituted an actionable material misstatement or omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced, and the per-share redemption amount received by shareholders may be less than $10.00 per public share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to waive such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of the shares issued in this offering, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within any applicable statute of limitations following redemption.

Additionally, if we are forced to file a bankruptcy petition or an involuntary bankruptcy petition is filed against us and is not subsequently dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders.

Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share issued in this offering and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account (if less than $10.00 per public share) due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per public share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our directors and officers to the maximum extent permitted by law and we will purchase directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances, and that insures us against our obligations to indemnify our directors and officers. However, any such insurance may not be available or sufficient. Further, our directors and officers have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided by us will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account, or (ii) we consummate our initial business combination. Our obligations to indemnify our directors and officers may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers even though, such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we may incur the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Because we are neither limited to evaluating a target business in a particular industry, nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry or sector. Because we have not yet selected or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. Although our officers, directors, and director nominees will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any security holders who choose to remain security holders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to our initial business combination, constituted an actionable material misstatement or omission.

We may not have significant experience or knowledge of the jurisdiction or industry of the business of the initial business combination.

We may consummate an initial business combination with any business in any jurisdiction we choose. As a result, we might not have sufficient expertise or the experience necessary to make an informed analysis and resulting decision concerning the initial business combination.

We have identified target criteria and other investment guidelines as a part of developing our strategy for the identification of a target business for the initial business combination; however, we are not obliged to adhere to these criteria which means that we may affect a combination with a significantly different business.

Our investment criteria constitute a general strategy composed of certain identification and qualification guidelines that we prefer in the identification of a target business for completing the initial business combination. We are not obliged to adhere to these guidelines and we may not, for example, in the scenario where we find an opportunity that we perceive as being a suitable option or the next best option if no target meeting all of our criteria was identified. As a result, you risk that at the time of a shareholder vote as to a business combination, any proposal that does not adhere to our strategy might be at an increased risk for rejection. This would mean an increase in redemption elections resulting in decreased cash held in trust and thus potentially a risk that we might not have enough funds to consummate the transaction. In the alternative, you risk that our evaluation of the company might later prove to be incorrect, for example, that the target’s failure to demonstrate all of the investment criteria might as a result cause it to be an unsuccessful venture after the combination due to any single or various combination of factors.

We may seek business combination opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers, directors, and director nominees will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on our initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or to be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules so as to complete our initial business combination within the prescribed timeframe.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing our initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls after our fiscal year ending March 31, 2026. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

Due to the significant ties of certain of our executive officers, directors and Sponsor to the PRC, we may be a less attractive partner to non-PRC-based target companies as compared to a non-PRC based SPAC, therefore this may make it more difficult for us to complete an initial business combination with a target company that is non-PRC.

Given that our Sponsor and certain of our executive officers and directors have significant ties to the PRC, these ties may make it more difficult for us to complete an initial business combination with a target company that is non-PRC, and which may therefore, make it more likely for us to consummate a business combination with a target company located in the PRC. As such, our initial business combination may be subject to a variety of PRC laws and other obligations. As a result, the risks relating to our Sponsor and certain of our executive offers and directors with significant ties to China could result in a material change in our operations and/or the value of the securities we are registering for sale.

Given the Chinese government’s potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our search for a target business and/or the value of the securities we are registering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate.

Certain of our directors and officers have significant ties to China. We may be subject to certain risks relating to regulatory oversight by the PRC government. This may significantly limit our ability to search for candidates for our initial business combination. In particular, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice. The Chinese government may also intervene or influence our search for a target business or the completion of an initial business combination at any time because our Sponsor and certain of our directors and officers have significant ties to China. This could significantly and negatively impact our search for a target business and/or the value of the securities we are registering for sale. Based on our understanding of the current PRC laws and regulations, our company is not required to obtain any prior permission from any PRC governmental authorities for this offering. Moreover, our officers and directors are not covered by any Chinese permissions requirements because our business is not conducted in China. Currently, our Sponsor and certain of our directors and officers have significant ties with China. Accordingly, as of the date of this prospectus, we have not applied or received any permission or approvals for this offering and our search for an initial business combination target company post offering. If applicable laws, regulations, or interpretations change and require us and/or our directors and officers to obtain such permissions or approvals in the future, Chinese regulatory agencies (a) may impose fines and penalties on our officers and directors and (b) may also take actions requiring our directors and officers, or making it advisable for our directors and officers, to terminate this offering before settlement and delivery of our units or delay our potential business combination and therefore, we may have to liquidate the funds held in the trust account (in which case our rights may be worthless). Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

The PRC government has indicated its intent to intervene in or influence a PRC company’s business operations at any time or to exert more oversight and control over offerings conducted overseas and foreign investment in China-based issuers. This could result in a material change in a PRC company’s business operations post business combination and/or the value of its securities. Additionally, governmental and regulatory interference could significantly limit or completely hinder a target company’s ability to offer or continue to offer securities to investors post business combination and cause the value of such securities to significantly decline or be worthless.

Statements by the Chinese government in 2021 have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. The PRC has proposed new rules in 2021 that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over large China-based internet companies. On November 14, 2021, the CAC publicly solicited opinion on the Regulation on Network Data Security Management (Consultation Draft), which stipulated that data processors that undertake data processing activities using internet networks within China are required to apply for cybersecurity review if it conducts data processing activities that will or may have an impact on China’s national security. The review is mandatory if the data processor controls more than 1 million users’ personal information and intends to be listed in a foreign country, or if the data processor seeks to be listed in Hong Kong. As of the date of this prospectus, the Draft Regulation on Network Data Security Management has not been formally adopted. On December 28, 2021, the CAC, jointly with 12 departments under the State Council, implemented the Measures for Cybersecurity Review, which became effective on February 15, 2022. According to the Measures for Cybersecurity Review, operators of critical information infrastructure purchasing network products and services, and data processors carrying out data processing activities that affect or may affect China’s national security, are required to conduct a cybersecurity review. Operators, including operators of critical information infrastructure and data processors, who control more than 1 million users’ personal information must report to the Cyber Security Review Office for a cybersecurity review if it intends to be listed in a foreign country.

On June 10, 2021, the Standing Committee of the PRC National People’s Congress, or SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the SCNPC adopted the Personal Information Protection Law, which took effect as of November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the responsibilities for collection, processing, and use of personal information.

Based on our understanding of currently applicable PRC laws and regulations, our registered public offering in the U.S. is not subject to the review or prior approval of the CAC or the CSRC and their oversight will not impact our officers and directors or their search for a target company. Further, we currently believe that the regulations or policies that have been issued by the CAC to date are not applicable to our officers and directors. However, uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries, persons and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Since none of our officers or directors have engaged in data activities or the processing of personal information in China, we believe our officers and directors are in full compliance with the regulations and policies that have been issued by the CAC to date. We currently do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. However, our Sponsor and certain of our executive officers and directors have significant ties to the PRC. Because of such significant ties, our initial business combination target company may include a PRC Target Company. Therefore, it is uncertain whether such PRC Target Company will be involved in the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Given the PRC authorities have significant discretion in interpreting and applying the relevant cybersecurity and data laws and regulations, there is a risk that any potential target business of ours may be subject to cybersecurity review or other regulatory actions even though it is not based or located in and does not conduct its principal business operations in China. To avoid such risk, we may avoid completing an initial business combination with such a target business and instead pursue other opportunities, which may limit the pool of attractive targets. As a result, our search for a target company may be adversely affected which could result in a material change in our operations and/or the value of the securities we are registering for sale.

Our initial business combination may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities.

Our Sponsor and certain of our executive officers and directors have significant ties to the PRC, and we may seek to acquire a company that is based in China in an initial business combination. Our initial business combination may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

For instance, various regulatory bodies in China, including the Cybersecurity Administration Committee, or CAC, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On November 14, 2021, the Cyberspace Administration of China has publicly solicited opinion on the Regulation on Network Data Security Management (Consultation Draft), which stipulates that data processor that undertakes data processing activities using Internet networks within China shall apply for the cybersecurity review if it conducts data processing activities that will or may have an impact on the national security. The review is mandatory if the data processor controls more than 1 million users’ personal information and intends to be listed in a foreign country, or if the data processor that will or may impact the national security seeks to be listed in Hong Kong. As of the date of this prospectus, the Draft Regulation on Network Data Security Management has not been formally adopted. On December 28, 2021, the Cyberspace Administration of China, jointly with 12 departments under the State Council, promulgated the Measures for Cybersecurity Review, which became effective on February 15, 2022. According to the Measures for Cybersecurity Review, operators of critical information infrastructure purchasing network products and services, and data processors carrying out data processing activities that affect or may affect national security, shall conduct cyber security review.

An operator, including operators of critical information infrastructure and data processors, who controls more than 1 million users’ personal information must report to the Cyber Security Review Office for a cybersecurity review if it intends to be listed in a foreign country.

Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. As a result, it will not affect our process of searching for a business combination target until further certainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. However, if we or the combined company following a business combination are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we or the combined company following a business combination could be subject to cybersecurity review, and if so, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded and we may not be able to pass such review in relation to this offering, searching for a business combination target, or a business combination. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions, which may have material adverse effect on our business, financial condition or results of operations.

On June 10, 2021, the Standing Committee of the PRC National People’s Congress, or SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the SCNPC adopted the Personal Information Protection Law, which came into force as of November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information.

These rules could result in us not being able to acquire a potential target in the PRC, or our using time and working capital to pursue a transaction that cannot be completed because of the actions of regulators.

As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we or the combined company following a business combination will comply with such regulations in all respects and we or the combined company following a business combination may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We or the combined company following a business combination may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition. As at the date of this prospectus, our officers and directors have not received with any notice and/or other sanctions with respect to the regulations or policies that have been issued by the CAC to date.

We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA), and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by the CFIUS. In addition, certain federally licensed businesses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership.

CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) that might be considered by CFIUS to be a covered transaction that CFIUS would have authority to review

Our Sponsor, Whiteowl Holdings LLC, is currently controlled by Mr. Ping Zhang, a United States citizen who is the manager of Whiteowl Holdings LLC. Additionally, our Sponsor does not have any members who are non-U.S. persons, and it does not have any substantial ties with any non-U.S. person (including any foreign national, foreign government, or entity controlled by a foreign person) as those terms are interpreted under the regulations of CFIUS. As of the date of this prospectus, our Sponsor is not a foreign person as such terms are defined in 31 C.F.R. Part 800. If we seek or receive investments from a non-U.S. investor, and the terms of such investment may confer such rights, authorities or votes that could result in “control” by such non-U.S. investors as defined under 31 C.F.R. Section 800.208 among other parts, we could potentially be subject to such foreign ownership restrictions and/or CFIUS review.

Based on our preliminary analysis, we do not anticipate that Mr. Ping Zhang would be considered a “non-U.S. person,” for purposes of CFIUS review. Mr. Ping Zhang is a citizen of the United States. Under CFIUS rules and regulations, as defined in 31 C.F.R. § 800.224, a “foreign person” (commonly referred to as a “non-U.S. person”) is defined as (1) any foreign national, foreign government, or foreign entity; or (2) any entity over which control is exercised or exercisable by a foreign national, foreign government, or foreign entity. Furthermore, 31 C.F.R. § 800.220(a) provides that a "foreign national" includes any individual who is not a U.S. citizen or lawful permanent resident of the United States.

In this case, Mr. Zhang is a United States citizen. Consequently, as a lawful citizen, Mr. Zhang is not considered a “foreign person” under the CFIUS rules and is therefore not a "non-U.S. person" for purposes of CFIUS review, regardless of his Chinese nationality. The status of our Sponsor is similarly unaffected because it is controlled by Mr. Zhang, who is not considered a “foreign person” under the applicable regulations.

The scope of CFIUS was expanded by FIRRMA to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business.

If non-U.S. investors assume “control” over the Company, and our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing, determine to submit a voluntary notice to CFIUS, or proceed with the initial business combination without notifying CFIUS and then bear the risk of CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we only have 18 months to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may prevent us from completing the transaction and require us to liquidate. If we liquidate, our public shareholders may only receive $10.00 per public share initially, and our rights will expire worthless. Our public shareholders may also lose the potential investment opportunity in a target company and the opportunity of realizing future gains on such investments through any price appreciation in the combined company.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or other securities from being traded on a national securities exchange or in the over the counter trading market in the U.S.

Our current auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. However, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, Nasdaq would delist our securities, including our public units, public shares and public rights being offered in this offering, and the SEC shall prohibit them from being traded on a national securities exchange or in the over the counter trading market in the U.S. For example, if we effect our initial business combination with a business located in the PRC or Hong Kong and if our new auditor is located in China or Hong Kong, with operations in and who performs audit operations of registrants in China or Hong Kong, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the relevant authorities, the work of our new auditor as it relates to those operations may not be inspected by the PCAOB, which currently is the case. If our securities are delisted and prohibited from being traded on a national securities exchange or in the over the counter trading market in the U.S. due to the PCAOB not being able to conduct inspections or full investigations of our auditor, it would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in the PRC or by the CSRC or the PRC Ministry of Finance in the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On August 26, 2022, PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong. The Holding Foreign Companies Accountable Act and related regulations currently do not affect the Company as the Company’s auditor is subject to PCAOB’s inspections and investigations.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the HFCAA. There could be additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. The implications of these possible regulations in addition to the requirements of the HFCAA are uncertain, and such uncertainty could cause the market price of our securities to be materially and adversely affected. If, for whatever reason, the PCAOB is unable to conduct inspections or full investigations of our auditor, the Company could be delisted or prohibited from being traded over the counter earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such delisting and prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

Inspections of audit firms that the PCAOB has conducted have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB were unable to conduct inspections or full investigations of the Company’s auditor, investors in our securities would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would may make it more difficult to evaluate the effectiveness of the Company’s independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures of our auditor and reported financial information and the quality of our financial statements.

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong.

The AHFCAA was enacted on December 23, 2022. The AHFCAA states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our independent registered public accounting firm issued an audit opinion on the financial statements included in this prospectus filed with the SEC. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB.

Our auditor is headquartered in Kansas City, Missouri, and has been inspected by the PCAOB on a regular basis.

Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality.

In addition, as part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of Congress that would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for such issuers and, beginning in 2025, the delisting from national securities exchanges such as Nasdaq of issuers included for three consecutive years on the SEC’s list. On May 20, 2020, the U.S. Senate passed S. 945, the HFCAA. The HFCAA was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the former U.S. president signed into law the HFCAA. In essence, the HFCAA requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. The enactment of the HFCAA and any additional rulemaking efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, and the market price of affected issuers’ securities could be adversely affected.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before that issuer’s securities may be prohibited from being trading or be delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions, and identified the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future. The auditor of the Company, CBIZ CPAs P.C., is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong, consistent with the HFCAA, and providing that the PCAOB will be required to reassess its determinations by the end of 2022. The HFCAA and related regulations currently do not affect our company as our auditor is subject to PCAOB’s inspections and investigations.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The HFCAA and AHFCAA would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB, and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government, specifically, those based in China. We may not be able to consummate a business combination with a favorable target business due to these laws.

In the event that we complete a business combination with a company with substantial operations in China or Hong Kong and if the PCAOB is not able to fully conduct inspections of or fully investigate our auditor’s work papers in China or Hong Kong or is not able to inspect or investigate the work papers of the auditor of a company we may target for an initial business combination, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a China or Hong Kong-based company, our access to the U.S. capital markets and the price of our shares.

Future developments in respect of increase U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.

Compliance with the PRC Antitrust law may limit our ability to effect our initial business combination.

The PRC Antitrust Law became effective on August 1, 2008. The government authorities in charge of antitrust matters in China are the Antitrust Commission and other antitrust authorities under the State Council. The PRC Antitrust Law regulates (1) monopoly agreements, including decisions or actions in concert that preclude or impede competition, entered into by business operators; (2) abuse of dominant market position by business operators; and (3) concentration of business operators that may have the effect of precluding or impeding competition. To implement the Antitrust Law, in 2008, the State Council formulated the regulations that require filing of concentration of business operators, pursuant to which concentration of business operators refers to (1) merger with other business operators; (2) gaining control over other business operators through acquisition of equity interest or assets of other business operators; and (3) gaining control over other business operators through exerting influence on other business operators through contracts or other means. In 2009, the Ministry of Commerce, to which the Antitrust Commission is affiliated, promulgated the Measures for Filing of Concentration of Business Operators (amended by the Guidelines for Filing of Concentration of Business Operators in 2014), which set forth the criteria of concentration and the requirement of miscellaneous documents for the purpose of filing. Our Sponsor and certain of our executive officers and directors have significant ties to the PRC, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. The business combination we contemplate may be considered the concentration of business operators, and to the extent required by the Antitrust Law and the criteria established by the State Council, we must file with the antitrust authority under the PRC State Council prior to conducting the contemplated business combination. If the antitrust authority decides not to further investigate whether the contemplated business combination has the effect of precluding or impeding competition or fails to make a decision within 30 days from receipt of relevant materials, we may proceed to consummate the contemplated business combination. If antitrust authority decides to prohibit the contemplated business combination after further investigation, we must terminate such business combination and would then be forced to either attempt to complete a new business combination if it was prior to 18 months from the closing of this offering or we would be required to return any amounts which were held in the trust account to our shareholders. When we evaluate a potential business combination, we will consider the need to comply with the Antitrust Law and other relevant regulations which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been subjected to intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company if we target a PRC company with respect to the initial business combination. In addition, our Sponsor and certain of our executive officers and directors have significant ties to the PRC. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, we will be severely hampered and your investment in our securities post business combination could be rendered worthless.

Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.

The legislation governing the acquisition of a China state-owned company contains stringent governmental regulations. The transfer of state-owned property rights in enterprises must take place through a government approved “state-owned asset exchange,” and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to do “state-owned assets evaluation.” The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures are essential in the event that there is more than one potential transferee. In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller must pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees. These regulations may adversely affect our ability to acquire a state-owned business or assets.

Our initial business combination may be subject to national security review by the PRC government and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities.

On February 3, 2011, the PRC government issued a Notice Concerning the Establishment of Security Review Procedure on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or Security Review Regulations, which became effective on March 5, 2011. The Security Review Regulations cover acquisitions by foreign investors of a broad range of PRC enterprises if such acquisitions could result in de facto control by foreign investors and the enterprises are relating to military, national defense, important agriculture products, important energy and natural resources, important infrastructures, important transportation services, key technologies and important equipment manufacturing. The scope of the review includes whether the acquisition will impact the national security, economic and social stability, and the research and development capabilities on key national security related technologies. Foreign investors should submit a security review application to the Department of Commerce for its initial review for contemplated acquisition. If the acquisition is considered to be within the scope of the Security Review Regulations, the Department of Commerce will transfer the application to a joint security review committee within five business days for further review. The joint security review committee, consisting of members from various PRC government agencies, will conduct a general review and seek comments from relevant government agencies. The joint security review committee may initiate a further special review and request the termination or restructuring of the contemplated acquisition if it determines that the acquisition will result in significant national security issue.

The Security Review Regulations will potentially subject a large number of mergers and acquisitions transactions by foreign investors in China to an additional layer of regulatory review. Currently, there is significant uncertainty as to the implication of the Security Review Regulations. Neither the Department of Commerce nor other PRC government agencies have issued any detailed rules for the implementation of the Security Review Regulations. Our Sponsor and certain of our executive officers and directors have significant ties to the PRC, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. If, for example, our potential initial business combination is with a target company operating in the PRC in any of the sensitive sectors identified above, the transaction will be subject to the Security Review Regulations, and we may have to spend additional resources and incur additional time delays to complete any such acquisition. We may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue.

The approval of the China Securities Regulatory Commission is not required in connection with this offering, however, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Regulations include, among other things, provisions that purport to require any offshore special purpose vehicle that is controlled by PRC companies or individuals and formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies to obtain the approval of the CSRC prior to the listing and trading of its securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by any such special purpose vehicle seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Regulations and the CSRC approval requirement to offshore special purpose vehicles.

In addition, the Opinions jointly issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council, which were made available to the public on July 6, 2021, call for strengthened regulation over illegal securities activities and supervision of overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. The Opinions also provide that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities. As of the date of this prospectus, no official guidance and related implementation rules have been issued in relation to the recently issued Opinions and the interpretation and implementation of the Opinions remain unclear at this stage.

Based on our understanding of the current PRC laws and regulations, our company is not required to obtain any prior permission under the M&A Regulations or the Opinions from any PRC governmental authorities (including the CSRC) for consummating this offering, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Regulations; and (b) our company is a blank check company newly incorporated in the British Virgin Islands rather than in China and currently our company does not own or control any equity interest in any PRC company or operate any business in China. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities. However, there remains some uncertainty and no assurance as to how our interpretations to the M&A Rules and the Opinions will be interpreted or implemented by the relevant PRC governmental authorities, including the CSRC, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or adopt new interpretation of existing rules that would require us to obtain CSRC or other PRC governmental approvals for this offering or, in the context of an overseas offering or if we decide to consummate the business combination with a target business based in and primarily operating in China.

Furthermore, CAC, issued the draft amendment to the Cybersecurity Review Measures in July 2021, which provides, among other things, that an application for cyber security review shall be made by an issuer who is a critical information infrastructure operator or a data processing operator as defined therein before such issuer’s listing in a foreign country if the issuer possesses personal information of more than one million users, and that the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security. Such draft amendment was released for public comment, and its provisions and anticipated adoption or effective date are subject to changes and thus its interpretation and implementation remain substantially uncertain.

While the application of the M&A Rules remains unclear, we believe that the CSRC approval was not required in the context of this offering. However, there can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion. If it is determined in the future that the approval of the CSRC, CAC or any other regulatory authority is required for this offering, we or our post-business combination company may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. This could occur in the event we do not receive or maintain any required governmental permissions or approvals, if we inadvertently conclude that such permissions or approvals are not required, or if applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals in the future. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability, our PRC subsidiary’s ability to pay dividends outside of China post business combination, limit our PRC subsidiary’s operations post business combination in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, including but not limited, to revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business; any of the above could also negatively affect the trading price of our securities pre- and post-business combination. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our units or delay our potential business combination. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. PRC laws and regulations may significantly impact the cash flows associated with this transaction, particularly in regards to shareholder rights, in that certain laws may limit the ability of shareholders to freely exercise their redemption rights. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering or our business combination, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Our Sponsor and certain of our executive officers and directors have significant ties to the PRC, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. If we decide to consummate our business combination with a target business based in and primarily operating in China, the combined company’s business operations in China through its subsidiaries, as applicable, are subject to relevant requirements to obtain applicable licenses from PRC governmental authorities under relevant PRC laws and regulations.

There are uncertainties in the interpretation and enforcement of PRC laws and regulations that could limit the legal protection available to you and us.

Our Sponsor and certain of our executive officers and directors have significant ties to China, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. The uncertainties in the interpretation and enforcement of PRC laws, rules and regulations would apply to us if we were to acquire a company that is based in China or Hong Kong regardless of whether we have a direct ownership structure post-business combination. Because of such ties to China or Hong Kong, we may be governed by PRC laws and regulations. PRC companies and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on the PRC or Hong Kong target company’s business and results of operations we may pursue in the future.

Our Sponsor and certain of our executive officers and directors have significant ties to the PRC. In addition, if our initial business combination target is a PRC or Hong Kong company with operations in China or Hong Kong, its business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. To date, the government still owns a substantial portion of productive assets in China. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. Given the Chinese government’s significant oversight and discretion over the conduct of business of any China based company that we may target for an initial business combination, the Chinese government may intervene or influence the operations of our target at any time, which could result in a material change in our operations and/or value of the securities we are registering for sale.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could materially adversely affect the overall economic growth of China. Such developments could adversely affect our business and operating results, reducing demand for our services and adversely affecting our competitive position.

The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may negatively affect us. In the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may decrease economic activity in China, which may adversely affect our business and operating results.

You may face difficulties in protecting your interests and exercising your rights as a shareholder if we were to conduct substantially all of our operations in China.

Although we are incorporated in the Cayman Islands, our initial business combination target may be a PRC or Hong Kong company with substantially all of its operations in China. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We would likely have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Our Sponsor and certain of our executive officers and directors have significant ties to the PRC, and our initial business combination target may be a PRC company with substantially all of its revenues in RMB. Shortages in the availability of foreign currency may restrict the ability of the PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands post business combination, we may not be able to pay dividends in foreign currencies to our security-holders.

If our initial business combination target is a PRC or Hong Kong company with operations being based in or having the majority of its operations in China, the PRC regulation on loans to, and direct investment in, our PRC subsidiary by offshore holding companies and governmental control in currency conversion may restrict our ability to make loans to or capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business post-business combination.

Our Sponsor and certain of our executive officers and directors have significant ties to the PRC, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. If our initial business combination target is a PRC or Hong Kong company with operations being based in or having the majority of its operations in China, it may become necessary or desirable for us to make loans or capital contributions to our PRC subsidiary after the completion of our initial business combination. Our ability to make such loans or capital contributions may be restricted by certain PRC laws and regulations, including but not limited to Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign invested Enterprises, or Circular 19, effective on June 1, 2015, and the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, each promulgated by the PRC State Administration of Foreign Exchange, or SAFE, which impose limitations on offshore entities in transferring foreign currencies to PRC persons.

In light of the various requirements imposed by PRC regulations, for example, SAFE Circular 19 and SAFE Circular 16, on loans to, and direct investment in, our PRC subsidiary by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to conduct our business post-initial business combination and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our Post-offering Memorandum and Articles of Association does not provide a specified maximum redemption threshold. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete our initial business combination or redeem any public share, all public shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Our Post-Offering Memorandum and Articles of Association provides that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our Post-Offering Memorandum and Articles of Association provides that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our Post-offering Memorandum and Articles of Association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Our Post-Offering Memorandum and Articles of Association also provides that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our Post-offering Memorandum and Articles of Association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) claimant shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such rights holder in any such enforcement action by service upon such claimant’s counsel in the foreign action as agent. This choice-of-forum provision may limit a claimant’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. We cannot assure you that we will not seek to amend our Post-offering Memorandum and Articles of Association or other governing documents in a manner that will make it easier for us to complete our initial business combination but that might also be opposed by our shareholders.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, and extended the time to consummate their initial business combinations. Amending the provisions of our Post-offering Memorandum and Articles of Association relating to certain pre-business combination activity will require the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding ordinary shares.

In addition, our Post-offering Memorandum and Articles of Association requires us to provide our public shareholders with the opportunity to redeem their shares for cash if we propose an amendment to our Post-offering Memorandum and Articles of Association (A) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination, (B) to modify the substance or timing of our obligation to redeem 100% of the ordinary shares issued in this offering if we do not complete our initial business combination within 18 months from the consummation of this offering or (C) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity. To the extent any such amendments would be deemed to fundamentally change the nature of any securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

The provisions of our Post-offering Memorandum and Articles of Association that relate to our pre-business-combination-activity including an amendment to permit us to withdraw funds from the trust account such that the per-share amount investors receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the affirmative vote of the holders of at least two-third majority of the voting power of our outstanding ordinary shares entitled to vote thereon, which is a lower amendment threshold than that of some other blank check companies. The corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended with the approval of the holders of at least 50% of the ordinary shares sold in the IPO. It may be easier for us, therefore, to amend our Post-offering Memorandum and Articles of Association and the trust agreement to facilitate the completion of our initial business combination that some of our shareholders may not support.

Our Post-offering Memorandum and Articles of Association provides that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and certain proceeds of other financing activity and not release such amounts except in specified circumstances (including releasing interest earned on the funds held in the trust account to pay our taxes), to provide redemption rights to public shareholders as described herein, and to permit us to withdraw funds from the trust account such that the per-share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended by the affirmative vote of a two-third majority of our shareholders entitled to vote thereon and the holders of the public shares are provided with the opportunity to redeem their public shares upon the approval of any such amendment in the manner set out in the Post-offering Memorandum and Articles of Association. In all other instances, our Post-offering Memorandum and Articles of Association may be amended by holders of at least two-third majority of the voting power of our outstanding ordinary shares entitled to vote thereon, subject to applicable provisions of the Cayman Islands law or applicable stock exchange rules.

The Sponsor will hold, in the aggregate, approximately 26% of the voting power of our ordinary shares issued and outstanding immediately following the IPO (excluding the private shares and assuming it does not purchase any units in this offering), will participate in any vote to amend our Post-offering Memorandum and Articles of Association and/or trust agreement, and will have the discretion to vote as it deems.

As a result, we may be able to amend the provisions of our Post-offering Memorandum and Articles of Association which govern our pre-initial-business-combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our Post-offering Memorandum and Articles of Association.

The excise tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

The Inflation Reduction Act of 2022 provides for, among other things, a new 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations after December 31, 2022 (the “stock buyback tax”), subject to certain exceptions. If applicable, the amount of the stock buyback tax is generally 1% of the aggregate fair market value of any stock repurchased by the corporation during a taxable year, net of the aggregate fair market value of certain new stock issuances by the repurchasing corporation during the same taxable year. On April 9, 2024, the U.S. Department of the Treasury issued proposed regulations addressing the application of the excise tax. The proposed regulations provide certain rules upon which taxpayers are generally entitled to rely until publication of final regulations. The proposed regulations clarify that certain distributions in complete liquidation or pursuant to a resolution or plan of dissolution generally are not repurchases that would be subject to the excise tax. In addition, certain redemptions that occur in the same taxable year as a complete liquidation is completed or in which a dissolution occurs would generally be exempt from such excise tax.

As an entity incorporated as a Cayman Islands exempted company, with no subsidiaries or previous merger or acquisition activity, the stock buyback tax is currently not expected to apply to redemptions of our public shares (absent any further regulations or other additional guidance that may be issued in the future). However, in connection with an initial business combination involving a company organized under the laws of the United States (or any subdivision thereof), it is possible that we domesticate and continue as a Delaware corporation prior to certain redemptions. Because we expect that, following such a domestication, our securities would continue to trade on Nasdaq, in such a case we could be subject to the stock buyback tax with respect to any subsequent redemptions (including redemptions in connection with the initial business combination) that are treated as repurchases for this purpose. In all cases, whether and to what extent we would be subject to the stock buyback tax will depend on a number of factors, including (i) the structure of the initial business combination, including the extent to which the initial business combination involves a U.S. corporation and the extent to which we issue shares in the initial business combination or otherwise during the same taxable year that are eligible to offset any redemptions or other repurchases, (ii) the fair market value of the shares redeemed and (iii) the extent such redemptions could be treated as dividends and not as repurchases. The applicability of the stock buyback tax to us could be further affected by the content of any further regulations, clarifications or other additional guidance from the U.S. Treasury Department that may be issued and applicable to the redemptions.

Any stock buyback tax that becomes payable as a result of any redemptions of our public shares (or other shares into which such public shares may be converted) in connection with our initial business combination or otherwise would be payable by us and not by the redeeming holder. To the extent such taxes are applicable, the amount of cash available to pay redemptions or to transfer to the target business in connection with our initial business combination may be reduced, which could result in our inability to meet conditions in the agreement relating to our initial business combination related to a minimum cash requirement, if any, or otherwise result in the shareholders of the combined company (including any of our shareholders who do not exercise their redemption rights in connection with the initial business combination) to economically bear the impact of such stock buyback tax.

In the event an excise tax and/or any other similar fees or taxes in nature are levied or imposed on us pursuant to any current, pending or future rule(s) or law(s), and such tax or fee has not been paid by us to the applicable regulatory authority on or prior to the due date for such a tax or fee, our Sponsor agrees to promptly (but in any event sufficiently prior to the due date for such tax or fee to assure timely payment thereof) either directly pay such tax or fee on behalf of us or advance to us such funds as necessary and appropriate to allow us to pay such tax or fee timely. Our Sponsor agrees not to seek recourse for such expenses from the trust account.

Additional financing might not be available to us, if necessary, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

We have not yet identified any prospective target business and therefore the capital requirements for any particular transaction remain to be determined; thus, although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, we cannot be certain that we will not require additional capital, which may not be available to us. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem into cash a significant number of public share, we will be required to seek additional financing which may not be available or may not be available on acceptable terms. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or the growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

The normal regulatory protections for blank check companies will not apply to your investment in this company.

Under the U.S. securities laws, our company has characteristics of a “blank check company” because our “business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person,” and Rule 419 as promulgated under the Securities Act of 1933 governs such offerings and provides an exclusion for which we qualify because the Exchange Rule 3a51-1(a)(2) excludes from the definition of “penny stock” a security that is registered, or approved for registration upon notice of issuance, on a national securities exchange, or is listed, or approved for listing upon notice of issuance on, an automated quotation system sponsored by a registered national securities association, that has established initial listing standards that meet or exceed the criteria set forth in the Exchange Rule. Once the Company’s securities are listed on the Nasdaq Global Market and have been so listed since the consummation of its proposed IPO, the Company can therefore rely on the Exchange Rule to avoid being treated as a penny stock. Thus, the investor protections of Rule 419 will not apply: restriction on the transferability of the securities, completion of an initial business combination within 18 months, and restriction on the use of interest earned on the funds held in trust. For more information comparing our offering with offerings governed by Rule 419, please refer to the section of this prospectus entitled “Proposed Business: Comparison of This Offering to Blank Check Offerings Subject to Rule 419.”

Our Sponsor will hold a substantial interest in us. As a result, it may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon the consummation of this offering, our Sponsor will own shares representing approximately 26% of our issued and outstanding ordinary shares (excluding the private shares and assuming it does not purchase any units in this offering). Neither our Sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our public shares. In addition, as a result of their substantial ownership in our company, our Sponsor may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our Post-offering Memorandum and Articles of Association and approval of major corporate transactions. If our Sponsor purchases any public units in this offering or any additional public shares in the aftermarket or in privately negotiated transactions, this would increase its influence over these actions. In addition, upon our Post-offering Memorandum and Articles of Association taking effect, our board of directors, whose members were elected by our Sponsor, will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each subsequent year thereafter. We may not hold an annual meeting of shareholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the initial business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a portion of the board of directors will be considered for election. Accordingly, our Sponsor will exert significant influence over actions requiring a shareholder vote. Please see “Proposed Business — Effecting Our Initial Business Combination.”

Our initial business combination may be approved without the affirmative vote of any public shareholders, which could result in a transaction being consummated that is not supported by a majority of public shareholders.

Because our Sponsor, officers, and directors will agree to vote the founder shares and any other ordinary shares they may hold (including any shares purchased in the open market after this offering) in favor of our initial business combination, we could complete our initial business combination even if none of the public shares are voted in favor of the transaction, provided a quorum is present at the shareholder meeting. Assuming only the minimum number of shares representing a quorum is present and voted, no public shares would be required to approve the transaction. If all of our issued and outstanding shares are present and vote, we could need as little as 1,842,501 of our public shares (or approximately 30.71% of our public shares, assuming the over-allotment option is not exercised and the Sponsor does not purchase additional units) to vote in favor of the transaction for it to be approved. This means you could be invested in a company following the business combination even if a significant majority of public shareholders vote against it or do not vote at all. As a result, you may not have the ability to influence the approval of our initial business combination, and a transaction that you do not support could be consummated.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per public share or less upon the liquidation of our trust account.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per public share on the liquidation of our trust account.

Our key personnel may negotiate employment or consulting agreements with the target or surviving entity in connection with negotiating the business combination.

Our key personnel may remain with us after the initial business combination so long as they are able to successfully negotiate an employment or consulting agreement that would be negotiated simultaneous to the negotiation of the initial business combination. As such, the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. As a result, this potential conflict of interest could impair our evaluation of whether any particular acquisition would be more advantageous than another.

Our assessment of the skills and qualifications of the management of the target company may be limited which could cause us to make a sub-optimal selection.

We will make our evaluation of the target company and its management subject to the limitations of time, information, and resources. As a result, our analysis will be a qualified-analysis, and therefore our determination may ultimately prove to be incorrect. For example, a latent discovery could emerge that the management of the target company might not be suited to managing a publicly traded company. Such a scenario may cause the publicly traded shares of the company to decline in value.

As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

Changes in the market for directors’ and officers’ liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

The market for directors and officers liability insurance for special purpose acquisition companies has changed in the past in adverse ways. Any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

If our initial business combination includes economic interests external to the jurisdiction of the United States, we would incur substantial additional risks.

Additional risk items applicable to us in a scenario wherein we would acquire economic interests beyond the borders of the United States as a part of our initial business combination are difficult to predict and therefore you should be cautious in evaluating any potential negative impact to your investment as a result of such an acquisition. For example: complex issues of taxation arise within a multi-jurisdictional business; other increased costs as a result of operating under more than one legal regime; tariffs, customs, or other barriers to trade could exist today or could arise in the future; capital controls such as the restriction of cross-border currency exchanges; currency valuation risk; increased payment settlement times; differing economies and thus interest rate risk; differing rates of inflation; differing laws concerning enforceability of judgments; differing laws concerning corporate governance and the responsibilities of management to the corporation and ultimately the shareholders and perhaps an entirely different legal regime; corruption; other cultural differences; language differences; force majeure events, civil disturbances, warfare; deterioration of relations with the United States; government confiscation of assets; and other issues that are difficult to predict.

We cannot guarantee that we will be able to mitigate every and all risks. As a result, our performance and hence our financial condition could degrade.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Other than the extensions of credit from our Sponsor to pay for costs incurred by us in connection with our search for a combination target, we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, but we may choose to incur substantial debt to complete our business combination. Under such a scenario, the incurrence of debt may have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding; and,

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may issue additional ordinary shares to complete our initial business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our Company is authorized to issue up to 500,000,000 ordinary shares, par value $0.0001 per share. Upon our initial capitalization, 2,875,000 ordinary shares were issued to our Sponsor as founder shares. On May 6, 2025, our Sponsor surrendered 460,000 ordinary shares for no consideration to us for cancellation and as a result, the Sponsor holds 2,415,000 ordinary shares. Immediately after this offering (assuming that the underwriters have not exercised their over-allotment option and an aggregate of 315,000 ordinary shares have been forfeited), there will be 491,685,000 authorized but unissued ordinary shares (assuming no exercise of the underwriter’s over-allotment option). Beyond those shares anticipated to be issued as a result of the exchange of rights upon the consummation of the initial business combination, we have no other commitment as of the date of this offering, and we may issue a substantial number of additional ordinary shares to complete our initial business combination. The issuance of additional ordinary share:

●	may significantly reduce the equity interest of investors in this offering;

●	may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our securities.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to depend upon a single business which may have a limited number of products or services.

It is likely that we will consummate our initial business combination with only a single target business, although we will have the ability to simultaneously consummate our initial business combination with more than one target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive, and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	entirely dependent upon the performance of a single business, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes, or services.

This lack of diversification may subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Alternatively, if we determine to simultaneously consummate our initial business combination with several businesses, and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the target companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. We do not, however, intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Our initial business combination is likely to be with a private company for which little public data may be available which means that our estimates as to profitability risk being erroneous.

Our initial business combination strategy may include evaluating whether to combine with a privately held company. The risks associated with evaluating privately held companies include limited availability of public information. As a result, our conclusions as to profitability might not be correct.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time. In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called “PIPE” transactions) at a price of $10.00 per unit. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the ordinary shares we issue may therefore be less, and potentially significantly less, than the market price for our public shares at such time. Any such issuances would dilute the interest of our public shareholders, and could result in significant dilution if the issuance price was significantly less than $10.00 per share.

In the event we issue additional shares to investors in a PIPE in connection with our efforts to consummate an initial business combination, there may be an adverse impact and give rise to increased costs and risks that could negatively impact our operations and profitability.

In connection with the completion of our initial business combination, we may seek additional financing, including through PIPE transactions. As disclosed above, this financing could be critical to ensuring the successful completion of the business combination, particularly if there is a shortfall in capital from other sources. However, such arrangements may give raise to an increased cost to consummate our business combination and adversely affect investors, including certain costs and terms that are unique to the business combination process and differ from those typically seen in a traditional initial public offering.

In particular, if we issue additional shares to investors in a PIPE to complete our business combination process, this PIPE financing process often involves negotiations with investors regarding the terms of PIPE financings, which can include the issuance of additional shares or securities that dilute existing shareholders. The sale of these additional shares may result in an increased number of outstanding shares and a corresponding decrease in the ownership percentage of existing shareholders, which could impact the value of their investments. The proceeds from the PIPE financing are intended to provide the liquidity necessary to complete the business combination, but this financing structure involves certain costs that would not typically be associated with a traditional offering. These costs may include, but are not limited to, fees paid to the investors, discounts on share prices, or other financial incentives provided to ensure the investors' participation in the financing.

Moreover, the agreements related to these PIPE investments are often structured with the goal of ensuring a return on investment for the PIPE investors, in exchange for providing the necessary capital to facilitate the completion of our business combination. These arrangements are designed to make certain that we have sufficient liquidity to complete the transaction, but they may also result in terms that prioritize the interests of the PIPE investors, which could be at the expense of the existing public shareholders.

We believe that such financing arrangements are a necessary aspect of the business combination process and may enable the completion of the business combination on favorable terms. However, the process may involve potential dilutive effect of the issuance of additional shares and the associated costs that are specific to this type of financing, which are not typically present in a traditional initial public offering of shares. The terms of these arrangements are intended to align the interests of the investors with the successful completion of the transaction, but they could result in outcomes that differ from those expected in a traditional public offering.

The requirement that our initial business combination occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test if, pursuant to shareholder vote, we elect to remove this requirement from our Post-offering Memorandum and Articles of Association.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region. If the market for initial public offerings is limited, we believe there will be a greater number of attractive target businesses open to consummating an initial business combination with us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to consummating an initial business combination with us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into fee-based agreements with consultants that pay fees upon the consummation of our initial business combination. Accordingly, any fees that we pay these advisors could cause a conflict of interest to arise because their interest in such fees may influence their services to us as concerns a potential business combination. For example, if a fee is determined by the size of the transaction rather than other criteria, then there may be an incentive towards recommending larger transactions as opposed to other transactions that hypothetically might be better pursuant to other criteria, for example, better long-term value or greater growth opportunities. Similarly, consultants whose fees are based on the consummation of a business combination may be influenced to present potential business combinations to us regardless of whether they provide longer-term value for our shareholders. While we will endeavor to structure agreements with consultants and financial advisors so as to minimize the possibility and extent of these conflicts of interest, we cannot assure you that we will be able to do so and that we will not be impacted by the adverse influences they create.

RISKS RELATING TO OUR SPONSOR AND MANAGEMENT TEAM

We rely upon key personnel in order to identify a target, effect an initial business combination, and operate successfully thereafter. Our results could be negatively impacted by the loss of any individual prior to or after the business combination.

We rely upon the key personnel of our business to identify and cause the initial business combination, any of whom could leave prior to the combination. Subsequently, we will rely upon, as yet to be identified, key personnel in the target business. Any of these individuals may decide to leave the company post-combination. Although we will evaluate these individuals, we cannot assure you that our evaluations will prove to be correct. Moreover, because we anticipate combining with a privately held company, we cannot predict how adept personnel will be at adapting to the needs of managing a publicly traded company subject to reporting and other requirements.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our officers and directors could have a detrimental effect on us.

Since our Sponsor, officers, and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Upon our initial capitalization, our Sponsor subscribed for 2,875,000 ordinary shares. On March 9, 2025, our Sponsor entered into a subscription agreement with us for the purchase of 2,415,000 ordinary shares for an aggregate subscription price of $25,000. As a result, the Sponsor surrendered 460,000 founder shares for no consideration to us for cancellation. Such founder shares include an aggregate of up to 315,000 ordinary shares that will be subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. The number of founder shares issued was determined based on the expectation that the founder shares would represent approximately 26% of the outstanding shares after this offering (excluding the private shares). None of our Sponsor, officers, nor directors have expressed an intention to purchase any units in this public offering. The founder shares will be worthless if we do not complete an initial business combination, especially because, pursuant to letter agreement, the holders of the Sponsor shares and private units have or will have waived their right to claim funds held in the trust account in connection with any redemption of shares. Holders of founder shares and private units have agreed (A) to vote any shares owned by them in favor of any proposed initial business combination (if permitted by law or regulation) and (B) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination. In addition, any loans from our Sponsor will not be repaid if our business combination is not consummated. In addition, we may obtain loans from our Sponsor, affiliates of our Sponsor or an officer or director. In the scenario wherein an initial business combination is not consummated within 18 months, our governing documents provide that all public shares will be redeemable for a pro rata portion of the funds held in the trust account and any interest paid thereon; provided, however, that such claims shall be limited by (i) prior disbursements to us attributable to interest accrued, and (ii) creditor claims as a result of taxable events or otherwise. Upon settlement of all creditor claims and shareholder disbursements, the company will dissolve and, subject to Cayman Islands law, all shareholder rights will terminate. The Sponsor has waived any right to the proceeds held in trust in such a scenario pursuant to the trust agreement. As such, the Sponsor’s investment capital would be forfeited while in the case of a merger, the capital would not be forfeited. Moreover, Ping Zhang our Chairman, Chief Executive Officer, Chief Financial Officer, and director owns all of the outstanding interest of our Sponsor. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

The shares beneficially owned by our insiders, officers and directors will not participate in a redemption and, therefore, our insiders, officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our Sponsor, directors, officers, and other insiders have waived their redemption rights with respect to their shares if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. Any rights they hold, like those held by the public, will also be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Reimbursement of out-of-pocket expenses incurred by our insiders, officers, directors or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, could reduce the funds available to us to consummate a business combination. In addition, an indemnification claim by one or more of our officers and directors in the event that any of them are sued in their capacity as an officer or director could also reduce the funds available to us outside of the trust account.

We may reimburse our insiders, officers, directors or any of their affiliates for out-of-pocket expenses incurred in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, that, to the extent such expenses exceed the available proceeds not deposited in the trust, such expenses would not be reimbursed by us unless we consummate an initial business combination. In addition, pursuant to our Post-offering Memorandum and Articles of Association and Cayman Islands law, we may be required to indemnify our officers and directors in the event that any of them are sued in their capacity as an officer or director. We will also enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Post-offering Memorandum and Articles of Association and under Cayman Islands law. In the event that we reimburse our insiders, officers, directors or any of their affiliates for out-of-pocket expenses prior to the consummation of a business combination or are required to indemnify any of our officers or directors pursuant to our Post-offering Memorandum and Articles of Association, Cayman Islands law, or the indemnity agreements that we will enter into with them, we would use funds available to us outside of the trust account. Any reduction in the funds available to us could have a material adverse effect on our ability to locate and investigate prospective target businesses and to structure, negotiate, and conduct due diligence in connection with or consummate our initial business combination.

If our business combination is not completed, our officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses, and our Sponsor will not be eligible to be repaid for loans our Sponsor has provided to us. As a result, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Our officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Reimbursement for such expenses will be paid by us out of loans by our Sponsor and interest earned on the trust account. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. In addition, at the closing of our initial public offering, our Sponsor will be repaid an aggregate of $200,000 by our Company pursuant to certain promissory note dated March 9, 2025. The principal balance of this promissory note shall be payable on the date on which our Company closes an initial public offering of its securities. The principal balance may be prepaid at any time. These financial interests of our Sponsor, officers, and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

Members of our management team will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

The members of our management team are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for our initial business combination and their other businesses. Specifically, our Chief Executive Officer is also a director of Quartzsea. Our director nominee, Qi Gong, is also the Chief Executive Officer and director of Quartzsea and the director of Yotta and Quetta, although Yotta and Quetta have each executed a definitive merger agreement with a target company in connection with their respective initial business combinations. Our director nominee, Wei Zhang, is also a director of Quartzsea. Our director nominee, Daniel M. McCabe, is also the director of Yotta, Quetta, Black Hawk and Quartzsea. Yotta, Quetta, Black Hawk and Quartzsea have each executed a definitive merger agreement with a target company in connection with their respective initial business combinations. We do not intend to have any full-time employees prior to the completion of our initial business combination. The members of our management team may be engaged in other business endeavors for which they may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our directors may also serve as officers or board members for other entities. If a person’s other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For further discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Directors and Executive Officers.”

Members of our management team and directors may have affiliations with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest.

Members of our management team and directors may have affiliations with companies, including companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. More specifically, our Chief Executive Officer has fiduciary and contractual duties to Quartzsea. Our director nominee, Qi Gong, is also the Chief Executive Officer and director of Quartzsea and a director of Yotta and Quetta, although Yotta and Quetta have each executed a definitive merger agreement with a target company in connection with their respective initial business combinations. Our director nominee, Wei Zhang, serves as a director and has fiduciary duties to Quartzsea. Our director nominee, Daniel M. McCabe, has fiduciary duties to Yotta, Quetta, Black Hawk and Quartzsea. Yotta, Quetta, Black Hawk and Quartzsea have each executed a definitive merger agreement with a target company in connection with their respective initial business combinations. These conflicts of interests may limit the number of potential targets that our management presents to us for purposes of completing a business combination. For a more detailed description of the potential conflicts of interest of our management, see the section titled “Management — Conflicts of Interest.”

Certain of our officers and directors may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses or entities. Our Sponsor, directors, and officers may in the future become, affiliated with entities that are engaged in a similar business.

In addition, the Sponsor may sponsor or form other public blank check companies similar to ours, or sponsor or form any private equity fund targeting private company acquisitions, during the period in which we are seeking our initial business combination, including but not limited to, investment vehicles that may invest side-by-side with our company.

Though we do not believe that the insider’s activities present significant conflicts of interest with respect to our pursuit of an acquisition target, because we intend that our acquisition target will be a privately owned company, certain conflicts described herein may still arise.

Our officers and directors currently have, and any of them in the future may have, additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including, without limitation, funds managed or advised by our Sponsor or its affiliates, subject to their fiduciary duties. If any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our executive officers and directors also serve as directors and officers of Quartzsea, which has executed a definitive merger agreement for its business combination on June 6, 2025. Quartzsea completed its own initial public offering of approximately $82 million, which offering was upsized from $60 million, the same size as our offering, and is targeting businesses with an enterprise value in the range of $180 million to $1 billion—the same target size range that we have disclosed.

Because we are actively seeking acquisition targets in the same size range and because the executive teams of both companies are identical, a material conflict of interest exists in how business opportunities are sourced, evaluated, and allocated. Our officers and directors may be incentivized, consciously or unconsciously, to favor one entity over the other based on timing, deal quality, transaction complexity, or other personal or strategic factors.

In the event that a potential target opportunity is appropriate for multiple entities to which our officers or directors owe fiduciary or contractual duties, these individuals will rely on the policies and procedures of each entity and their own judgment to determine to which entity the opportunity should be presented. This determination may be based on a variety of factors, including:

●	The alignment of the opportunity with each SPAC’s stated investment criteria and strategy;

●	The stage of the transaction pipeline each SPAC is in (e.g., early search, LOI signed, definitive agreement signed);

●	The resources available to evaluate and execute the transaction; and

●	Any pre-existing exclusivity or non-compete provisions or contractual obligations.

We cannot assure you that these conflicts will be resolved in our favor or that our officers and directors will always be able to present opportunities to us. However, in accordance with their fiduciary duties, our officers and directors will act in good faith and in the best interests of each applicable entity, including ours, when determining whether to present a particular opportunity.

Our officers and directors also may become aware of business opportunities which may be necessary or appropriate for presentation to other entities to which they owe certain fiduciary or contractual duties. Any presentation of such opportunities to such other entities may present additional conflicts.

Our insiders may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Our Post-offering Memorandum and Articles of Association provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

The Sponsor is not required to commit his full time to our affairs. The members of our management team and our Sponsor have other professional engagements. While the members of our management team intend to vote as much of their time as they deem necessary to our affairs, and while we believe the members of our management team will be able to allocate their duties to us and to the Company in a manner that allows them to provide us with the resources and support we require while also fulfilling their responsibilities to the Company, such persons may have conflicts of interest in allocating his or her time among various business activities.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. It is possible that we enter into our initial business combination with a target business that is affiliated with our Sponsor and/or its affiliates, our directors or officers. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Despite our agreement to obtain an opinion from an independent investment banking firm, or from another independent entity that commonly renders valuation opinions, regarding the fairness to our company from a financial point of view of an initial business combination, potential conflicts of interest still may exist and, as a result, the terms of our initial business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our Sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

We may decide to acquire one or more businesses or entities affiliated with our Sponsor, directors or officers.

Our Sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically targeting any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in the section of this prospectus entitled “Proposed Business” and such transaction were approved by a majority of our independent directors. Despite our agreement to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions regarding the fairness to our company from a financial point of view of an initial business, potential conflicts of interest still may exist and, as a result, the terms of our initial business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination such that the post-transaction company own less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We do not intend to hold a shareholders’ meeting to elect directors prior to the completion of our initial business combination.

Although we may be required to by governing law, we do not intend to hold a shareholders’ meeting to elect directors prior to the completion of our initial business combination. We will ask that our directors commit to serving as directors until the completion of the initial business combination, although we cannot assure you that they will not depart for other opportunities. They may also participate in the management of other entities, which may or may not conflict with our business or the businesses of any potential target. As a result, we cannot assure you that they will not have a conflict of interest.

Our independent registered public accounting firm’s report originally contained an explanatory paragraph that expressed substantial doubt about our ability to continue as a “going concern.”

As of March 31, 2025, we had $64,357 in cash and a working capital deficit of $122,581. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

The requirement to complete an initial business combination within a prescribed timeframe may disadvantage us in negotiating with a potential target, especially as the deadline nears, at which point we would cease all operations and liquidate.

We will have 18 months from the consummation of this offering to consummate our initial business combination. We have no obligation to return funds to investors prior to such date unless: (i) we consummate our initial business combination or (ii) otherwise hold a shareholder vote in certain limited circumstances. Shareholders will otherwise not be entitled to distributions from the trust account. Accordingly, investors’ funds may be unavailable to them until the occurrence of one of the aforementioned events and therefore may be forced to sell their public shares, potentially at a loss, so as to liquidate their investment.

Our insiders risk all of their investment if an initial business combination is not consummated. As a result, at the time of merger, if the combined entity will not have adequate capital to satisfy the related party loan which will become due as a result of the transaction, our Chief Executive Officer (who is also the sole-member of our Sponsor) will nonetheless have an incentive to attempt to cause the merger because a delayed satisfaction of a related party loan would be a better economic result than a total loss of investment due to a failure to propose the transaction. Even if the transaction were not pursued by way of a tender offer, an investment proposal pursuant to our governing documents could be made by a majority of the board (which would satisfy the requirement for a quorum) and any decision could be satisfied by as few as two directors; provided, however, that this presumes no other alternative investment wherein the post-combination capital structure would be sufficient to satisfy the related party loan obligation.

We cannot assure you that our Chief Executive Officer and therefore Sponsor might have more influence on the board of directors’ decision to propose an investment to the shareholders than as would be the case with other special purpose acquisition company offerings.

RISKS RELATING TO OUR SECURITIES

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by shareholders may be less than $10.00 per public share.

The net proceeds of this offering and certain proceeds from the sale of the private units, in the amount of $60,000,000 (or $69,000,000 if the over-allotment option is exercised in full), will be held in an interest-bearing trust account. The proceeds held in the trust account may be held in demand deposit or cash accounts or be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. While short-term U.S. treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may use to pay our taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public shareholders are entitled to receive their pro-rata share of the proceeds then held in the trust account, plus any interest income (net of taxes payable). If the balance of the trust account is reduced below $60,000,000 (or $69,000,000 if the over-allotment option is exercised in full) as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per public share.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be required to adhere to that Act and the rules promulgated thereunder, which may make it more difficult for us to affect our initial business combination.

If we do not qualify for an exclusion from the Investment Company Act, our activities may be regulated thereunder. This may include restrictions on our corporate governance as well as our investments. Other requirements that would apply to us if we were deemed to qualify for regulation under the Investment Company Act of 1940 include: registration as an investment company; adoption of a specific form of corporate structure; and reporting, record keeping, voting, proxy and disclosure requirements, and other rules and regulations. As a result, it may be more difficult for us to effect a business combination.

The Investment Company Act excludes enterprises engaged primarily in a business other than investing, reinvesting or trading in securities, and our activities do not include investing, reinvesting, owning, holding, or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. As a result, we do not believe that our anticipated principal activities will subject us to regulation under the Investment Company Act because our business will be to identify and complete our initial business combination and thereafter to operate the post-combination business or assets for the long-term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We also do not plan to be a passive investor except that, the proceeds held in the trust account, which may only be held in demand deposit or cash accounts or invested only in direct U.S. Treasury obligations (which are United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. Treasury obligations.

Pursuant to the trust agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan to acquire and grow an enterprise for the long-term (rather than to buy and sell businesses in the manner of a merchant bank or a private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination (including any redemptions made in connection therewith); (ii) the redemption of any of the public shares issued in this offering that are properly submitted in connection with a shareholder vote to amend our Post-offering Memorandum and Articles of Association (A) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination, (B) to modify the substance or timing of our obligation to redeem 100% of the public shares issued in this offering if we do not complete our initial business combination within the 18 months from the consummation of this offering, or (C) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent a business combination within prescribed time periods our return of the funds held in the trust account to our public shareholders by redeeming their public share. Thus this offering is not intended for persons who are seeking a return on investments in government securities or investment securities.

If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. In such a scenario, compliance with these additional regulations would require additional expenses for which we have not allotted funds and may hinder our ability to complete our initial business combination or result in our liquidation. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, upon the liquidation of our trust account.

Notwithstanding that we have limited our activities as described above, we could nevertheless be considered to be operating as an unregistered investment company. If we were deemed to be an investment company for purposes of the Investment Company Act, we would need to register as such under the Investment Company Act and compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination, and instead be required to liquidate the trust account and may be required to change our operations or wind down our operations. In which case, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our rights would expire worthless.

If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 15% of the public shares sold in this offering.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder (but not our insiders, officers or directors) the right to have his, her, or its shares of public shares redeemed for cash. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” will be restricted from seeking redemption rights with respect to more than 15% of the public shares sold in this offering without our prior written consent. Generally, in this context, a shareholder will be deemed to be acting in concert or as a group with another shareholder when such shareholders agree to act together for the purpose of acquiring, voting, holding or disposing of our equity securities. Accordingly, if you purchase more than 15% of the public shares sold in this offering and our proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional public shares or sell them in the open market. The value of such additional shares might not appreciate over time following our initial business combination, and the market price of our public shares might not exceed the per-share redemption price.

Nasdaq may delist our securities from its exchange which could limit the ability to transact in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on Nasdaq, a national securities exchange, upon the consummation of this offering. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain at least 400 holders of our securities. Additionally, in connection with our initial business combination, we must demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For example, the minimum bid price of our stock must be at least $4 per ordinary share and our net tangible assets must be in excess of $5 million. We cannot assure you that we will be able to meet these initial listing requirements at the time of the business combination.

Also, under the Holding Foreign Companies Accountable Act, if the PCAOB determines that it cannot inspect or fully investigate the auditor of a company that is our initial business combination target, then Nasdaq may delist our securities because this might cause us to no longer qualify for Nasdaq’s prerequisites for continued listing on its market.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	limited price discovery for our securities;

●	reduced liquidity for our securities;

●	a determination that our shares constitute “penny stock” and hence require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited news and analyst coverage of our company; and

●	a decreased ability to issue additional securities or to obtain additional financing in the future.

Our Sponsor purchased 2,415,000 ordinary shares, 315,000 of which are subject to forfeiture, for an aggregate of $25,000. Our Sponsor also will purchase up to 215,000 private placement units in connection with this offering (assuming the overallotment is exercised in full), and thus, you will experience substantial dilution upon the consummation of our initial business combination when our Sponsor’s economic interest in us will cease to be restricted.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the right included in the unit) and the pro forma net tangible book value per our ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our Sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the rights included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 105.1% or $9.20 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $(0.45) and the deemed offering price of $8.75 per share included in the units (adjusted to include the value of the rights).

The nominal purchase price paid by our Sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share. However, prior to this offering, our Sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.0104 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $57,900,000 which is the amount we would have for our initial business combination in the trust account, assuming the underwriter’s over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private rights. At such valuation, each of our ordinary shares would have an implied value of $6.93 per share upon consummation of our initial business combination, which would be an approximate 30.7% decrease as compared to the initial implied value per public share of $10.00.

Public shares	6,000,000
Private shares	215,000
Founder shares	2,100,000
Total shares	8,315,000
Total funds in trust available for initial business combination	$57,600,000
Initial implied value per public share	$10.00
Implied value per share upon consummation of initial business combination	$6.93

We may issue additional ordinary shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

We are authorized to issue up to 500,000,000 ordinary share, par value $0.0001 per share. Immediately after this offering, there will be 491,685,000 authorized but unissued ordinary shares (assuming no exercise of the underwriter’s over-allotment option), which amount does not take into account the ordinary shares reserved for issuance upon exercise of any outstanding rights. We may issue a substantial number of additional ordinary shares to complete our initial business combination (including pursuant to a specified future issuance) or under an employee incentive plan after completion of our initial business combination (although our Post-offering Memorandum and Articles of Association will provide that we may not issue securities that can vote with holders of ordinary shares on matters related to our pre-initial business combination activity, on any amendment to certain provisions of our Post-offering Memorandum and Articles of Association or on our initial business combination). However, our Post-offering Memorandum and Articles of Association will provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our Post-offering Memorandum and Articles of Association, like all provisions of our Post-offering Memorandum and Articles of Association, may be amended with the approval of our shareholders. However, our officers, directors, and, if applicable, director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our Post-offering Memorandum and Articles of Association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the consummation of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. The issuance of additional ordinary share:

●	may significantly dilute the equity interest of investors in this offering;

●	could cause a change of control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers, directors, and director nominees; and

●	may adversely affect prevailing market prices for our units, ordinary shares and/or rights.

We may issue notes or other debt instruments, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt instruments beyond our Sponsor’s credit line to us, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business. We do not intend to incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends on our ordinary share;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

●	other disadvantages compared to our competitors who have less debt.

Since our Sponsor paid only approximately $0.0104 per share for the founder shares, certain of our officer, director, and director nominees could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

Upon our initial capitalization, the Sponsor subscribed for 2,875,000 ordinary shares of the Company. On March 9, 2025, our Sponsor entered into a subscription agreement with us for the purchase of 2,415,000 ordinary shares for an aggregate subscription price of $25,000, $0.0104 per ordinary share. As a result, the Sponsor surrendered 460,000 founder shares for no consideration to us for cancellation. The per ordinary share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. After giving effect of forfeiture of 315,000 ordinary shares assuming that the underwriter’s overallotment option is not exercised, the resulting purchase price will be approximately $0.0119 per share. Our Chief Executive Officer owns 100% of the interest of our Sponsor. No other party has any material indirect interest in our Sponsor. As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our Chief Executive Officer could potentially make a substantial profit even if we complete a business combination with a target business that subsequently declines in value and is unprofitable for public investors.

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our public shares at such time is substantially less than $10.00 per public share.

Upon the consummation of this offering, assuming no exercise of the underwriters’ over-allotment option, our Sponsor and its affiliates will have invested in us an aggregate of $2,475,000, comprised of the $25,000 purchase price for the founder shares and the $2,150,000 purchase price for the private placement units. Assuming a trading price of $10.00 per public share upon consummation of our initial business combination, the founder shares (assuming no exercise of the over-allotment option) would have an aggregate implied value of $2,150,000, and the private shares (assuming no exercise of the over-allotment option) would have an aggregate implied value of $2,217,500. As a result, our Sponsor is likely to have the ability to recoup its investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our Sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public shareholders, even if that business combination were with a riskier or less-established target business. For the foregoing reasons, you should consider our management team’s financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and rights underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business;

●	a review of debt-to-equity ratios in leveraged transactions;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

Prior to this offering, there is no market for our securities and there is no guarantee that a market will develop which means that you will not be able to easily predict the liquidity and other price discovery aspects of our securities.

Prior to this offering, there is no market for our securities. As a result, information about us is limited which may limit your ability to determine an appropriate price for our securities. Moreover, our valuation may change depending on any combination of economic factors, market conditions, or the business combination that we choose. A liquid market for our securities might never develop or may dissipate. Absent a market for our securities, you would have limited opportunities to recoup your investment.

Provisions in our Post-offering Memorandum and Articles of Association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.

Our Post-offering Memorandum and Articles of Association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to allot further additional ordinary shares of the Company, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the ordinary shares and right included in each unit could be challenged by the IRS or the courts. It is also unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for federal income tax purposes. See the section titled “U.S. Federal Income Tax Considerations” for a summary of certain material U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

If we require public shareholders who wish to redeem their public shares to comply with the delivery requirements discussed above for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to redeem their public shares to comply with the delivery requirements discussed above for redemption and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their public shares in such a circumstance will be unable to sell their securities after the failed business combination until we have returned their securities to them. The market price for our public shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek conversion may be able to sell their securities.

Investors may not appropriately allocate a tax basis to the components of the unit.

Because investors in this offering will be investing in units comprised of one ordinary share and one right, investors will need to allocate a tax basis to each item in proportion to their values at the time of the investment. We are not required to provide any guidance as to the proper allocation of tax basis. Failure to properly allocate a tax basis could result in adverse tax consequences to an investor.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation”) of our ordinary shares or rights, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, moreover, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Passive Foreign Investment Company Rules.”

GENERAL RISK FACTORS

We are a company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the U.S. courts against our directors or officers.

Our corporate affairs will be governed by our Post-offering Memorandum and Articles of Association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

Past performance of members of our management team may not be indicative of future performance of an investment in the Company.

Information regarding performance by, or businesses associated with our management team is presented for informational purposes only. Any past experience and performance is not a guarantee either (i) that we will be able to locate a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record or performance of our management team as indicative of the future performance of us or an investment in the Company or the returns the Company will, or is likely to, generate going forward. An investment in us is not an investment in SAP or any of its affiliates.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, state, and local governments. In particular, we will be required to comply with certain reporting rules promulgated by the U.S. Securities and Exchange Commission as well as other legal regimes. Compliance with, and monitoring of, applicable laws and regulations may be difficult and consume our resources. The applicable laws and the regulatory environment could change and such changes may have a detrimental effect on our results. Any failure to comply with an applicable law or regulation, as interpreted and applied, could also have a material adverse effect on our business and results of operations.

The disclosures in this prospectus relating to the agreements among the Company and management may be inaccurate if we decide to amend those agreements.

Although we do not at the moment plan to, we may change our agreements with management without shareholder approval. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining shareholder approval. We will not agree to any such changes unless we believe that such changes are in the best interests of our shareholders (for example, if such a modification were necessary to complete a business combination).

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter before that time, in which case we would no longer be an emerging growth company as of the following March 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial business combination within 18 months from the consummation of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and less up to $50,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

We may not properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them (but not more) and any liability of our shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our shareholders amounts owed to them by us.

Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments may occur in a country in which we may operate after we affect our initial business combination.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because foreign law could govern our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere.

Foreign law could govern our material agreements. The target business may not be able to enforce any of its material agreements or that remedies will be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in certain foreign countries may be relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation, any such jurisdictions may not favor outsiders or could be corrupt. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies.

Future developments in U.S. laws may restrict our ability or willingness to complete certain business combinations with companies. For instance, the recently enacted Holding Foreign Companies Accountable Act (the “HFCAA”) would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government. We may not be able to consummate a business combination with a favored target business due to these laws.

The documentation we may be required to submit to the SEC proving certain beneficial ownership requirements and establishing that we are not owned or controlled by a foreign government in the event that we use a foreign public accounting firm not subject to inspection by the PCAOB or where the PCAOB is unable to completely inspect or investigate our accounting practices or financial statements because of a position taken by an authority in the foreign jurisdiction could be onerous and time consuming to prepare. HFCAA mandates the SEC to identify issuers of SEC-registered securities whose audited financial reports are prepared by an accounting firm that the PCAOB is unable to inspect due to restrictions imposed by an authority in the foreign jurisdiction where the audits are performed. If such identified issuer’s auditor cannot be inspected by the PCAOB for three consecutive years, the trading of such issuer’s securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments with respect to increased U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

In the event that we complete a business combination with a company with substantial operations outside of the United States and any of the legislative actions or regulatory changes discussed above were to proceed in ways that are detrimental to issuers based in such country, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a non-U.S. company, our access to the U.S. capital markets and the price of our shares.

Corporate governance standards in foreign countries may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

Companies in foreign countries may be subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a foreign company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. GAAP and there may be substantially less publicly available information about companies in certain jurisdictions than there is about comparable United States companies. Moreover, foreign companies may not be subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for foreign corporations may differ from those that may apply in the U.S., which may make the consummation of a business combination with a foreign company more difficult. We therefore may have more difficulty in achieving our business objective.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units, will be used as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$60,000,000		$69,000,000
From sale of units via private placement	$2,150,000		$2,217,500
Total gross proceeds	$62,150,000		$71,217,500
Offering expenses(1)
Underwriting discounts (0.75% of gross proceeds from offering)	$450,000	(2)	$517,500	(2)
Legal fees and expenses	$375,000		$375,000
Nasdaq listing fee	$80,000		$80,000
Printing and engraving expenses	$30,000		$30,000
Accounting fees and expenses	$60,000		$60,000
SEC & FINRA registration fees	$23,005		$23,005
Underwriter expenses reimbursement	$40,000		$40,000
Miscellaneous expenses	$71,995		$71,995
Total offering expenses (including non-contingent underwriting discounts)	$1,130,000		$1,197,500

Held in the trust account(3)	$60,000,000		$69,000,000
Not held in the trust account(1)	$1,020,000		$1,020,000

The following table shows the use of the $1,020,000 of net proceeds not held in the trust account.

	Amount	% of Total
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination(5)	$350,000	34.31%
Legal and accounting fees relating to SEC reporting obligations	$40,000	3.92%
Due diligence, identification and research of prospective target business and reimbursement of out of pocket due diligence expenses to management	$90,000	8.82%
Director and officer (D&O) insurance premiums	$170,000	16.67%
Payment of administrative fee to the Sponsor ($15,000 per month for 18 months)	$270,000	26.47%
Working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments in connection with a business combination)	$60,000	5.88%
Miscellaneous	$40,000	3.92%
Total	$1,020,000	100.00%

(1)	A portion of the offering expenses will be paid from the proceeds of a loan from our Sponsor up to $200,000 as described in this prospectus. This amount will be repaid upon completion of this offering out of the $60,000,000 of offering proceeds that have been allocated for the payment of offering expenses (other than underwriting commissions) and amounts not to be held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(2)	This represents the estimated costs and the discounts.
(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in the categories of our intended use of proceeds.

Our Sponsor has committed to purchase an aggregate of 215,000 private units (or 221,750 private units if the underwriters’ over-allotment option is exercised in full) at $10.00 per private unit for a total purchase price of $2,150,000 (or $2,217,500 if the underwriters’ over-allotment option is exercised in full) from us. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$60,000,000, or $69,000,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private units, will be deposited into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The funds held in the trust account will be held in demand deposit or cash accounts or invested only in United States government treasury bills, bonds, or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations (less up to $50,000 of interest to pay liquidation and dissolution expenses), the proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or our redemption of public shares in connection with a business combination or a shareholder vote to amend our Post-offering Memorandum and Articles of Association. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete our initial business combination to the extent not used to satisfy shareholder redemption requests. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the acquired business.

No compensation of any kind (including finder’s fees, consulting fees, or other similar compensation) will be paid to our insiders, members of our management team, or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type or form of transaction)., The Company and the Sponsor will enter into an Administrative Services Agreement, pursuant to which, commencing on the effective date of the registration statement of the initial public offering through the earlier of our consummation of a business combination or the Company’s liquidation, the Company will pay the Sponsor a total of $15,000 per month for office space, administrative and support services. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

The net proceeds from this offering and the private sale of units to the Sponsor that will be available to us out of trust for our working capital requirements in searching for our initial business combination will be approximately $1,020,000. This is in addition to the $200,000 loan made to us by our Sponsor pursuant to a promissory note dated March 9, 2025. The principal balance of this promissory note shall be payable the date on which we close this offering. The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability, and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our insiders, members of our management team, or third parties, but our insiders, members of our management team, or third parties are not under any obligation to advance funds, or to invest in us.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, to pay holders who wish to convert or sell their shares to us for a portion of the funds held in the trust account, and to pay the deferred underwriting fee of 4.0% of the gross proceeds of the Proposed Public Offering, or $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full), and such deferred fee shall be capped at such amount so remaining in the Trust Account. To the extent that our ordinary shares are used in whole or in part as consideration for our initial business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’s operations, for strategic acquisitions and for marketing, research, and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account if we are forced to liquidate.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for the next 18 months. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to, loan us funds on a non-interest bearing basis, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 may be converted into private units at a price of $10.00 per unit.

A public shareholder will be entitled to receive funds from the trust account only in the event of (1) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (2) if that public shareholder elects to redeem public shares in connection with a shareholder vote or (3) if that public shareholder sells shares to us in any tender offer in connection with a proposed business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination, except if we increase the size of this offering, in which case we will effect a share dividend or other appropriate mechanism immediately prior to the consummation of this offering in an amount necessary to maintain the number of founder shares, on an as-converted basis, at 26% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the private shares and assuming it does not purchase any units in this offering). The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time.

DILUTION

The difference between the public offering price per share of ordinary shares, assuming no value is attributed to the units included in the units we are offering pursuant to this prospectus or the private units, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares.

As of March 31, 2025, our net tangible book deficit was $122,581, or approximately $(0.05) per share of ordinary shares. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of one-seventh of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of ordinary shares included in the units offered hereby will be deemed to be 6,857,143 ordinary shares (consisting of 6,000,000 ordinary shares included in the units we are offering by this prospectus and 857,143 ordinary shares for the outstanding rights), and the price per share in this offering will be deemed to be $8.75. After giving effect to the sale of 6,000,000 ordinary shares included in the units we are offering by this prospectus (or 6,900,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) and assuming the issuance of 857,143 ordinary shares upon the conversion of the rights included in the units (or 985,714 ordinary shares if the underwriters’ over-allotment option is exercised in full)), the sale of the private units and estimated expenses of this offering, our pro forma net tangible book deficit at March 31, 2025, would have been $1,451,724 or $(0.45) per share (or $1,731,018 or $(0.47) per share if the underwriters’ over-allotment option is exercised in full), representing an immediate decrease in net tangible book value of $0.40 per share (or $0.42 per share if the underwriters’ over-allotment option is exercised in full) to the initial shareholders and an immediate dilution of 105.1% per share or $9.20 (or 105.4% or $9.22 per share if the underwriters’ over-allotment option is exercised in full) to new investors not exercising their conversion/tender rights.

	Without Over-allotment	With Over-allotment
Public offering price	$8.75	$8.75
Net tangible book value before this offering	$(0.05)	$(0.05)
Decrease attributable to initial shareholders	$(0.40)	$(0.42)
Pro forma net tangible book value after this offering	$(0.45)	$(0.47)
Dilution to public shareholders	$9.20	$9.22
Percentage of dilution to public shareholders	105.1%	105.4%

In addition, the table below shows material probable transactions or sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table below assumes: Scenario A) 25% of the maximum number of our public shares are redeemed, Scenario B) 50% of the maximum number of our public shares are redeemed, Scenario C) 75% of maximum number of our public shares are redeemed, and Scenario D) 100% of maximum number of our public shares are redeemed.

As of March 31, 2025

	Without Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions	Scenario B 50% of maximum redemptions	Scenario C 75% of maximum redemptions	Scenario D maximum redemptions
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	$8.75	$8.75	$8.75	$8.75
Pro forma net tangible book value per share, as adjusted*	$5.65	$4.60	$2.88	$(0.45)
Dilution to public shareholders	$3.10	$4.15	$5.87	$9.20

*	The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(122,581)	$(122,581)	$(122,581)	$(122,581)
Net proceeds from this offering and sale of the private units, net of expenses(1)	61,020,000	61,020,000	61,020,000	61,020,000

Plus: Offering costs paid in advance, excluded from tangible book value	131,563	131,563	131,563	131,563
Less: Proceeds held in trust subject to redemption	(15,000,000)	(30,000,000)	(45,000,000)	(60,000,000)
Less: Deferred Underwriting commissions	(2,400,000)	(2,400,000)	(2,400,000)	(2,400,000)
Less: Over-allotment option liability	(80,706)	(80,706)	(80,706)	(80,706)
	$43,548,276	$28,548,276	$13,548,276	$(1,451,724)

Denominator:
Ordinary shares issued and outstanding prior to this offering(2)	2,415,000	2,415,000	2,415,000	2,415,000
Less: Ordinary shares forfeited if over-allotment is not exercised	(315,000)	(315,000)	(315,000)	(315,000)
Ordinary shares included in the public units offered	6,000,000	6,000,000	6,000,000	6,000,000
Ordinary shares included in the private units	215,000	215,000	215,000	215,000
Ordinary shares underlying the rights to be included in the public units	857,143	857,143	857,143	857,143
Ordinary shares underlying the rights to be included in the private units	30,714	30,714	30,714	30,714
Less: Shares subject to redemption	(1,500,000)	(3,000,000)	(4,500,000)	(6,000,000)
	7,702,857	6,202,857	4,702,857	3,202,857

As of March 31, 2025

	With Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions	Scenario B 50% of maximum redemptions(6)	Scenario C 75% of maximum redemptions(7)	Scenario D maximum redemptions(8)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	$8.75	$8.75	$8.75	$8.75
Pro forma net tangible book value per share, as adjusted*	$5.67	$4.61	$2.89	$(0.47)
Dilution to public shareholders	$3.08	$4.14	$5.86	$9.22

*	The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(122,581)	$(122,581)	$(122,581)	$(122,581)
Net proceeds from this offering and sale of the private units, net of expenses(1)	70,020,000	70,020,000	70,020,000	70,020000

Plus: Offering costs accrued in advance, excluded from tangible book value	131,563	131,563	131,563	131,563
Less: Deferred Underwriting commissions	(2,760,000)	(2,760,000)	(2,760,000)	(2,760,000)
Less: Proceeds held in trust subject to redemption	(17,250,000)	(34,500,000)	(51,750,000)	(69,000,000)
	$50,018,982	$32,768,982	$15,518,982	$(1,731,018)

Denominator:
Ordinary shares issued and outstanding prior to this offering(2)	2,415,000	2,415,000	2,415,000	2,415,000
Ordinary shares included in the public units offered	6,900,000	6,900,000	6,900,000	6,900,000
Ordinary shares included in the private units	221,750	221,750	221,750	221,750
Ordinary shares underlying the rights to be included in the public units	985,714	985,714	985,714	985,714
Ordinary shares underlying the rights to be included in the private units	31,679	31,679	31,679	31,679
Less: Shares subject to redemption	(1,725,000)	(3,450,000)	(5,175,000)	(6,900,000)
	8,829,143	7,104,143	5,379,143	3,654,143

(1)	Expenses applied against gross proceeds include offering expenses of $680,000 and $450,000 underwriting discounts payable in cash of $450,000 (or $517,500 if the over-allotment option is exercised in full). See “Use of Proceeds.”
(2)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or any of their affiliates may purchase public shares or public units in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share.

The following table sets forth information with respect to our initial shareholders and public shareholders:

					Average
	Shares		Total Consideration		Price per
Holder of	Purchased	Percentage	Amount	Percentage	Share
Founder shares(1)	2,100,000	22.82%	$25,000	0.04%	$0.01
Private shares(2)	245,714	2.67%	$2,150,000	3.46%	$8.75
Public shareholders(3)	6,857,143	74.51%	$60,000,000	96.50%	$8.75
Total	9,202,857	100.00%	$62,175,000	100.00%

(1)	Assumes no exercise of the over-allotment option and forfeiture by our Sponsor of 315,000 shares of ordinary shares.
(2)	Includes the issuance of an additional 30,714 ordinary shares underlying the rights contained in the private units.
(3)	Includes the issuance of an additional 857,143 ordinary shares underlying the rights contained in the public units.

In addition to the potential dilution reflected in the table above, there are several material sources of future dilution that may occur following our offering. We have the ability to issue additional ordinary shares or other equity securities to raise capital, in connection with completing our initial business combination, or as part of any subsequent financing, such a PIPE transaction. Such issuances may be at prices below the current market value or net tangible book value per share, further diluting existing stockholders.

We may issue additional ordinary shares or other securities in connection with our initial business combination or to raise additional capital in connection with the completion of such transaction. We may also issue ordinary shares upon conversion of working capital loans made to us by our Sponsor, officers, directors, or their affiliates. These loans, which may total up to $1,500,000, may be converted at the option of the lender into private units at a price of $10.00 per unit. If such loans are converted, the resulting issuance of additional securities would dilute the equity interest of our public shareholders and could adversely affect the market price of our ordinary shares.

In addition, as disclosed elsewhere in this prospectus, we intend to seek a business combination with a target company with an enterprise value of approximately $180 million to $1 billion, which is substantially greater than the net proceeds of this offering and the sale of private placement units. As a result, we may be required to issue a substantial number of additional securities, including ordinary shares, preferred shares, or debt securities convertible into equity, to complete our initial business combination. Public shareholders will not have preemptive rights in connection with any such issuances, and any such dilution could be significant and adversely impact the return on your investment.

We may issue additional ordinary shares under an employee incentive plan after completion of our initial business combination. Equity-based compensation plans may be adopted or expanded to attract and retain management, employees, and advisors, particularly in connection with the initial business combination. The issuance of equity awards under such plans, including stock options or restricted stock, would result in further dilution to existing stockholders. Any such issuances would dilute the interest of our shareholders and likely present other risks. We are authorized to issue up to 500,000,000 ordinary share, par value $0.0001 per share. Immediately after this offering, there will be 491,685,000 authorized but unissued ordinary shares (assuming no exercise of the underwriter’s over-allotment option), which amount does not take into account the ordinary shares reserved for issuance upon exercise of any outstanding rights. We may issue a substantial number of additional ordinary shares to complete our initial business combination (including pursuant to a specified future issuance) or under an employee incentive plan after completion of our initial business combination (although our Post-offering Memorandum and Articles of Association will provide that we may not issue securities that can vote with holders of ordinary shares on matters related to our pre-initial business combination activity, on any amendment to certain provisions of our Post-offering Memorandum and Articles of Association or on our initial business combination). For more information on the risks in connection with dilution if we issue additional ordinary shares to complete our initial business combination or under an employee incentive plan, see “Risk Factors— We may issue additional ordinary shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.”

Our Post-offering Memorandum and Articles of Association will provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our Post-offering Memorandum and Articles of Association, like all provisions of our Post-offering Memorandum and Articles of Association, may be amended with the approval of our shareholders. However, our officers, directors, and, if applicable, director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our Post-offering Memorandum and Articles of Association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the consummation of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. The issuance of additional ordinary share:

●	may significantly dilute the equity interest of investors in this offering;

●	could cause a change of control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers, directors, and director nominees; and

●	may adversely affect prevailing market prices for our units, ordinary shares and/or rights.

To understand the tabular disclosure of net tangible book value per share, as adjusted, we applied a step-by-step approach incorporating the following assumptions and methodologies. The initial net tangible book value per share is calculated by dividing the net tangible assets (total assets less intangible assets and liabilities) by the total number of outstanding shares of ordinary shares prior to the registered offering. Adjustments to this figure reflect the estimated gross proceeds of the offering, net of underwriting discounts, commissions, and estimated offering expenses.

We also account for the potential dilution arising from the issuance of additional shares upon the exercise of any outstanding rights and issuance of shares in connection with our business combination. The table does not include adjustments for potential future issuances of equity or equity-linked securities, which remain contingent on future events. The methods and assumptions used in the determination of adjusted net tangible book value per share are based on our current expectations, and actual results may differ materially from these estimates due to various factors, including market conditions and the terms of any future financing or business combination transactions.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025 and as adjusted to give effect to the sale of our units offered by this prospectus and the private units and the application of the estimated net proceeds derived from the sale of such securities:

	As of March 31, 2025
	Actual	As Adjusted(1)
Promissory note – related party(2)	$200,000	$-
Over-allotment liability	-	80,706
Deferred underwriting discounts and commission payable	-	2,400,000
Ordinary shares, 0 and 6,000,000 shares subject to possible redemption, actual and as adjusted, respectively(3)	-	60,000,000
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, and 2,415,000 shares issued and outstanding (excluding 0 and 6,000,000 shares subject to possible redemption), actual and as adjusted, respectively(4)(5)	241	263
Additional paid in capital	24,759	-
Accumulated deficit	(16,018)	(1,451,987)
Total shareholder’s equity (deficit)	8,982	(1,451,724)
Total capitalization	$208,982	$61,028,982

(1)	Includes the $2,150,000 in aggregate we will receive from the sale of the private units.
(2)	As of March 31, 2025, our Sponsor loaned to us an aggregate of $200,000 which was used to pay formation and a portion of the expenses of this offering. The loan is payable without interest and due on the day the Company consummates its initial public offering.
(3)

All of the 6,000,000 ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a shareholder vote or tender offer in connection with the business combination and in connection with certain amendments to our Post-offering Memorandum and Articles of Association. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the 6,000,000 ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public units), the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our ordinary shares is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable), if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately.

(4)	Includes an aggregate of up to 315,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
(5)	As adjusted number assumes the over-allotment option has been exercised and an aggregate of 315,000 ordinary shares have been included as a result thereof. Includes 215,000 private shares underlying the private units purchased by the Sponsor concurrent with this offering.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

We are a blank check company incorporated as a Cayman Islands exempted company on July 23, 2024 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We intend to utilize cash derived from the proceeds of this offering and the private placement of the private units, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination. The issuance of additional ordinary shares in our initial business combination:

●	may significantly dilute the equity interest of our investors in this offering who may not have pre-emption rights in respect of any such issuance;

●	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers, directors, and director nominees; and

●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure if after, our initial business combination, our operating revenues are insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been preparing for our proposed offering of our securities.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the consummation of this offering.

Liquidity, Capital Resources and Going Concern

As indicated in the accompanying financial statements, as of March 31, 2025, we had $64,357 in cash and a working capital deficit of $122,581. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty through this offering, although we cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through receipt of approximately $25,000 from the sale of the founder shares and a $200,000 loan from our Sponsor evidenced by a promissory note dated March 9, 2025. The principal balance of this promissory note shall be payable the date we consummate this offering. We estimate that the net proceeds from (1) the sale of the shares in this offering, after deducting estimated offering expenses of approximately $680,000 and underwriting discounts payable in cash of $450,000 (or $517,500 if the over-allotment option is exercised in full) and (2) the sale of the private units for a purchase price of $2,150,000 (or $2,217,500 if the over-allotment option is exercised in full) will be $61,020,000 (or $70,020,000 if the over-allotment option is exercised in full) (including the deferred underwriting discounts and commissions). Of this amount, an aggregate of $60,000,000 (or $69,000,000 if the over-allotment option is exercised in full), will be placed in the trust account. The balance will be held outside of trust for our use in funding our search process, estimated to be approximately $1,020,000.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, to pay holders who wish to convert or sell their shares to us for a portion of the funds held in the trust account, and to pay the deferred underwriting fee of 4.0% of the gross proceeds of the Proposed Public Offering, or $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full), and such deferred fee shall be capped at such amount so remaining in the Trust Account. To the extent that our ordinary shares are used in whole or in part as consideration to affect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including the: continuation or expansion of the operations of the target business; strategic acquisitions and marketing; and, research and development of existing or new products. Such funds can also be used to repay any operating expenses, finders’ fees, consulting fees or other similar compensation, which we might incur prior to the consummation of our initial business combination if the funds available to us outside of the trust account are insufficient to cover such expenses.

We believe that, upon the consummation of this offering, the $1,020,000 held outside of the trust account will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination is not consummated during that time. Over this time period, we will use these funds for identifying and evaluating prospective business combination candidates; performing due diligence of prospective target businesses; traveling to and from the offices, plants, or similar locations of prospective target businesses; reviewing corporate documents and material agreements of prospective target businesses; and, selecting the target business to consummate our initial business combination with as well as the structuring, negotiation and consummation of the business combination. We anticipate that we will incur approximately:

●	$350,000 of legal, accounting and other expenses attendant to the structuring and negotiation of a business combination;

●	$40,000 of third party expenses related to the search for target businesses and the due diligence investigation, structuring and negotiation of our initial business combination;

●	$90,000 of legal and accounting fees related to SEC reporting obligations;

●	$170,000 for director and officer insurance premiums;

●	$270,000 for the payment of the administrative fee to our Sponsor ($15,000 per month for 18 months), subject to deferral as described herein;

●	$60,000 as working capital and reserves (including potential deposits, finders’ fees, consulting fees or other similar compensation and down payments in connection with our initial business combination); and

●	$40,000 for miscellaneous expenses

If our estimates of the costs of undertaking due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination; provided, however, that our insiders may, but are not obligated to, lend us funds as needed. Following our initial business combination, if our available cash is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On March 9, 2025, in exchange for an aggregate purchase price of $25,000, our Sponsor purchased 2,415,000 ordinary shares, 315,000 of which are subject to forfeiture.

On March 9, 2025, we entered into a promissory note of an aggregate of $200,000 with our Sponsor. The loan will be payable without interest on the earlier of the consummation of this offering, or the liquidation of the Company. If the offering is consummated, the loan will be repaid out of the proceeds of this offering not being placed in trust.

We are obligated, commencing on the date of this prospectus, to pay our Sponsor a monthly fee of $15,000 for general and administrative services.

We do not believe that we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our insiders or their affiliates may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but none of the proceeds held in our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or prior thereto, subject to available funds. If we do not complete an initial business combination, any other outstanding loans from our insiders or their affiliates will be repaid only from that capital held that is not held in our trust account, if any.

Controls and Procedures

We are not currently required to maintain an effective system of internal control as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending March 31, 2026. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company as defined in the JOBS Act would we be required to comply with the independent registered public accounting firm attestation requirements. Further, for as long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the registered public accounting firm attestation requirement.

As of the date of this prospectus, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems of internal control. We expect to assess the internal control of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal control. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal control. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting, and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions, and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement, and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

When required by Section 404 and once our management’s report on internal control is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report. This independent registered public accounting firm may identify additional issues concerning a target business’s internal control while performing its audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private shares held in the trust account will be held in demand deposit or cash accounts or invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(b) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions, we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a blank check company incorporated on July 23, 2024 as a Cayman Islands exempted company. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We do not have any specific business combination under consideration, and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. As a result, this may limit the pool of acquisition candidates we may acquire in the PRC, in particular, due to the relevant PRC laws and regulations against foreign ownership of and investment in certain assets and industries, known as restricted industries, which include but are not limited to, value-added telecommunications services (inclusive of internet content providers). Currently, we do not have any specific business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We are confident that we will be able to find a target business that will meet expectations. We intend to capitalize on the strengths and experiences of our management team to select, acquire and form a business combination that has a competitive advantage in their core business and is positioned to bring in high returns and long-term sustainable growth.

Our Sponsor and certain of our executive officers and directors have significant ties to the PRC. We may be a less attractive partner to non-PRC based target companies as compared to a non-PRC based special purpose acquisition company, therefore this may make it more difficult for us to complete an initial business combination with a target company that is non-PRC based and which may therefore make it more likely for us to consummate a business combination with a target company located in the PRC. See “Risk Factors – Risks Associated with our Business - Due to the significant ties of certain of our executive officers, directors and Sponsor to the PRC, we may be a less attractive partner to non-PRC-based target companies as compared to a non-PRC based SPAC, therefore this may make it more difficult for us to complete an initial business combination with a target company that is non-PRC based” for more information.

Background and Competitive Advantage

Our management team consists of experienced professionals and senior operating executives who bring a unique background and skillset. We will seek to leverage our management team’s network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms, consultants, family offices, and large corporations in order to source, acquire, and support the operations of the business combination target. We believe our team’s experience investing in and operating global businesses will make us a preferred partner for, and allow us to source, high-quality combination targets.

We believe that we will be able to leverage the following competitive strengths in identifying, structuring, and consummating a business combination:

●	An extensive network across several industries in global markets, which include longstanding relationships with executives, investors, entrepreneurs, and investment bankers and thus should provide us with access to proprietary investment opportunities and strong deal flow;

●	Through their respective careers, our team has extensive experience in identifying, evaluating and executing investments in companies at various stages of their life cycle. We believe that the combined and complementary expertise of our team will allow us to structure and execute a competitive transaction;

●	Our team has significant transaction experience completing large-scale domestic and cross-border transactions, involving acquirers and targets located across the U.S. and the global area, which require industry and local regulatory knowledge and creativity.

Our Board of Directors and Management

We believe that our management team’s extensive relationships within different industries will enable us to identify business combination opportunities with significant potential upside. We expect that our management team’s combined experience, when paired with our ability to perform under varying economic environments, will be a differentiating factor that is highly attractive to potential target companies.

Our Business Strategy and Acquisition Criteria

We intend to focus our efforts on identifying and completing our initial business combination with a company that aligns with our team’s experiences, expertise and network of relationships. Our business strategy is expected to be focused on potential acquisition targets that exhibit compelling long-term growth potential and highly defensible market positions. We believe this will allow us to generate a differentiated pipeline of acquisition opportunities and lead to executing a business combination with an attractive target company more quickly, efficiently, and under better terms than our competitors.

We have identified the following general criteria and guidelines as we evaluate prospective target companies.

●	Large underpenetrated markets with favorable industry dynamics. We intend to actively look for suitable investment opportunities with an enterprise value of approximately $180 million - $1 billion. We expect to prioritize targets that are already benefiting from or capitalizing on trends found within their respective sectors.

●	Strong management team. The strength of the management team is expected to be an important component in our review process. We will seek to partner with a visionary, experienced and professional management team that can drive growth, strategic decision making and long-term value creation.

●	Defensible market position with sustainable competitive advantage. We intend to favor targets that have a strong competitive advantage or are category leaders in their respective verticals. We expect to target companies that have strong intellectual property, technology, or brand equity within their respective sectors and that can be further monetized on a global basis.

●	Benefit from being a public company. We intend to only acquire businesses that would benefit from being publicly traded in the United States, including access to broader sources of capital and expanded market awareness. This improved access to capital could allow the targets to accelerate growth, pursue new projects, retain and hire employees, and expand into new geographies or businesses.

These criteria are not intended to be exhaustive. While we intend to use these criteria in evaluating the attractiveness of potential business combination opportunities, we may ultimately decide to enter into an initial business combination with a target business that does not meet these criteria.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as the review of financial and other information which will be made available to us. We will also utilize our operational and capital allocation experience. Our acquisition criteria, due diligence processes, and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors, and criteria that our management may deem relevant.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private units, the founder shares, debt, or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the sale of private units are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various U.S. Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business. None of our insiders and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition, or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers, directors and director nominees as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing insiders, special advisors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee, or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). As of the date of this prospectus, there is no affiliated entity that we consider a business combination target.

In addition, as more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers, and directors currently have certain relevant pre-existing fiduciary duties or contractual obligations.

Fair Market Value of Target Business

Pursuant to the rules of the Nasdaq Stock Market, our initial business combination must occur with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. While the fair market value of the target business must satisfy the 80% test, the consideration we pay the owners of the target business may be a combination of cash (whether cash from the trust account or cash from a debt or equity financing transaction that closes concurrently with the business combination) or our equity securities. The exact nature and amount of consideration would be determined based on negotiations with the target business, although we will attempt to primarily use our equity as transaction consideration. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test and may hold a shareholder vote to remove this requirement from our Post-offering Memorandum and Articles of Association.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company own less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

Structure of Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders (but not our insiders, officers or directors) may seek to redeem their public share, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and therefore avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her, or its shares rather than some pro rata portion of his, her, or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or whether we will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. We anticipate that our business combination could be completed by way of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar transaction. If we decide to allow shareholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval, we will consummate our initial business combination only if we seek shareholder approval, we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the outstanding ordinary shares voted at the meeting so long as the minimum number of shareholders required for a quorum attend the meeting (whether in person or by proxy).

We will have up to 18 months from the consummation of this offering to consummate an initial business combination. If we are unable to consummate an initial business combination within such time period, we will redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to liquidate and dissolve. We expect the pro rata redemption price to be approximately $10.00 per public share (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.

Redemption Rights

At any meeting called to approve an initial business combination, any public shareholder, whether voting for or against such proposed business combination or not voting at all, will be entitled to demand that its public shares be redeemed for a full pro-rata portion of the amount then in the trust account (initially $10.00 per public share), plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses). Alternatively, we may provide our public shareholders with the opportunity to sell their public shares to us through a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, net of taxes payable.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking conversion rights with respect to 15% or more of the ordinary shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all ordinary shares owned by him or her, or his or her affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By not allowing a shareholder to redeem more than 15% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost.

There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $100 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

None of our insiders will have the right to receive cash from the trust account in connection with a shareholder vote to approve a proposed initial business combination or a vote to amend the provisions of our Post-offering Memorandum and Articles of Association relating to shareholders’ rights or pre-business combination activity with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

Liquidation if No Business Combination

If we do not consummate an initial business combination within 18 months from the consummation of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. At such time, the rights will expire and holders of the rights will receive nothing upon a liquidation with respect to such rights, and the rights will be worthless.

We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The underwriters in this offering will execute such a waiver agreement. As a result, the claims that could be made against us will be limited, thereby decreasing the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, there is no guarantee that vendors, service providers, and prospective target businesses will execute such agreements. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refuses to execute a waiver would be the engagement of a third-party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to conflicts-of-interest requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants who would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our insiders will agree that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to less than $10.00 per public share, except as to any claims by a third party that executed a valid and enforceable agreement with us waiving any right, title, interest, or claim of any kind it may have in or to any monies held in the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Our insiders may not be able to satisfy their indemnification obligations, as we have not required our insiders to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Moreover, our insiders will not be liable to our public shareholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.00 due to claims or potential claims of creditors. We will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses).

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their founder shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public shareholders.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period, if we hold a shareholder vote to amend any provisions of our Post-offering Memorandum and Articles of Association relating to shareholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), or if the shareholders seek to have us redeem their respective public shares upon a business combination which is actually completed by us. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per public share redemption or conversion amount received by public shareholders may be less than $10.00.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor-creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be deemed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Post-offering Memorandum and Articles of Association

Our Post-offering Memorandum and Articles of Association to be adopted with effect from the effectiveness of this prospectus will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we hold a shareholder vote to amend any provisions of our Post-offering Memorandum and Articles of Association relating to shareholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, in connection with any such vote. Our insiders have agreed to waive any conversion rights with respect to any founder shares, private shares and any public shares they may hold in connection with any vote to amend our Post-offering Memorandum and Articles of Association. Specifically, our Post-offering Memorandum and Articles of Association provides, among other things, that:

●	prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to convert their public share, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, net of taxes payable, or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, net of taxes payable, in each case subject to the limitations described herein;

●	we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination so long as the minimum number of shareholders required for a quorum attend the meeting (whether in person or by proxy);

●	if our initial business combination is not consummated within 18 months from the consummation of this offering, then our existence will terminate and we will distribute all amounts in the trust account to all of our public holders of public shares;

●	upon the consummation of this offering, $60,000,000, or $10.00 per publicly offered unit ($69,000,000, if the underwriter’s over-allotment option is exercised in full), shall be placed into the trust account;

●	we may not consummate any other business combination, merger, shares exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

●	prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

Our Post-Offering Memorandum and Articles of Association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our Post-Offering Memorandum and Articles of Association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our Post-Offering Memorandum and Articles of Association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our Post-Offering Memorandum and Articles of Association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Competition

In identifying, evaluating, and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than us, and our financial resources will be relatively limited as compared with those of many of these competitors. While we believe there may be numerous potential target businesses with which we could complete an initial business combination with the net proceeds of this offering, our ability to compete in completing a business combination with certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

●	our obligation to seek shareholder approval of our initial business combination or engage in a tender offer may delay the completion of a transaction;

●	our obligation to redeem public shares held by our public shareholders may reduce the resources available to us for our initial business combination;

●	our obligation to either repay working capital loans that may be made to us by our insiders or their affiliates;

●	our obligation to register the resale of the founder shares, as well as the private units (and underlying securities) and any shares issued to our insiders or their affiliates upon conversion of working capital loans, if we and they agree to do so; and

●	the impact on the target business’s assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in connection with an initial business combination with a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 1185 Avenue of the Americas, Suite 304, New York, NY 10036. The cost for the space will be included in the Administrative Services Agreement to be entered into between us and our Sponsor, commencing on the effective date of the registration statement of which this prospectus forms a part through the earlier of the Company’s consummation of a business combination or the Company’s liquidation. Pursuant to the Administrative Services Agreement we will pay our Sponsor a monthly fee of $15,000 per month for office space and administrative and support services. We consider our current office space, combined with the other office space otherwise available to our executive officers, to be adequate for our current operations.

Employees

We have one executive officer. This individual is not obligated to devote any specific number of hours to our matters and intend to devote only as much time as he deems necessary to our affairs. The amount of time he will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business has been identified, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We will register our public units, public shares, and public rights under the Securities Act and have reporting obligations under the Exchange Act, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to shareholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS as issued by the IASB. A particular target business identified by us as a potential business combination candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to consummate our initial business combination with the proposed target business.

We may be required by the Sarbanes-Oxley Act to have our internal control over financial reporting audited for the fiscal year ending March 31, 2026. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of their internal control over financial reporting. The development of the internal control over financial reporting of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding, or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 10 years preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$60,000,000 of the net proceeds attributable to the publicly offered units and the privately offered units will be deposited into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$55,935,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$60,000,000 of net offering proceeds and proceeds from the sale of the private units held in the trust account will be held in demand deposit or cash accounts or invested only in U.S. government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of the Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering. The distributable right will be distributed upon successful completion of our initial business combination.	No trading of the units or the underlying ordinary shares and rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor	We will either (i) give our shareholders the opportunity to vote on the business combination or (ii) provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. Under Cayman Islands law and our Post-offering Memorandum and Articles of Association, we must provide at least 10 days’ advance notice of any meeting of shareholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to redeem their shares for cash or to remain an investor in our company.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide whether to remain a shareholder of the company or to require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds held in the trust account must be returned to all of the investors.

	Terms of the Offering	Terms Under a Rule 419 Offering
Business combination deadline	Pursuant to our Post-offering Memorandum and Articles of Association, if we are unable to consummate our initial business combination within 18 months from the consummation of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account not previously released to us (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months from the consummation of this offering, funds held in the trust or escrow account are returned to investors.

Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations (less up to $50,000 of interest to pay liquidation and dissolution expenses).	Interest on funds in the trust account would be held for the sole benefit of investors, unless and only after the funds held in trust were released to us in connection with our consummation of an initial business combination.

Release of funds	Except for interest earned on the funds in the trust account that may be released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses), the proceeds held in the trust account will not be released until the earlier of the consummation of our initial business combination and our liquidation upon failure to affect our initial business combination within the allotted time.	The proceeds held in the trust account are not released until the earlier of the consummation of a business combination or the failure to effect a business combination within the allotted time.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of the ordinary shares issued in this offering that may take place in connection with the consummation of our initial business combination and if we do not complete our initial business combination within the allotted period of time.

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares Issued in This Offering by Us or Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination (which is initially anticipated to be $10.00 per public share issued in this offering, although could be less), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares issued in this offering.	If we seek shareholder approval of our initial business combination, our Sponsor, directors, officers, advisors, or their affiliates may purchase public shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. There is no limit to the prices that our Sponsor, directors, officers, advisors or their affiliates may pay in these transactions.	If we are unable to complete our business combination within 18 months from the consummation of this offering, we will redeem all public shares issued in this offering at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per public share, although could be less), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares issued in this offering.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per public share for our remaining shareholders, who will bear the burden of working capital and taxes payable released to us.	If the permitted purchases described above are made there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of the public shares issued in this offering if we fail to complete our business combination will reduce the book value per public share for the shares held by our Sponsor, who will be our only remaining shareholders after such redemptions.

Management

Directors and Executive Officers

Our current executive officer, director and director nominees are as follows:

Name	Age	Position
Ping Zhang	61	Chairman, Chief Executive Officer, Chief Financial Officer, and Director
Wei(Victor) Zhang	50	Independent Director Nominee
Daniel M. McCabe	74	Independent Director Nominee
Qi Gong	62	Independent Director Nominee

Below is a summary of the business experience of each our executive officer, director and director nominees.

Ping Zhang has been serving as our Chairman, Chief Executive Officer, Chief Financial Officer since our formation. Since November 2020, Mr. Zhang has served as the General Manager of Green Leaf Air Freight Inc., a U.S.-based investment and air freight company. Prior to this role, he founded Shanghai Tongli Advertising Co., Ltd., an advertising company, and served as its General Manager from February 2006 to November 2020. Earlier in his career, from March 1999 to December 2002, Mr. Zhang founded Hunan Silver Fox Advertising Company, an advertising company in China, and served as its General Manager. Mr. Zhang has served as a member of the board of directors for Quartzsea since March 2025. Mr. Zhang has served as a member of the board of directors for Quartzsea since March 2025, Yotta since May 2025 and Quetta since May 2025.

We believe that Mr. Ping Zhang is qualified to be nominated as a member of our board of directors due to his entrepreneurship, relationships and contacts.

Wei (Victor) Zhang will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Since December 2024, Mr. Zhang has served as Vice President and Consultant at American Wall Street Listed Group Inc., a consulting company. From September 2020 to March 2021, Mr. Zhang worked as a consultant for BayWell International Resources Corporation, a global business and gold mining company. In addition, Mr. Zhang has worked as a business developer and loan officer for Trustworthy Mortgage Corp., a mortgage and real estate company in Washington D.C. since March 2018. From November 2016 to October 2018, Mr. Zhang served as Director of Business Development at XinMeiLe Financial Leasing Co., Ltd. in China. From September 2012 to March 2017, Mr. Zhang served as Consultant and Director of International Cooperation at Bright & Right Law Firm in Beijing. Mr. Zhang worked as an interpreter for international exhibitions in Germany, while also providing brokerage services for international trade and consultancy services for anti-fraud measures in documentary letter of credit settlements from February 1998 to April 2012. Mr. Zhang has served as a member of the board of directors for Quartzsea since March 2025. Mr. Zhang is certified by the Global Association of Risk Professionals as a Financial Risk Manager (FRM). He earned his Bachelor’s degree in German Language and Literature from the Foreign Studies University in Beijing in 1997 and his Master’s degree in Economics from the University of Bonn in 2008.

We believe that Mr. Wei Zhang is qualified to be nominated as a member of our board of directors due to his entrepreneurship and educational background.

Daniel M. McCabe will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. McCabe’s legal career began as an assistant clerk of the Superior Court at Stamford from 1974 to 1976, and since then he has had his own legal practice, Daniel McCabe LLC, a general practice law firm in Connecticut founded in 1982. His work includes rendering legal advice to individuals and business entities concerning commercial transactions, business organizations, and complex litigation. Mr. McCabe is also an Adjunct Professor of Business Law at Sacred Heart University. Since September 1985, he has been serving as the managing partner at 1200 Summer Street Association. He has been serving as a member of the board of directors of Yotta since April 2022, Quetta since August 2023, Black Hawk since March 2024 and Quartzsea since March 2025. Mr. McCabe previously was the Chairman of the Stamford Housing Authority, Co-chair of the Stamford Reapportionment Committee, Member of the Board of Parole for the State of Connecticut, Chairman of the Republican Town Committee of the City of Stamford and Counsel for the Stamford Water Pollution Control Authority. He also served as Corporation Counsel for the City of Stamford where he held the position of chief legal counsel and advisor to Mayor Stanley Esposito of the City of Stamford.

We believe that Mr. McCabe is qualified to be nominated as a member of our board of directors due to his legal experience.

Qi Gong will become one of our independent directors upon the effectiveness of the registration statement of which this prospectus forms a part. Ms. Gong has enjoyed a diverse career in both China and the United States across various domains. She has served as the Chief Executive Officer and director of Quartzsea since November 2024. In March 2024, Ms. Gong founded the American Wall Street Listed Group Inc., a consulting company, and has been serving as its Chief Executive Officer since such time. In September 2022, Ms. Gong founded American Information Technology Inc., an information technology consulting company, and has been serving as its Chief Executive Officer since such time. She was also the founder and has been serving as the Chief Executive Officer for U.S. China Health Products Inc., a marketing consulting company, since December 2021. In addition, Ms. Gong founded the U.S.-China Service Inc., a wealth management consulting company, in July 2018 and has been serving as its Chief Executive Officer since such time. She has been serving as a member of the board of directors of Yotta since April 2024, Quetta since April 2024.

We believe that Ms. Qi Gong is qualified to serve as a member of our board of directors due to her entrepreneurship and extensive experience in the business consulting industry.

Number and Terms of Office of Officers and Directors

Our board of directors will consist of four directors upon the effectiveness of the registration statement of which this prospectus forms a part, three of whom are deemed to be “independent” under SEC and Nasdaq rules. We may not hold an annual meeting of shareholders until after we consummate our initial business combination. Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our Post-offering Memorandum and Articles of Association as it deems appropriate. Our Post-offering Memorandum and Articles of Association provide that our officers may consist of one or more Chairman of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer, Assistant Secretary, and such other officers as may be determined by the board of directors.

Executive Compensation

None of our officers or directors have received or, prior to our initial business combination, will receive any cash compensation for services rendered to us. No compensation or fees of any kind, including finder’s fees, consulting fees, and other similar fees, will be paid to our insiders or any of the members of our management team for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence of suitable target businesses and business combinations, as well as traveling to and from the offices, plants, or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. These interests reward our Sponsor who is also an executive manager, as well as other holders of the founder shares, upon the successful consummation of the initial public offering, and, subsequently, the completion of the initial business combination. Meanwhile the failure to consummate an initial business combination would result in significant financial loss for our Sponsor and other holders of the founder shares.

After our initial business combination, members of our management team who remain with us may be paid consulting, management, or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of a shareholder meeting held to consider our initial business combination because the directors of the post-combination business will determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Director Independence

Nasdaq listing standards require that within one year of the listing of our securities on the Nasdaq Global Market we have at least a majority of independent directors and that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors determined that Mr. Wei (Victor) Zhang, Mrs. Qi Gong, and Mr. Daniel M. McCabe each qualify as an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules.

We will only enter into a business combination if it is approved by a majority of our directors. Additionally, we will only enter into transactions with our officers, directors, and director nominees and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must be approved by our audit committee and a majority of independent directors.

Committees of the Board of Directors

Our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the consummation of this offering, we will establish an audit committee of the board of directors, which will consist of the independent directors. Mr. Wei (Victor) Zhang will serve as chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Wei(Victor) Zhang qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

Upon the consummation of this offering, we will establish a compensation committee of the board of directors consisting of the independent directors. Ms. Qi Gong will serve as chairwoman of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance within the context of such goals and objectives, and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at a future annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers education, professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest.

●	None of our officers, directors, and director nominees is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our officers, directors, and director nominees may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers, directors, and director nominees may continue to be involved in the formation of other special purpose acquisition companies in the future. Thus, our officers, directors, and director nominees may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●

Our officers, directors, and director nominees may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. Specifically, Our Chief Executive Officer, Mr. Ping Zhang, has conflicts of interest with respect to evaluating a particular business combination because she has fiduciary and contractual duties to Quartzsea. Our director nominee, Qi Gong, has conflicts of interest with respect to evaluating a particular business combination because she is Chief Executive Officer and director of Quartzsea and a director of, and has fiduciary duties to Yotta and Quetta, although Yotta and Quetta have each executed a definitive merger agreement with a target company in connection with their respective initial business combinations. Our director nominee, Wei Zhang, has conflicts of interest with respect to evaluating a particular business combination because he is a director of, and has fiduciary duties to Quartzsea. Our director nominee, Daniel M. McCabe, has conflicts of interest with respect to evaluating a particular business combination because he is a director of, and has fiduciary duties to, each of Yotta, Quetta, Black Hawk and Quartzsea. Yotta, Quetta, Black Hawk, and Quartzsea have each executed a definitive merger agreement with a target company in connection with their respective initial business combinations. All of our executive officers and directors also serve as directors and officers of Quartzsea, which completed its own initial public offering of approximately $82 million, which offering was upsized from $60 million, the same size as our offering, and is targeting businesses with an enterprise value in the range of $180 million to $1 billion—the same target size range that we have disclosed. Because we are actively seeking acquisition targets in the same size range and because the executive teams of both companies are identical, a material conflict of interest exists in how business opportunities are sourced, evaluated, and allocated. Our officers and directors may be incentivized, consciously or unconsciously, to favor one entity over the other based on timing, deal quality, transaction complexity, or other personal or strategic factors. These conflicts of interests of may limit the number of potential targets that our management presents to us for purposes of completing a business combination. Specifically, if they becomes aware of a business combination opportunity that falls within the line of business of any entity to which they have then-existing fiduciary or contractual obligations, they may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. In the event that a potential target opportunity is appropriate for multiple entities to which our officers or directors owe fiduciary or contractual duties, these individuals will rely on the policies and procedures of each entity and their own judgment to determine to which entity the opportunity should be presented. This determination may be based on a variety of factors, including: (i) the alignment of the opportunity with each SPAC’s stated investment criteria and strategy, (ii) the stage of the transaction pipeline each SPAC is in (e.g., early search, LOI signed, definitive agreement signed, (iii) the resources available to evaluate and execute the transaction; any (iv) any pre-existing exclusivity or non-compete provisions or contractual obligations.

We cannot assure you that these conflicts will be resolved in our favor or that our officers and directors will always be able to present opportunities to us. However, in accordance with their fiduciary duties, our officers and directors will act in good faith and in the best interests of each applicable entity, including ours, when determining whether to present a particular opportunity. We believe this addition provides greater transparency regarding the potential for conflicts and the process by which acquisition opportunities are allocated among SPACs affiliated with our management.

●	Unless we consummate our initial business combination, our officers, directors, and director nominees, and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

●	The founder shares beneficially owned by our officers, directors, and director nominees will be released from trust only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers, directors, and director nominees will not be entitled to receive any amounts held in the trust account with respect to any of their founder shares or private units. Furthermore, our Sponsor, Whiteowl Holdings LLC, agreed that the private units will not be sold or transferred by it until we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to affect our initial business combination.

●	Our Sponsor is currently controlled by Mr. Ping Zhang, our Chairman, Chief Executive Officer, Chief Financial Officer, and director, thus, Mr. Ping Zhang currently holds voting and investment discretion with respect to the ordinary shares held of record by the Sponsor. Our Sponsor purchased 2,415,000 of our ordinary shares for $25,000, a nominal price, which we refer to herein as founder shares. Our Sponsor has also committed to purchase an aggregate of 215,000 private units (or 221,750 private units if the underwriters’ over-allotment option is exercised in full) at $10.00 per private unit for a total purchase price of $2,150,000 (or $2,217,500 if the underwriters’ over-allotment option is exercised in full) from us. The founder shares and private units will be worthless if we do not complete an initial business combination, especially because, pursuant to letter agreement, the holders of the Sponsor shares and private units have or will have waived their right to claim funds held in the trust account in connection with any redemption of shares.

●	A conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination. Specifically, our officers and directors, and any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Reimbursement for such expenses will be paid by us out of loans by our Sponsor and interest earned on the trust account. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. In addition, at the closing of our initial public offering, our Sponsor will be repaid an aggregate of $200,000 by our Company pursuant to certain promissory note dated March 9, 2025. The principal balance of this promissory note shall be payable on the date on which our Company closes an initial public offering of its securities. The principal balance may be prepaid at any time. These financial interests of our Sponsor, officers, and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

●	We are not prohibited from pursuing an initial business combination with a target that is affiliated with our Sponsor, officers, or directors nor making the initial business combination through a joint venture or other form of shared ownership with our Sponsor, officers, or directors. We, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view.

●	As stated herein, our Sponsor is currently controlled by Mr. Ping Zhang, our Chairman, Chief Executive Officer, Chief Financial Officer, and director. Daniel M. McCabe is our independent director as well. Ms. Qi Gong serves as the Chief Executive Officer and director to Quartzsea and Daniel M. McCabe serve as a director on four other SPACs, namely Quetta, Yotta and Quartzsea. Yotta, Quetta, Black Hawk and Quartzsea have each executed a definitive merger agreement with a target company in connection with their respective initial business combinations. On January 10, 2025, Quetta held a special meeting of its stockholders, namely, among other matters, to extend the time Quetta has to complete a business combination to a month-to-month extension basis, beginning on January 10, 2025, until October 10, 2026. Similarly, on August 22, 2024, Yotta’s stockholders at its annual meeting, approved Yotta’s right to extend the Business Combination Period from August 22, 2024 to October 22, 2025. Wei Zhang serves as an independent director of Quartzsea. Lastly, Daniel M. McCabe serves as an independent director of Black Hawk Acquisition Corporation, which has executed a definitive merger agreement for its business combination on April 26, 2025. Black Hawk Acquisition Corporation has until June 22, 2025 to complete its initial business combination, and if it fails to do so, Black Hawk Acquisition Corporation may seek approval from its shareholders to extend the time it has to complete its business combination with a vote of the public shareholders. Quartzsea has until June 19, 2026 to complete its initial business combination.

In general, officers, directors, and director nominees of a company incorporated under the laws of the Cayman Islands are required to present business opportunities to a company if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to the corporation and its shareholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers, directors, and director nominees may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities Our Post-offering Memorandum and Articles of Association provides for indemnification of our officers and directors to the maximum extent permitted by law, (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers, directors, and director nominees will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

The following table summarizes the current material pre-existing fiduciary or contractual obligations of our officers, directors and director nominees:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Qi Gong

Yotta Acquisition Corporation
Quetta Acquisition Corporation
American Wall Street Listed Group Inc.
American Information Technology Inc.
U.S. China Health Products Inc.
U.S.-China Service Inc.

Quartzsea Acquisition Corporation

Special Purpose Acquisition Company
Special Purpose Acquisition Company
Consulting Company
Information Technology Consulting Company
Marketing Consulting Company
Wealth Management Consulting Company

Special Purpose Acquisition Company

Independent Director Independent Director Chief Executive Officer Chief Executive Officer Chief Executive Officer Chief Executive Officer Chief Executive Officer

Daniel M. McCabe	Daniel M. McCabe, LLC 1200 Summer Street Association Yotta Acquisition Corporation Quetta Acquisition Corporation Black Hawk Acquisition Corp. Quartzsea Acquisition Corporation	Law Firm Real Estate Special Purpose Acquisition Company Special Purpose Acquisition Company Special Purpose Acquisition Company Special Purpose Acquisition Company	Partner Managing Partner Independent Director and Compensation Committee Chair Independent Director and Compensation Committee Chair Independent Director

Wei (Victor) Zhang	American Wall Street Listed Group Inc. Quartzsea Acquisition Corporation	Consulting Company Special Purpose Acquisition Company	Chief Executive Officer Independent Director

Ping Zhang	Green Leaf Air Freight Inc. Quartzsea Acquisition Corporation Yotta Acquisition Corporation Quetta Acquisition Corporation	Investment and Air Freight Company Special Purpose Acquisition Company Special Purpose Acquisition Company Special Purpose Acquisition Company	General Manager Independent Director Independent Director Independent Director

Our insiders, including our officers and directors have agreed to vote any ordinary shares (other than public shares purchased outside of a redemption offer which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto) held by them in favor of our initial business combination, if permitted by law or regulation. In addition, they have agreed to waive their respective rights to receive any amounts held in the trust account with respect to their founder shares and private units if we do not complete our initial business combination within the required time frame. If they purchase public shares in this offering or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the trust account if we are unable to complete our initial business combination within the required time frame, but have agreed not to redeem such shares in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will therefore comply with Cayman Islands law.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Post-offering Memorandum and Articles of Association provides for indemnification of our officers and directors to the maximum extent permitted by law, (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Post-offering Memorandum and Articles of Association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Principal shareholders

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and upon completion of the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our officers, directors, and director nominees; and

●	all of our officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have voting and investment power with respect to all ordinary shares beneficially owned by them.

Upon our initial capitalization, the Sponsor subscribed for 2,875,000 ordinary shares of the Company. On March 9, 2025, our Sponsor entered into a subscription agreement with us for the purchase of 2,415,000 ordinary shares for an aggregate purchase price of $25,000, or approximately $0.0104 per ordinary share. As a result, our Sponsor surrendered 460,000 ordinary shares for no consideration to us for cancellation on May 6, 2025 and holds the balance of 2,415,000 ordinary shares. The following table presents the number and percentage of our ordinary shares owned by our initial shareholders before and after this offering. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that our Sponsor forfeits an aggregate of 315,000 ordinary shares and that there are 8,315,000 ordinary shares, consisting of (i) 6,000,000 public shares, (ii) 2,100,000 founder shares, and (iii) 215,000 private shares, issued and outstanding after this offering.

	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Ordinary shares(2)	Approximate Percentage of Outstanding Shares of Ordinary shares	Amount and Nature of Beneficial Ownership of Ordinary shares		Approximate Percentage of Outstanding Shares of Ordinary shares
Whiteowl Holdings LLC (our Sponsor)(4)(5)	2,415,000	100%	2,315,000	(3)	27.84%
Qi Gong	-	-	-		-
Wei (Victor) Zhang	-	-%	-		-%
Daniel M. McCabe	-	-	-		-
Ping Zhang(5)	2,415,000	100%	2,315,000	(3)	27.84%
All officers and director nominees as a group (4 individuals)	2,415,000	100%	2,315,000		27.84%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 1185 Avenue of the Americas, Suite 304, New York, NY 10036.
(2)	These shares represent the founder shares, an aggregate of 315,000 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part.
(3)	Assumes no exercise of the over-allotment option and, therefore, an aggregate of 315,000 ordinary shares are forfeited. Includes 215,000 ordinary shares underlying the private units to be purchased by Whiteowl Holdings LLC simultaneously with the consummation of this offering.
(4)	Mr. Ping Zhang has voting and dispositive power over the shares owned by Whiteowl Holdings LLC.
(5)	Represents the shares owned by Whiteowl Holdings LLC, a Delaware limited liability company, which is controlled by Mr. Ping Zhang.

Immediately after this offering, our initial shareholders will beneficially own approximately 26% of the then-issued and outstanding ordinary shares (excluding the private shares and assuming they do not purchase any public units in this offering). If we increase or decrease the size of the offering, we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at approximately 26% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private shares and assuming they do not purchase any public units in this offering). Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our memorandum and articles of association and approval of significant corporate transactions, including approval of our initial business combination.

Our Sponsor has committed to purchase an aggregate of 215,000 private units at $10.00 per private unit for a total purchase price of $2,150,000 from us. Our Sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us up to an additional 6,750 private units at a price of $10.00 per unit in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. This purchase will occur by way of private placements contemporaneous to the consummation of this offering. The private units are identical to the public units sold in this offering. Additionally, the Sponsor has agreed not to transfer, assign, or sell any of the private units or underlying securities until at least 30 days following the consummation of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to lend funds to us on a non-interest bearing basis, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes may be repaid either upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into private units at a price of $10.00 per unit. If we do not complete a business combination, any outstanding loans from our insiders or their affiliates will be repaid only from amounts not held in our trust account, if any.

Our Sponsor and our Chief Executive Officer are deemed to be our “promoters,” as that term is defined under the federal securities laws.

Certain Relationships and Related Party Transactions

Upon our initial capitalization, the Sponsor subscribed for 2,875,000 ordinary shares of the Company. On March 9, 2025, our Sponsor entered into a subscription agreement with us for the purchase of 2,415,000 ordinary shares for an aggregate purchase price of $25,000. As a result, our Sponsor surrendered 460,000 ordinary shares for no consideration to us for cancellation on May 6, 2025 and holds the balance of 2,415,000 ordinary shares. If the underwriters do not exercise the over-allotment option in full, up to 315,000 ordinary shares shall be forfeited. The number of founder shares issued was determined based on the expectation that the founder shares would represent approximately 26% of the outstanding shares after this offering.

If the underwriters determine that the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to the Sponsor, as applicable, would be effectuated in order to maintain its pre-IPO ownership interest at approximately 26% of our issued and outstanding shares after this offering (excluding the private shares and assuming it does not purchase any units in this offering).

On March 9, 2025, we entered into a promissory note of an aggregate of $200,000 with our Sponsor. The loan will be payable without interest on the earlier of the consummation of this offering, or the liquidation of the Company. If the offering is consummated, the loan will be repaid out of the proceeds of this offering not being placed in trust.

Our Sponsor has committed that they and/or their designees will purchase an aggregate of 215,000 private units (or 221,750 private units if the underwriters’ over-allotment option is exercised in full) at $10.00 per private unit for a total purchase price of $2,150,000 (or $2,217,500 if the underwriters’ over-allotment option is exercised in full) from us. This purchase will occur by way of private placements to be conducted simultaneous to the consummation of this offering. The private units are identical to the units sold in this offering except that they are not registered under the Securities Act. Additionally, the Sponsor has agreed not to transfer, assign, or sell any of the private units or the securities underlying such private units at least 30 days following the consummation of our business combination.

In order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to lend working capital funds to us, on a non-interest bearing basis, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into private units at a price of $10.00 per unit. If we do not complete a business combination, any outstanding loans from our insiders or their affiliates, will be repaid only from amounts not held in our trust account, if any.

The holders of our founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and underlying securities) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effectiveness of the registration statement of which this prospectus forms a part as provided for in certain letter agreement among us, the Sponsor, and the underwriter. The holders of the founder shares can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

The Sponsor has agreed that, commencing on the effective date of the registration statement of which this prospectus forms a part through the earlier of the consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities, and administrative support, as we may require from time to time at $15,000 per month. No compensation or fees of any kind, including finder’s fees, consulting fees, or other similar compensation, will be paid to our insiders or any of the members of our management team, for services rendered to us prior to, or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing due diligence of suitable target businesses and business combinations as well as traveling to and from the offices, plants, or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed to us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, board, management, or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions among us and any of our officers and/or directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our independent directors, who in either case may, at our expense, be provided with access to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our independent directors determines that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director, or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a director’s and officer’s questionnaire that elicits information about related-party transactions.

These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

In no event will our insiders, or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effect the consummation of our initial business combination (regardless of the type of transaction that it is), although out-of-pocket expenses, loans made to the company, and other costs incurred in connection with the pursuit, initiation, and final consummation of the initial business combination may be repaid in connection therewith.

Description of Securities

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands, and with effect from the effective date of this prospectus, our affairs will be governed by our Post-offering Memorandum and Articles of Association (as amended from time to time), the Companies Act and common law of the Cayman Islands.

A copy of the form of Post-offering Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

Our authorized share capital is $50,000 divided into 500,000,000 ordinary shares of $0.0001 par value each. The following description summarizes the material terms of our ordinary shares as set out more particularly in our Post-offering Memorandum and Articles of Association to be adopted with effect from the effective date of the registration statement of which this prospectus forms a part. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one ordinary share and one right to receive one-seventh of one ordinary share commencing upon the consummation of the initial business combination, as described in more detail in this prospectus.

We expect that the securities comprising the public units will commence trading separately on the 52nd day following the consummation of this offering unless SAP informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the public shares and public rights commence separate trading, holders will have the option to continue to hold public units or separate their public units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and rights.

In no event will the public shares and public rights be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds at the consummation of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the completion of this offering, which closing is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

Prior to the date of this prospectus, there were 2,415,000 ordinary shares issued and outstanding (315,000 of which will be subject to forfeiture if the underwriters do not exercise their over-allotment option), all of which were held of record by our Sponsor. Upon the consummation of this offering, our issued share capital (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 315,000 founder shares), will consist of:

●	6,000,000 public shares underlying the public units being sold in this offering;

●	215,000 private shares; and

●	2,100,000 founder shares.

If we increase or decrease the size of this offering (including pursuant to Rule 462(b) under the Securities Act), a share dividend or surrender by the Sponsor would be effectuated in order to maintain our Sponsor’s ownership at approximately 26% of the number of shares issued and outstanding after the consummation of this offering (excluding the private shares and any units purchased by it in this offering).

Holders of our ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders, except as required by law.

Approval of certain actions, including, without limitation, amending our Post-offering Memorandum and Articles of Association and approving a statutory merger or consolidation with another company, will require a special resolution under Cayman Islands law and pursuant to our Post-offering Memorandum and Articles of Association.

In connection with any vote held to approve our initial business combination, our Sponsor, as well as all of our officers and directors have agreed to vote their respective ordinary shares owned by them as a result of the purchase of the founder shares and the private units immediately prior to this offering and any shares purchased in this offering or following this offering (other than public shares purchased outside of a redemption offer which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto) in the open market in favor of the proposed business combination, if permitted by law or regulation. As a result, if we sought shareholder approval of a proposed transaction, assuming only the minimum number of shares representing a quorum is present and voted at such meeting held to vote on our initial business combination, no public shares sold in this offering are needed to be voted in favor of a transaction, or assuming all issued and outstanding shares are present and vote, we could need as little as 1,842,501 of our public shares (or approximately 30.71% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised, that the Sponsor does not purchase any units in this offering or units or shares in the after-market). As such, the approval of our initial business combination may be obtained even if a significant majority of the public shares vote against it or do not vote at all.

Because our Post-offering Memorandum and Articles of Association will authorize the issuance of up to 500,000,000 ordinary shares of par value $0.0001 share, if we were to enter into an initial business combination, we may (depending on the terms of such an initial business combination) be required to increase the number of ordinary shares that we are authorized to issue at the same time as our shareholders vote on the initial business combination to the extent we seek shareholder approval in connection with our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the completion of our initial business combination. If a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our Post-offering Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our Post-offering Memorandum and Articles of Association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares entitled to vote are voted in favor of the initial business combination so long as the minimum number of shareholders required for a quorum attend the meeting (whether in person or by proxy). A quorum for such meeting will consist of the holders present in person or by proxy of outstanding shares of the company representing a majority of the voting power of all outstanding shares of the company entitled to vote at such meeting.

However, the participation of our Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, as well as the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Post-offering Memorandum and Articles of Association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the initial business combination. And, as a result, such shareholders will continue to hold their Excess Shares and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, pursuant to the letter agreement our Sponsor, officers and directors will have agreed to vote their founder shares, private units, and any public shares (other than public shares purchased outside of a redemption offer which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto) purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination, if permitted by law or regulation. If we submit our initial business combination to our public shareholders for a vote, so long as the minimum number of shareholders required for a quorum attend the meeting (whether in person or by proxy), such that meeting is quorate, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the initial business combination. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction or does not vote at all(subject to the limitation described in the preceding paragraph).

Pursuant to our Post-offering Memorandum and Articles of Association, if we are unable to complete our initial business combination within 18 months from the consummation of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in each case of (ii) and (iii) above, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private shares, held by them if we fail to complete our initial business combination within 18 months from the consummation of this offering.

If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses), and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the rights will expire and will be worthless.

In the event of a liquidation, dissolution or winding up of the company after an initial business combination, our shareholders are entitled to share pro rata in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of share, if any, having preference over the ordinary shares. Our shareholders have no pre-emptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.

Our Sponsor, officers, and directors will have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to participate in any liquidation distribution from the trust account occurring upon our failure to consummate an initial business combination with respect to the founder shares. Our Sponsor, officers and directors will therefore not participate in any liquidation distribution from the trust account with respect to such shares. They will, however, participate in any liquidation distribution from the trust account with respect to any public shares acquired in, or following, this offering.

Public shareholders will have the right to sell their public shares to us in any tender offer; to have their public shares redeemed for cash in the amount of their pro rata claim to the funds held in the trust account in connection with the consummation of the initial business combination; if we hold a shareholder vote to amend our Post-offering Memorandum and Articles of Association relating to shareholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, redeeming shareholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the Post-offering Memorandum and Articles of Association. If the business combination is not consummated or the amendment is not approved, then shareholders will not be able to redeem their shares in connection with that specific proxy.

Founder Shares

The founder shares consist of 2,415,000 ordinary shares (315,000 of which will be subject to forfeiture if the underwriters do not exercise the over-allotment option).

The founder shares are identical to the public shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that

(i)	the founder shares are subject to certain transfer restrictions, as described in more detail below;

(ii)

our Sponsor, officers, and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any of their founder shares and public shares held by them in connection with the consummation of our initial business combination, (B) to waive their redemption rights with respect to their founder shares in connection with a shareholder vote to approve an amendment to our Post-offering Memorandum and Articles of Association (x) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the consummation of this offering or (y) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months from the consummation of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period; and

(iii)	if we submit our initial business combination to our public shareholders for a vote, our initial shareholders and each member of our management team have agreed to vote their founder shares and any public shares (other than public shares purchased outside of a redemption offer which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto) purchased during or after this offering in the open market in favor of our initial business combination, if permitted by law or regulation. In addition, the founder shares may be registered pursuant to the registration rights agreement.

The founder shares are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our Sponsor, officers and directors. Those lock-up provisions provide that all the founder shares are not transferable, except to permitted transferees, for a time period ending on the date that is the earlier of (A) 180 days following the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their public shares for cash, securities or other property.

Private Units

The purchasers of the private units have agreed not to transfer any ownership interest in, except to permitted transferees, their private units until 30 days following the completion of the initial business combination. The holders of the private units have also been granted certain registration rights as described elsewhere in this prospectus. Otherwise, the private units have terms and provisions that are identical to the units sold in this offering.

Rights

Public Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-seventh (1/7) of one ordinary share upon consummation of our initial business combination, even if the holder of a public right converted all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our Post-offering Memorandum and Articles of Association with respect to our pre-initial business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-seventh (1/7) of one ordinary share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination. The ordinary shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same consideration per ordinary share into which the rights may be converted as the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

We will not issue fractional ordinary shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with Cayman Islands law. As a result, you must hold rights in multiples of seven in order to receive ordinary shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of at least a majority of the then outstanding rights in order to make any change that adversely affects the interests of the holders of the rights. Additionally, our rights agreement contains an exclusive forum provision such that any action, proceeding or claim against us or our rights agent arising out of or relating in any way to the rights agreement can only be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York.

Private Rights

The private rights have terms and provisions that are identical to those of the rights being sold as part of the units in this offering.

The private rights (including the ordinary shares issuable upon conversion of the rights) will not be transferable, assignable, or salable until 30 days after the completion of our initial business combination (except as described herein).

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

If we increase the size of the offering, we will effect a share dividend, or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 26% of our issued and outstanding shares upon the consummation of this offering (excluding the private shares and any shares purchased in this offering). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Post-offering Memorandum and Articles of Association

Our Post-offering Memorandum and Articles of Association to be adopted with effect from the effectiveness of this registration statement will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution of the Company. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of our shareholders. Other than in certain exception as described below, our Post-offering Memorandum and Articles of Association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders. Our Sponsor, who will beneficially own approximately 26% of our ordinary shares upon the consummation of this offering (excluding the private shares and assuming it does not purchase any units in this offering), will participate in any vote to amend our Post-offering Memorandum and Articles of Association and/or trust agreement and will have the discretion to vote as it deems appropriate. Specifically, our Post-offering Memorandum and Articles of Association provides, among other things, that:

●	If we are unable to complete our initial business combination within 18 months from the consummation of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

●	Prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

●	Although we do not intend to enter into an initial business combination with a target business that is affiliated with our Sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our shareholders from a financial point of view;

●	If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above;

●	So long as we obtain and maintain a listing for our securities on Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest income earned on the trust account) at the time of the agreement to enter into the initial business combination;

●	If our shareholders approve an amendment to our Post-offering Memorandum and Articles of Association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the consummation of this offering, or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares; and

●	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

Authorized But Unissued Shares

After consummation of our initial public offering, any authorized but unissued ordinary shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, or employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Certain Anti-Takeover Provisions of our Post-offering Memorandum and Articles of Association

Our Post-offering Memorandum and Articles of Association will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering policies and procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed identification and verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution;

(b)	the subscriber is regulated by a recognized overseas regulatory authority and where such authority is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized overseas regulatory authority and where such authority is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, recognized overseas regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for identification and verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”).

Privacy Notice

Introduction

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Post-offering Memorandum and Articles of Association provides for indemnification of our directors and officers to the maximum extent permitted by law, (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Post-offering Memorandum and Articles of Association. Our Post-offering Memorandum and Articles of Association also will permit us to secure insurance on behalf of any officer, director, or employee for any liability arising out of his or her actions. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement, or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Registrar

The registrar for our securities is Continental Stock Transfer & Trust Company.

Our Transfer Agent and Rights Agent

The transfer agent for our ordinary shares and rights agent for our rights is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and rights agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of our Securities

We have or will imminently apply to have our public units, public shares, and public rights listed on Nasdaq under the symbols “QUMSU,” “QUMS,” and “QUMSR.” If approved for listing, we anticipate that our units will be listed on Nasdaq on or promptly after the effectiveness of the registration statement of which this prospectus forms a part. Following the date that the public shares and public rights are eligible to trade separately, we anticipate that the public shares and public rights will be listed separately, and, for those not separated, as a public unit on Nasdaq.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a two-thirds of the votes of shareholders, who, being entitled to do so, attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the votes at a general meeting of a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation. Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted. Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company, and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides certain limited appraisal rights for dissenting shareholders to be paid a payment of the fair value of his or her shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offer or may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion, or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

China

There may be difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us based on foreign laws. Some of our director nominees, Wei (Victor) Zhang and Qi Gong currently reside in the United States but are Chinese citizens. None of our other director nominees disclosed in “Management” is located in China. As a result, it may be difficult to effect service of process upon these officers and directors who reside outside of the United States.

Even with the proposed service of process, it may also be difficult to enforce judgments obtained in United States. courts based on the civil liability provisions of the U.S. federal securities laws against the officers and directors. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against the officers and directors predicated upon the civil liability provisions of the securities laws of the United States or any state. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment by us against the officers or directors or the future combined company if they decide that the There may be difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us based on foreign laws. As a result, it may be difficult to effect service of process upon these officers and directors who reside outside of the United States.

Furthermore, there would be added costs and issues with bringing an original action in foreign courts against the combined company or the officers and directors to enforce liabilities based upon the U.S. Federal securities laws, and they still may be fruitless.

There is no PRC legal counsel retained for purpose of this offering and consequently the company did not rely on the advice of counsel. The above discussion is based on our management’s understanding of the current PRC laws, rules, regulations and local market practices and we cannot assure you that our management’s understanding is correct. If we begin our business combination process with a China-based target, we expect to retain a PRC legal counsel who will advise us and provide its opinion of counsel relating to the enforceability of civil liabilities and we cannot assure you that the PRC legal counsel will reach the same conclusion as our management’s assessment above.

Cayman Islands

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Ogier, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state, and (ii) entertain original actions brought in each respective jurisdictions against us or our directors and officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize such foreign money judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that (i) the court issuing the judgment is of competent jurisdiction; (ii) the judgment is final and conclusive and for a liquidated sum, (iii) the judgment given was not in respect of taxes or a fine or penalty or similar fiscal or revenue obligation of the company; (iv) in obtaining the judgment there was no fraud on part of the person in whose favor judgment was given or on part of the court; (v) recognition or enforcement of the judgment would not be contrary to public policy in the Cayman Islands; and (vi) the proceeding pursuant to which judgment was obtained were not contrary to natural justice. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the Company, for liabilities of the Company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may not issue negotiable or bearer shares, but may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	An exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited Liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of such shares. However, an instrument of transfer in respect of our shares, is stampable if executed in or brought into the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Income Tax Considerations

The following discussion summarizes certain Cayman Islands and U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units, ordinary shares and rights is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and rights, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The Company is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, has received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act

(As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Quantumsphere Acquisition Corporation (“the Company”).

1.	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	on or in respect of the shares, debentures or other obligations of the Company;

OR

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

3.	These concessions shall be for a period of 30 years from 12 May 2025.

United States Federal Income Taxation

General

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as capital assets within the meaning of Section 1221(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion assumes that the ordinary shares and rights will trade separately and that any distributions made (or deemed made) by us on the ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances or that is subject to special rules under the U.S. federal income tax laws, including, but not limited to:

●	our Sponsor, officers, directors or other holders of our founder shares or private placement securities;

●	banks and other financial institutions or financial services entities;

●	broker-dealers;

●	mutual funds;

●	retirement plans, individual retirement accounts or other tax-deferred accounts;

●	taxpayers that are subject to the mark-to-market tax accounting rules;

●	tax-exempt entities;

●	S-corporations, partnerships or other flow-through entities and investors therein;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	qualified foreign pension funds;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our voting shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

●	persons subject to the alternative minimum tax;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon current provisions of the Code, applicable U.S. Treasury regulations promulgated under the Code (“Treasury Regulations”), judicial decisions and administrative rulings of the IRS, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly on a retroactive basis. Any such differing interpretations or change could alter the U.S. federal income tax consequences discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, ordinary shares and rights that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under Treasury Regulations to be treated as a United States person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities (including branches) or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner or a partnership holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS. EACH PROSPECTIVE INVESTOR IN OUR UNITS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-UNITED STATES TAX LAWS.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (a “PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our Sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of our ordinary shares and rights, with each whole right exchangeable to acquire our ordinary share, and we intend to treat the acquisition of a unit in this manner. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit among the ordinary shares and rights based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each ordinary share and right should constitute the holder’s initial tax basis in such share and right, respectively. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the one ordinary share and one right comprising the unit, and the amount realized on the disposition should be allocated among one ordinary share and one right based on their respective relative fair market values at the time of disposition. Neither the separation of the ordinary shares and rights constituting a unit nor the combination of fractions of rights into a single right should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the ordinary shares and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our ordinary share, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our ordinary share. Any remaining excess will be treated as gain realized on the sale or other disposition of the ordinary shares and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Ordinary Shares and Rights” below.

Dividends we pay to a corporate U.S. Holder generally will qualify for the dividends received deduction if certain holding period requirements are met. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally be taxed as qualified dividend income at the preferential tax rate for long-term capital gains. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not met, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Ordinary Shares and Rights

A U.S. Holder generally will recognize capital gain or loss on a sale or other taxable disposition of our ordinary shares or rights (including on our dissolution and liquidation if we do not complete an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares or rights exceeds one year. Long-term capital gains recognized by a non-corporate U.S. Holder are currently eligible to be taxed preferential rates. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the ordinary shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if our ordinary shares or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or rights based upon the then relative fair market values of the ordinary shares and the rights included in the units) and (ii) the U.S. Holder’s adjusted tax basis in our ordinary shares or rights so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares and rights generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to our ordinary shares or right, as described above under “Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of our ordinary shares, by any prior distributions treated as a return of capital. See “U.S. Holders — Acquisition of ordinary shares Pursuant to the Rights” below for a discussion regarding a U.S. Holder’s tax basis of our ordinary shares acquired pursuant to the rights.

Redemption of Our ordinary share

In the event that a U.S. Holder’s Ordinary Shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (each referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale or exchange of the ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the ordinary shares under the tests described below, the U.S. Holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Ordinary Shares and Rights” above. If the redemption does not qualify as a sale or exchange of the ordinary share, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions.” Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of our ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a corporate distribution) if, within the meaning of Section 302 of the Code, such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only shares of our stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exchange of the rights. In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of our stock. The redemption of the ordinary shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly-held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its rights or possibly in other stock constructively owned by it.

Acquisition of ordinary shares Pursuant to Rights

The treatment of the rights to acquire ordinary shares is uncertain. The rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the rights would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued.

The tax consequences of an acquisition of our ordinary shares pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of ordinary shares pursuant to rights and the consequences of any initial business combination.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “startup year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us will not be known until after the close of our current taxable year and, perhaps, until after the close of the first two taxable years following our current taxable year. Further, after the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Securities and, in the case of our ordinary share, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary share, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or rights and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary share).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or rights;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares (but possibly not our rights) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. In the alternative, a U.S. Holder may avoid the PFIC tax consequences described above by making a “mark-to-market” election. The QEF election and mark-to-market election are described further below.

The treatment of the rights to acquire our ordinary shares is unclear. For example, the rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the rights would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued, that would reach different conclusions regarding the tax treatment of the rights under the PFIC rules. In any case, depending on which characterization is successfully applied to the rights, different PFIC consequences may result for U.S. Holders of the rights. It is also possible that a U.S. Holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any initial business combination.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary share, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our ordinary shares for such a taxable year.

If we are a PFIC and our ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted basis in its ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income. Currently, a mark-to-market election possibly may not be made with respect to our rights.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which we intend to list the ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares or rights should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our ordinary shares and rights.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, ordinary shares or rights that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).

Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The treatment of the rights to acquire ordinary shares is uncertain. The rights may be viewed as a forward contract, derivative security or similar interest in our company, and thus the holder of the rights would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued. The tax consequences of an acquisition of our ordinary shares pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of ordinary shares pursuant to rights and the consequences of any initial business combination.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to our ordinary shares and proceeds from the sale, exchange or redemption of ordinary shares or rights may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to payments made to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Payments made to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder provides certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld by timely filing the appropriate claim for refund with the IRS and furnishing any required information. All holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30% in certain circumstances on payments of dividends (including constructive dividends) and, subject to the proposed Treasury Regulations discussed below, on proceeds from sales or other disposition of our securities paid to “foreign financial institutions” (which is broadly defined for this purpose and includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Similarly, dividends and, subject to the proposed Treasury Regulations discussed below, proceeds from sales or other disposition in respect of our units held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. The U.S. Department of the Treasury has proposed regulations which eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. Withholding agents may rely on the proposed Treasury Regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible effects of FATCA on their investment in our securities.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES AND RIGHTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

Shares Eligible for Future Sale

Immediately after the consummation of this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 8,315,000 (or 9,536,750 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the 6,000,000 public shares (or 6,900,000 if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

The founder shares and private shares are subject to transfer restrictions as set forth elsewhere in this prospectus. The founder shares and private units (and underlying securities) will be subject to registration rights as more fully described below under “— Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 18 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●

1% of the total number of ordinary shares, then outstanding, which will equal 83,150 ordinary shares immediately after this offering (or 95,368 ordinary shares if the underwriters exercise their over-allotment option in full); or

●	the average weekly reported trading volume of ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 18 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our insiders will be able to sell their founder shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our founder shares issued and outstanding on the date of this prospectus, the holders of the private units, and any units our insiders or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effectiveness of the registration statement of which this prospectus forms a part, requiring us to register such securities for resale. The holders of a majority of these securities are entitled to make demands that we register such securities. Both the holders of the founder shares and the holders of the private units as well as shares issued in payment of working capital loans made to us, if applicable, will have the ability to elect to exercise these registration rights at any time after we consummate the initial business combination. In addition, the holders will have certain “piggyback” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will pay the expenses incurred in connection with the filing of any such registration statements.

Underwriting

We intend to offer our securities described in this prospectus through the underwriters named below. SAP is acting as the sole book-running manager in this offering and as the representative of the underwriters. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below have agreed to purchase, and we have agreed to sell to the underwriters, the following number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
SPAC Advisory Partners, a division of Kingswood Capital LLC	5,950,000
B. Riley Securities, Inc.	50,000
Total	6,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below. The underwriting agreement provides that following the completion of this offering, the obligations of the underwriters with respect to this offering will be deemed satisfied and the underwriters are not bound by any commitment or obligation to offer or sell to the public any of our securities or of any target business in an initial business combination or otherwise solicit holders of our securities or any target business in an initial business combination to approve the business combination.

The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $       per unit. The underwriters and the selling group members may allow a discount of $       per unit on sales to other broker/dealers. After the initial public offering, the underwriters may change the public offering price and concession and discount to broker/dealers.

A copy of the form of underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of our Securities

We expect our public units, public shares and public rights to be listed on Nasdaq under the symbols “QUMSU,” “QUMS,” and “QUMSR,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effectiveness of the registration statement of which this prospectus forms a part. Following the date the public shares and public rights are eligible to trade separately, we anticipate that the public shares and public rights will be listed separately and as a public unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq or that they will continue to be listed on Nasdaq after this offering.

Pricing of this Offering

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus.

Prior to this offering there has been no public market for our securities. The public offering price of the units was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units include:

●	the history of other similarly structured blank check companies;

●	prior offerings of those companies;

●	our prospects for consummating our initial business combination with an operating business at attractive values;

●	our capital structure;

●	securities exchange listing requirements;

●	market demand;

●	expected liquidity of our securities; and

●	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted the underwriters an option to buy up to 900,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the consummation of this offering to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Discounts

The following table shows the public offering price and underwriting discounts to be paid by us to the underwriters as well as the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Discount(1)	$0.075	$450,000	$517,500
Proceeds before expenses	$9.925	$59,550,000	$68,482,500

(1)	In addition, SAP will be entitled to a deferred fee of 4.0% of the gross proceeds of the Proposed Public Offering, or $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full), which will be paid upon the closing of a Business Combination solely from amounts remaining in the Trust Account following all properly submitted shareholder redemption in connection with the consummation of the initial Business Combination and such deferred fee shall be capped at such amount so remaining in the Trust Account.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $1.7 million. We have agreed to pay for (i) fees and disbursements of the representative’s counsel (not to exceed $40,000) incurred in registering the offering with FINRA and (ii) the cost of background checks from an investigative search firm of the representative’s choice to conduct investigations of our principals (not to exceed $20,000).

No discounts or commissions will be paid on the sale of the private units.

Right of First Refusal

We have granted SAP a right of first refusal for a period commencing from the consummation of this offering until the earlier of (i) 10 months after the consummation of our initial business combination (or the liquidation of the trust account in the event that we fail to consummate our initial business combination within the prescribed time period) or (ii) 36 months after the consummation of this offering in accordance with FINRA Rule 5110(g)(6)(A) to act as lead financial advisor, capital markets advisor, underwriter and/or private placement agent in connection with any initial business combination or in connection with any financing that occurs between the closing of the IPO and the date that is the earlier of (i) 10 months after the closing of the initial business combination or (ii) 36 months after the consummation of this offering.

Additionally, we have committed to utilize SAP as the sole underwriter for the offering for the next initial public offering as a SPAC that involves the sponsor or any member of the management team or board of directors of the sponsor or of the Company that occurs within 36 months after the consummation of this offering in accordance with FINRA Rule 5110(g)(6)(A).

Regulatory Restrictions on Purchase of Securities. In connection with the offering, the underwriters may purchase and sell units in the open market. The underwriters have advised us that, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, they may engage in short sale transactions, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our units at a level above that which might otherwise prevail in the open market.

●	Short sales involve secondary market sales by the underwriters of a greater number of units than it is required to purchase in the offering.

●	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

●	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

●	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

●	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our public shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Other Terms

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 60 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us or our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

●	where required by law, that the purchaser is purchasing as principal and not as agent;

●	the purchaser has reviewed the text above under Resale Restrictions; and

●	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

A majority of our officers and directors as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 18 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in China

This prospectus will not be circulated or distributed in the PRC and units will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

●	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

Notice to Prospective Investors in the Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our shares.

●	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or

●	where the transfer is by operation of law.

Legal Matters

Celine and Partners, P.L.L.C., New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act of 1933 and as such, will pass upon the validity of the securities offered in this prospectus with respect to the units and the rights. Ogier, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Holland & Knight LLP, Houston, Texas is acting as counsel to the underwriters.

Experts

The balance sheet of Quantumsphere Acquisition Corporation as of March 31, 2025 and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 23, 2024 (inception) through March 31, 2025 appearing in this prospectus have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Quantumsphere Acquisition Corporation to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed with the U.S. Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the units we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our shares, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements, or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements, or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly, and current event reports, proxy statements, and other information with the U.S. Securities and Exchange Commission. You can read our U.S. Securities and Exchange Commission filings, including the registration statement, online at www.sec.gov.

QUANTUMSPHERE ACQUISITION CORPORATION

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Quantumsphere Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Quantumsphere Acquisition Corporation (the “Company”) as of March 31, 2025, the related statements of operations, shareholders’ equity and cash flows for the period from July 23, 2024 (inception) through March 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and the results of its operations and its cash flows for the period from July 23, 2024 (inception) through March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company is a Special Purpose Acquisition Company that was formed for the purpose of completing a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses within an expected period of eighteen months from the date of a successful completed proposed initial public offering. The Company lacks the capital resources it needs to fund its operations for a reasonable period of time, which is generally considered to be one year from the issuance of the financial statements. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We have served as the Company’s auditor since 2025.

Morristown, NJ

May 30, 2025, except for the Note 10, as to which the date is July 10, 2025

QUANTUMSPHERE ACQUISITION CORPORATION

BALANCE SHEET

March 31, 2025
ASSETS
Current Assets
Cash	$64,357
Other receivable	3,062
Prepaid expenses	50,000
Total Current Assets	117,419

Deferred offering costs	131,563
Total Assets	$248,982

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accrued offering costs	$40,000
Promissory note – related party	200,000
Total Current Liabilities	240,000

Commitments and Contingencies (Note 6)

Shareholder’s Equity
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 2,415,000 shares issued and outstanding(1)	241
Additional paid-in capital	24,759
Accumulated deficit	(16,018)
Total Shareholder’s Equity	8,982
Total Liabilities and Shareholder’s Equity	$248,982

(1)	Includes an aggregate of up to 315,000 shares of ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE ACQUISITION CORPORATION
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 23, 2024 (INCEPTION) THROUGH MARCH 31, 2025

Formation and operating costs	$17,639
Loss from Operations	(17,639)

Other income:
Interest income	1,621
Net loss	$(16,018)

Basic and diluted weighted average shares outstanding(1)	2,100,000

Basic and diluted net loss per ordinary share	$(0.01)

(1)	Retroactively restated to the date of inception; excludes an aggregate of up to 315,000 shares of ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE ACQUISITION CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM JULY 23, 2024 (INCEPTION) THROUGH MARCH 31, 2025

			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance – July 23, 2024 (Inception)	-	$-	$-	$-	$-
Founder shares issued to the Sponsor(1)	2,415,000	241	24,759	-	25,000
Net loss	-	-	-	(16,018)	(16,018)
Balance – March 31, 2025	2,415,000	$241	$24,759	$(16,018)	$8,982

(1)	Retroactively restated to the date of inception; includes an aggregate of up to 315,000 shares of ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE ACQUISITION CORPORATION
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 23, 2024 (INCEPTION) THROUGH MARCH 31, 2025

Cash Flows from Operating Activities:
Net loss	$(16,018)
Changes in operating assets and liabilities:
Prepaid expenses	(50,000)
Other receivable	(3,062)
Net cash used in operating activities	(69,080)

Cash Flows from Financing Activities:
Proceeds from issuance of ordinary shares to Sponsor	25,000
Proceeds from issuance of promissory note to related party	200,000
Payment of offering costs	(91,563)
Net cash provided by financing activities	133,437

Net Change in Cash	64,357
Cash – beginning of the period	-
Cash – end of the period	$64,357

Non-cash investing and financing disclosure:
Deferred offering costs included in accrued offering costs	$40,000

The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Quantumsphere Acquisition Corporation (the “Company”) is a newly organized blank check company incorporated under the laws of the Cayman Islands with limited liability on July 23, 2024. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2025, the Company had not commenced any operations. All activities through March 31, 2025 are related to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which are described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected March 31 as its fiscal year end.

The Company’s sponsor is Whiteowl Holdings LLC (the “Sponsor”), a Delaware limited liability company. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 6,000,000 units (the “Units” and, with respect to the shares of Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 6,900,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 215,000 units (or 221,750 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering (see Note 4).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Units, net of the underwriters’ fees and expenses described herein and other accountable expenses, will be placed in the Trust Fund and will be invested only in U.S. government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and which invest solely in U.S. Treasuries. The Trust Fund will be deposited into a trust account (“Trust Account”) in the U.S. to be released only in the event of either: (i) the consummation of a Business Combination or (ii) the Company’s failure to complete a Business Combination within the applicable period of time.

The Company will provide its holders of the outstanding Public Shares (the “Public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per public share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

QUANTUMSPHERE ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

If the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Post-offering Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as defined in Note 5) (the “Initial Shareholders”) and the underwriters have agreed (a) to vote their Founder Shares, Private Shares (as defined in Note 4), and any Public Shares purchased during or after the Proposed Public Offering (other than Public Shares purchased outside of a redemption offer which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto) in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a shareholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Post-offering Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Initial Shareholders have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Shares, and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the Post-offering Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have 18 months from the consummation of this offering to consummate its initial business combination (“Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the other Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares, and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or the other Initial Shareholders acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

QUANTUMSPHERE ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per public share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

Going Concern Consideration

As of March 31, 2025, the Company had $64,357 in cash and a working capital deficit of $122,581. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. On March 9, 2025, the Sponsor agreed to loan the Company an amount of $200,000 as discussed in Note 5 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

QUANTUMSPHERE ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Use of Estimates

In preparing these financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $64,357 in cash and none in cash equivalents as of March 31, 2025.

Deferred Offering Costs

The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

QUANTUMSPHERE ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of shares of ordinary shares outstanding during the period, excluding shares of ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 315,000 shares of ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Notes 5). As of March 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriter’s over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

QUANTUMSPHERE ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Rights Accounting

The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the right’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own ordinary shares and whether the right holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of right issuance and as of each subsequent quarterly period end date while the rights are outstanding.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and free-standing instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. ASU No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU No. 2023-07 as of March 31, 2025.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-09 as of March 31, 2025 and there were no significant impact.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 6,000,000 Units (or 6,900,000 Units if the over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit consists of one ordinary share and one right (“Public Right”). Each Public Right will convert into one-seventh (1/7) of one ordinary share upon the consummation of a Business Combination.

QUANTUMSPHERE ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 4 — Private Placement

The Sponsor has agreed to purchase an aggregate of 215,000 Private Units (or 221,750 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit for an aggregate purchase price of $2,150,000, or $2,217,500, if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit will consist of one ordinary share (“Private Share”) and one right (“Private Right”). Each Private Right will convert into one-seventh (1/7) of one ordinary share upon the consummation of a Business Combination. The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless. Private Placement Units and all underlying securities will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

Note 5 — Related Party Transactions

Founder Shares

Upon the Company’s initial capitalization, the Sponsor subscribed for 2,875,000 ordinary shares of the Company. On March 9, 2025, the Company entered into a subscription agreement with the Sponsor for the purchase of 2,415,000 ordinary shares for an aggregated consideration of $25,000, or approximately $0.0104 per ordinary share. As a result, the Sponsor surrendered 460,000 ordinary shares for no consideration to the Company for the cancellation on May 6, 2025 and holds the balance of 2,415,000 ordinary shares.

As of March 31, 2025, there were 2,415,000 Founder Shares issued and outstanding, among which, up to 315,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full, so that the Sponsor will beneficially own 25% of the Company’s issued and outstanding shares after the Proposed Public Offering (not including the shares to be issued to the underwriter upon the consummation of the Proposed Public Offering or the shares underlying the private placement units and assuming the it does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Units).

The Initial Shareholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Founder Shares for a time period ending on the date that is the earlier of (A) six months after the completion of the Company’s initial business combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after its initial business combination that results in all of the public shareholders having the right to exchange their shares of ordinary shares for cash, securities or other property. The Initial Shareholders also agree not to transfer any ownership interest in, except to permitted transferees, their private placement until at least 30 days following the completion of the business combination.

Promissory Note — Related Party

On March 9, 2025, the Sponsor agreed to loan the Company up to an aggregate amount of $200,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering (the “Promissory Note”). As of March 31, 2025, $200,000 was outstanding under the Promissory Note. The Promissory Note is unsecured, interest-free and due on the date on which the Company closes the Proposed Public Offering.

Administrative Services Agreement

The Company will enter into an Administrative Services Agreement with the Sponsor, pursuant to which, commencing on the effective date of the registration statement of the initial public offering through the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation, the Company shall pay the Sponsor a total of $15,000 per month for office space and administrative and support services.

QUANTUMSPHERE ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments and Contingencies

Risks and Uncertainties

Various social and political circumstances in the U.S. and around the world (including rising trade tensions between the U.S. and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries), may contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide.

As a result of these circumstances and the ongoing Russia/Ukraine, Hamas/Israel conflicts and/or other future global conflicts, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and potential future sanctions on the world economy and the specific impact on the Company’s financial position, results of operations or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares issued and outstanding as of March 31, 2025, as well as the holders of the private units and any shares of the Company’s insiders, officers, directors or their affiliates may be issued in payment of working capital loans and extension loans made to the Company (and any shares of ordinary shares issuable upon conversion of the underlying the private rights), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of a majority of these securities are entitled to make demands that the Company register such securities. Both the holders of the Founder Shares and the holders of the private units as well as shares issued in payment of working capital loans made to the Company, if applicable, will have the ability to elect to exercise these registration rights at any time after the consummation of an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company has granted SPAC Advisory Partners (“SAP”), the representative of the underwriters, a 45-day option from the date of this prospectus to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 0.75% of the gross proceeds of the Proposed Public Offering, or $450,000 (or $517,500 if the over-allotment option is exercised in full). In addition, SAP will be entitled to a deferred fee of 4.0% of the gross proceeds of the Proposed Public Offering, or $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full), which will be paid upon the closing of a Business Combination solely from amounts remaining in the Trust Account following all properly submitted shareholder redemption in connection with the consummation of the initial Business Combination and such deferred fee shall be capped at such amount so remaining in the Trust Account.

QUANTUMSPHERE ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments and Contingencies (cont.)

Right of First Refusal

The Company has granted SAP a right of first refusal for a period commencing from the consummation of the Proposed Public Offering until the earlier of (i) 10 months after the consummation of the initial business combination (or the liquidation of the Trust Account in the event that the Company fails to consummate its initial business combination within the prescribed time period) or (ii) 36 months after the consummation of the Proposed Public Offering in accordance with FINRA Rule 5110(g)(6)(A) to act as lead financial advisor, capital markets advisor, underwriter and/or private placement agent in connection with any initial business combination or in connection with any financing that occurs between the closing of the IPO and the date that is the earlier of (i) 10 months after the closing of the initial business combination or (ii) 36 months after the consummation of the Proposed Public Offering.

Note 7 — Shareholder’s Equity

Ordinary shares — The Company’s Post-offering Memorandum and Articles of Association to be adopted with effect from the effectiveness of this prospectus will be authorized to issue up to 500,000,000 ordinary shares, par value $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share held on all matters to be voted on by the shareholders, except as required by law. Upon the Company’s initial capitalization, the Sponsor subscribed for 2,875,000 ordinary shares of the Company. On March 9, 2025, the Company entered into a subscription agreement with the Sponsor for the purchase of 2,415,000 ordinary shares for an aggregated consideration of $25,000, or approximately $0.0104 per ordinary share. As a result, the Sponsor surrendered 460,000 ordinary shares for no consideration to the Company for the cancellation on May 6, 2025 and holds the balance of 2,415,000 ordinary shares.

At March 31, 2025, there were 2,415,000 ordinary shares issued and outstanding which were retroactively restated to reflect the additional share purchase by the Sponsor, of which an aggregate of up to 315,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that the Sponsor will own 26% of the issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any public units in the Proposed Public Offering and excluding the Private Shares underlying the Private Units).

Rights — Each holder of a right will receive one-seventh (1/7) of one ordinary shares upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per ordinary share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis and each holder of a right will be required to affirmatively covert its rights in order to receive one share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of ordinary shares underlying the rights.

QUANTUMSPHERE ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 8 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance. The Company has adopted the guidance in ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, in the accompanying financial statements.

The Company’s chief operating decision maker has been identified as the Chairman, Chief Executive Officer and Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment. The Company’s CODM does not review assets by segment in his evaluation and therefore assets by segment are not disclosed below.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Period from July 23, 2024 (inception) to March 31, 2025
Formation and operating costs	$17,639

The key measure of segment profit or loss reviewed by our CODM is formation and operating costs. Formation and operating costs include accounting expenses, printing expenses, and regulatory filing fees, none of which are deemed to be significant segment expenses, and are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and up to May 30, 2025, the date that the financial statements were issued. Based on the review, management identified the following subsequent event that would have required adjustment or disclosure in the financial statements.

On May 1, 2025, the Company’s shareholders approved, through a special resolution, to amend its Memorandum and Articles of Association to change its fiscal year end from July 31 to March 31. This amendment was filed with the Cayman Islands Registrar of Companies on May 12, 2025, and became effective on May 20, 2025.

Note 10 — Additional Subsequent Events

In July 2025, the Company modified the following key terms of the Proposed Public Offering to:

1)	Decrease the amount per unit sold in the Proposed Public Offering which will be placed in the Trust Fund from $10.05 to $10.00 per unit; and

2)	Decrease the number of Private Placement Units to be purchased by the Sponsor from 245,000 units (or 256,250 units if the underwriters’ over-allotment option is exercised in full) to 215,000 units (or 221,750 units if the over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,150,000 (or $2,217,500 if the over-allotment option is exercised in full).

$60,000,000

Quantumsphere Acquisition Corporation

6,000,000 Units

PROSPECTUS

Sole Book-Running Manager

SPAC Advisory Partners

[●], 2025

Until __________, 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

Legal fees and expenses	$375,000
Nasdaq listing fee	$80,000
Printing and engraving expenses	$30,000
Accounting fees and expenses	$60,000
SEC & FINRA registration fees	$23,005
Expense Advancement to SAP	$40,000
Miscellaneous expenses(1)	$71,995
Total	$680,000

(1)	These amounts represent additional expenses that may be incurred by the company in connection with the offering and over and above those specifically listed above, including distribution and mailing costs etc.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Post-offering Memorandum and Articles of Association provides for indemnification of our officers and directors to the maximum extent permitted by law, (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the other hand, and us, on the other. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our Post-offering Memorandum and Articles of Association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Upon our initial capitalization, the Sponsor subscribed for 2,875,000 ordinary shares of the Company. On March 9, 2025, our Sponsor entered into a subscription agreement with us for the purchase of 2,415,000 ordinary shares, known as the founder shares (315,000 of which are subject to forfeiture) for an aggregate purchase price of $25,000. As a result, our Sponsor surrendered 460,000 ordinary shares for no consideration to us for cancellation on May 6, 2025 and holds the balance of 2,415,000 ordinary shares. The per ordinary share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. The number of founder shares issued was determined based on the expectation that our insiders would own approximately 26% of the outstanding shares after this offering. Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1**	Second Amended and Restated Memorandum and Articles of Association
3.2	Form of the Post-offering Memorandum and Articles of Association, to be adopted by the Company with effect from the effective date of the registration statement
4.1**	Specimen Unit Certificate
4.2**	Specimen Ordinary Shares Certificate
4.3**	Specimen Rights Certificate
4.4**	Rights Agreement by and between Continental Stock Transfer & Trust Company and the Registrant
5.1**	Opinion of Celine and Partners, P.L.L.C.
5.2**	Opinion of Ogier
10.1**	Form of Letter Agreement among the Registrant and the Sponsor, Officers, and Directors
10.2**	Investment Management Trust Agreement by and between Continental Stock Transfer & Trust Company and the Registrant
10.3**	Registration Rights Agreement by and between the Registrant and Insiders
10.4**	Form of Indemnity Agreement
10.5**	Subscription Agreement between the Registrant and Whiteowl Holdings LLC
10.6**	Form of Private Placement Units Purchase Agreement between Registrant and the Sponsor
10.7**	Administrative Services Agreement
10.8**	Form of Share Escrow Agreement Among the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders
10.9**	Promissory Note
14.1**	Code of Ethics
23.1**	Consent of Celine and Partners, P.L.L.C. (included in Exhibit 5.1)
23.2**	Consent of Ogier (included in Exhibit 5.2)
23.3	Consent of CBIZ CPAs P.C.
24	Power of Attorney (included on the signature page of the original filing hereof)
99.1**	Audit Committee Charter
99.2**	Compensation Committee Charter
99.3**	Form of Clawback Policy
99.4**	Consent of Daniel M. McCabe
99.5**	Consent of Wei(Victor) Zhang
99.6**	Consent of Qi Gong
107**	Filing Fee Table

**	Previously Filed.

Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in NEW YORK, State of NEW YORK, on the 29th day of July, 2025.

Quantumsphere Acquisition Corporation

By:	/s/ Ping Zhang
Name:	Ping Zhang
Title:	Chief Executive Officer and Chairman
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Ping Zhang his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ping Zhang	Chief Executive Officer and Chairman	July 29, 2025
Mr. Ping Zhang	(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, on July 29, 2025.

Authorized U.S. Representative

By:	/s/ Ping Zhang
	Name:	Ping Zhang
	Title:	Chief Executive Officer and Chairman
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)